UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Enhabit, Inc.

(Name of Registrant as Specified in its Charter)

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Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

April 14, 2026

Dear Enhabit Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Enhabit, Inc., a Delaware corporation (“Enhabit,” the “Company,” “we,” “us” or “our”), to be held virtually on May 12, 2026 at 8:00 a.m., Central Time (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 22, 2026, by and among Enhabit, Anchor Parent, LLC, a Delaware limited liability company (“Parent”), and Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Enhabit, with Enhabit surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of funds advised by Kinderhook Industries, LLC (“Kinderhook”) (or an affiliate thereof). Kinderhook is a leading private investment firm focused on middle market businesses in the healthcare services, environmental & industrial services, and light manufacturing & automotive sectors.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). Enhabit has outstanding shares of common stock, par value of $0.01 per share (“Common Stock”), with each holder of Common Stock entitled to one vote per share. Approval of the Merger Proposal requires the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on April 13, 2026 (the “Record Date”).

At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Compensation Proposal and present or represented by proxy at the Special Meeting.

Additionally, at the Special Meeting, you will be asked to consider and vote on a proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Adjournment Proposal and present or represented by proxy at the Special Meeting.

If the Merger is consummated, you will be entitled to receive $13.80 in cash, without interest, for each share of Common Stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). The merger consideration per share of Common Stock represents a premium of approximately 33.8% to the 60-day volume weighted average share price of the Common Stock on the New York Stock Exchange (“NYSE”) for the period ended February 20, 2026 (the last full trading day prior to the announcement of the transaction). On April 13, 2026, the last practicable day before the printing of this proxy statement, the closing price of the Common Stock on NYSE was $13.98 per share.

The Board of Directors of Enhabit (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that it is in the best interests of Enhabit and our stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and directed that such matter be submitted to our stockholders for consideration at the Special Meeting. The Board unanimously recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Enhabit from documents we file with the U.S. Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. Only your last-dated proxy will be counted, and any proxy may be revoked prior to its exercise at the Special Meeting. If you attend and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date.

If you have questions or need assistance voting your shares, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

We encourage you to join us in voting to approve the Merger that our management team and the Board view as highly beneficial to our stockholders.

Sincerely,

Jeffrey W. Bolton
Chairman of the Board

The Merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

The accompanying proxy statement is dated April 14, 2026 and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about April 14, 2026.

Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON MAY 12, 2026

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Enhabit, Inc., a Delaware corporation (“Enhabit,” the “Company,” “we,” “us” or “our”), will be held virtually via live webcast on May 12, 2026 at 8:00 a.m., Central Time (including any adjournments or postponements thereof, the “Special Meeting”). To attend the Special Meeting, you must register in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. The Special Meeting is being held for the following purposes:

1.

to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 22, 2026, by and among Enhabit, Anchor Parent, LLC, a Delaware limited liability company (“Parent”), and Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Enhabit, with Enhabit surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

2.

to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger; and

3.

to consider and vote on a proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

Only stockholders of record as of the close of business on April 13, 2026 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

The Board unanimously recommends that you vote:

1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);

2.

“FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger; and

3.

“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their issued and outstanding shares as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Enhabit before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

Dylan C. Black
General Counsel and
Secretary

April 14, 2026

YOUR VOTE IS VERY IMPORTANT!

Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, by Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. You may revoke your proxy or change your vote before it is voted at the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If your shares are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee and do not have a 12-digit control number, you must obtain a “legal proxy” in order to vote virtually or by proxy at the Special Meeting.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your shares, please contact our proxy solicitor by using the contact information provided below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

-i-

(continued)

ANNEXES

-ii-

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders (the “Special Meeting”) of Enhabit, Inc. The Special Meeting will be held virtually on May 12, 2026 at 8:00 a.m., Central Time. Stockholders will be able to attend the Special Meeting by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” means virtually present at the Special Meeting. We are furnishing this proxy statement to stockholders as part of the solicitation of proxies by the board of directors of Enhabit, Inc. (the “Board”) for use at the Special Meeting and at any adjournments or postponements thereof. This proxy statement is dated April 14, 2026 and is first being mailed to our stockholders on or about April 14, 2026.

Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Enhabit,” “we,” “our,” “us,” the “Company” and similar words in this proxy statement refer to Enhabit, Inc. Throughout this proxy statement, we refer to Anchor Parent, LLC as “Parent” and Anchor Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to: (i) the Agreement and Plan of Merger, dated as of February 22, 2026, as it may be amended from time to time, by and among Parent, Merger Sub and Enhabit as the “Merger Agreement”; (ii) the merger of Merger Sub with and into Enhabit, with Enhabit surviving as a wholly owned subsidiary of Parent as the “Merger”; (iii) each share of common stock, par value $0.01 per share, of Enhabit as “Common Stock”; and (iv) the holders of shares of Common Stock as the “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Merger and the Merger Agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement titled “Where You Can Find More Information” beginning on page 126. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Parties (page 30)

Enhabit, Inc.

Enhabit is a leading national home health and hospice provider in the United States. Enhabit strives to provide superior, cost-effective care where patients prefer it: in their homes. For over twenty-five years, Enhabit has provided care in the low-cost home setting while achieving high-quality clinical outcomes. As of December 31, 2025, Enhabit’s nationwide footprint comprised 249 home health and 117 hospice locations across 34 states.

Enhabit is headquartered in Dallas, Texas. Enhabit’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EHAB.” Its principal executive office is located at 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206 and its telephone number is (214) 239-6500.

Anchor Parent, LLC

Parent is a Delaware limited liability company and was formed on February 18, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Enhabit will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 505 Fifth Avenue, 25th Floor, New York, NY 10017 and its telephone number is (212) 201-6780.

Anchor Merger Sub, Inc.

Anchor Merger Sub, Inc. is a Delaware corporation and a direct wholly owned subsidiary of Parent and was formed on February 18, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Enhabit continuing as the Surviving Corporation and a direct wholly owned subsidiary of Parent. The principal executive offices of Merger Sub are located at 505 Fifth Avenue, 25th Floor, New York, NY 10017 and its telephone number is (212) 201-6780.

Parent and Merger Sub are affiliates of funds advised by Kinderhook (or an affiliate thereof).

The Special Meeting (page 31)

This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on May 12, 2026 at 8:00 a.m., Central Time, or at any

adjournment or postponement thereof. To virtually attend, vote at and participate in the Special Meeting, stockholders must pre-register at www.proxydocs.com/EHAB by 4:00 p.m., Central Time on May 11, 2026. Please have your 12-digit control number available and follow the instructions to complete your registration request. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” mean virtually present at the Special Meeting.

Shares of Common Stock held directly in your name as a stockholder of record or held in “street name” as a beneficial owner may be voted via the internet at www.proxypush.com/EHAB using the 12-digit control number included in your proxy materials or at the Special Meeting by registering in advance at www.proxydocs.com/EHAB. If you did not receive a 12-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

At the Special Meeting, stockholders of record as of the close of business on April 13, 2026 (the “Record Date”) will be asked to vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”), the Compensation Proposal and the Adjournment Proposal, each as further described below.

The Merger Proposal (page 119)

Stockholders will be asked to consider and vote upon the Merger Proposal. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Enhabit, with Enhabit surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”) and as a result of the Merger, except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Common Stock, each share of Common Stock (other than (a) shares held in the treasury of Enhabit or any of its subsidiaries or owned by Parent or Merger Sub immediately prior to the Effective Time and (b) shares held by stockholders who have properly exercised their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) that is issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive $13.80 in cash without interest (with respect to each such share of Common Stock, the “Per Share Amount,” and such consideration, the “Merger Consideration”).

Following the Merger, Enhabit’s Common Stock will no longer be publicly listed and traded on NYSE, the Common Stock will be deregistered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), Enhabit will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) and existing stockholders will cease to have any ownership interest in Enhabit.

Record Date; Shares Entitled to Vote; Quorum (page 31)

You are entitled to receive notice of and to vote at the Special Meeting if you owned shares of Common Stock as of the close of business on April 13, 2026, which is the Record Date for the Special Meeting. As of the Record Date, there were 51,225,606 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote or act at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned by the chairperson of the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes (page 32)

Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date. A failure to vote your shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Compensation Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Compensation Proposal and present or represented by proxy at the Special Meeting. A failure to vote your shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Compensation Proposal will have no effect on the Compensation Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Adjournment Proposal and present or represented by proxy at the Special Meeting. A failure to vote your shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

The Support Agreements (page 118)

On February 22, 2026, certain of Enhabit’s stockholders (the “Supporting Stockholders”) who beneficially owned, collectively, over 2% (without giving effect to any vesting of restricted stock units) of the voting power of the Common Stock as of the Record Date entered into voting and support agreements with Parent and Merger Sub (collectively, the “Support Agreements”) pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Merger Proposal, comply with the “no-shop” provisions in the Merger Agreement and certain other matters, subject to the terms and conditions contained in the Support Agreements.

Additionally, pursuant to the Support Agreements, the Supporting Stockholders are prohibited from transferring any of the shares subject to the Support Agreements (except to certain permitted affiliates) while the Support Agreements are in effect. Pursuant to the Support Agreements, the Supporting Stockholders irrevocably and unconditionally waived, and agreed not to assert, any appraisal rights in connection with the Merger.

The Support Agreements will terminate at the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any change to the terms of the Merger without the prior written consent of the applicable Supporting Stockholder that (A) reduces the Per Share Amount or any consideration otherwise payable with respect to the shares of Common Stock beneficially owned by the applicable Supporting Stockholder (subject to adjustments in compliance with Section 2.07 of the Merger Agreement) or (B) changes to the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Common Stock beneficially owned by the applicable Supporting Stockholder, or (iv) the mutual written consent of Parent and the applicable Supporting Stockholder.

For more information, see the section of this proxy statement titled “The Support Agreements” and the full text of the form of Support Agreement, attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Recommendation of the Board of Directors and Reasons for the Merger (page 55)

The Board recommends that stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations, the Board consulted with Enhabit senior management and its outside legal and financial advisors and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board, see the section of this proxy statement titled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 55 of this proxy statement.

Opinion of Goldman Sachs & Co. LLC (page 60)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Board that, as of February 22, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 22, 2026, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Common Stock should vote with respect to the Merger or any other matter.

Pursuant to an engagement letter between Enhabit and Goldman Sachs, Enhabit has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of the announcement of the Merger, to be approximately $24.8 million, all of which is contingent upon the consummation of the Merger.

For more information, see the section of this proxy statement titled “The Merger—Opinion of Goldman Sachs & Co. LLC.”

Certain Effects of the Merger on Enhabit (page 38)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Enhabit, with Enhabit surviving as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Enhabit as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Parent may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger (the “Closing”) occurs.

Effect on Enhabit if the Merger Is Not Consummated (page 38)

If the Merger Agreement is not adopted by the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Enhabit will remain a public company, its Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and Enhabit will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Enhabit may be required to pay Parent a termination fee, as described under the section titled “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 115 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Common Stock would return to the price at which the shares trade as of the date of this proxy statement.

Merger Consideration (page 38)

At the Effective Time, except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Common Stock, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive $13.80 in cash without interest. As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will automatically be cancelled and will cease to exist, and each holder of any such shares of Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Treatment of Equity Awards (page 93)

Treatment of Company Options

Each stock option granted under Enhabit’s 2022 Omnibus Performance Incentive Plan or Enhabit’s 2025 Equity and Incentive Compensation Plan (as applicable, each a “Company Stock Plan”) that entitles the holder thereof to purchase shares of Common Stock (each, a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise provided in the Merger Agreement or expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company Options, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option, each Company Option that is then outstanding and unexercised will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Amount over the exercise price per share of Common Stock applicable to such Company Option, without interest and subject to any applicable tax withholding. Each Company Option that is outstanding and unexercised as of the Effective Time and that has an exercise price per share of Common Stock equal to or greater than the Per Share Amount will be automatically cancelled, without any further action on the part of the holder of any Company Option, without any cash payment or other consideration being made in respect thereof.

Treatment of Company RSUs and RSAs

Each restricted stock unit or deferred stock unit, in each case, representing a right to receive one share of Common Stock granted under any Company Stock Plans and the vesting of which has not been subject to the achievement of performance-based goals or metrics (each, a “Company RSU”) and each restricted share of Common Stock granted under any Company Stock Plans (each, a “Company RSA”) that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise provided in the Merger Agreement or expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company RSUs or Company RSAs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSU or Company RSA, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (a) the total number of shares of Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, as of immediately prior to the Effective Time, multiplied by (b) the Per Share Amount, without interest and subject to any applicable tax withholding.

Treatment of Company PSUs

Each restricted stock unit granted under any Company Stock Plans, the vesting of which is subject, in whole or in part, to the achievement of performance-based goals or metrics (each, a “Company PSU” and, together with the Company Options, the Company RSUs and the Company RSAs, the “Company Equity Awards”), that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the Compensation and Human Capital Committee of the Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company PSUs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU, (a) the vested portion of a Company PSU (after giving effect to the foregoing) will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, and (ii) the Per Share Amount, without interest and subject to any applicable tax withholding, and (b) the unvested portion of a Company PSU will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

Interests of the Directors and Executive Officers of Enhabit in the Merger (page 70)

Certain of Enhabit’s directors and executive officers may have financial or other interests in the Merger that are different from, or in addition to, the interests of stockholders of Enhabit generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that stockholders adopt the Merger Agreement. These interests include the following, among others:

•	the treatment of outstanding Company Equity Awards under the Merger Agreement;

•	the potential payment of severance benefits, accelerated vesting of outstanding Company Equity Awards, and/or the vesting of retention awards upon certain qualifying terminations of employment;

•	rights to ongoing indemnification and insurance coverage; and

•

as described under “The Merger Agreement—Employee Matters,” the Merger Agreement requires Parent or the Surviving Corporation to continue to provide certain compensation and benefits following the completion of the Merger to certain Enhabit employees, including Enhabit’s executive officers, who remain employed by the Surviving Corporation following completion of the Merger.

The interests of Enhabit’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Enhabit in the Merger” beginning on page 70 of this proxy statement.

Financing of the Merger (page 78)

The Merger is not conditioned upon receipt of financing by Parent. Parent has obtained debt financing commitments (the “Debt Financing”) for the financing in an amount sufficient, when combined with the equity investment described below and other sources of proceeds, to complete the transactions contemplated by the Merger Agreement (the “Financing”). The Merger Agreement requires each of Parent and Merger Sub to use, and to cause their respective affiliates to use, reasonable best efforts to arrange, obtain and consummate the Debt Financing on the terms and subject only to the conditions described in the debt commitment letter relating to the Debt Financing (the “Debt Commitment Letter”). Pursuant to the Merger Agreement, Enhabit is required to, and shall cause each of its subsidiaries and each of their respective representatives to, use reasonable best efforts to provide Parent with customary cooperation in connection with the Debt Financing.

Concurrently with the execution of the Merger Agreement, Kinderhook Capital Fund 8, L.P. and Kinderhook Capital Fund 8-B, L.P. (collectively, the “Equity Investor”) delivered a limited guarantee (the “Guarantee”) in favor of Enhabit and pursuant to which, subject to the terms and conditions contained therein, the Equity Investor is guaranteeing certain obligations of Parent and Merger Sub in connection with the Merger Agreement, including the payment of the Parent Termination Fee (as defined herein).

The Equity Investor has committed to invest in Parent an amount equal to $688 million, solely for the purpose of funding, and to the extent necessary to fund (together with the proceeds of the Debt Financing and other sources of proceeds), the payment of (a) the aggregate Merger Consideration and any other amounts required to be paid at Closing and (b) all related fees and expenses payable on the date of Closing by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement.

For more information, see the section titled “The Merger—Financing of the Merger” beginning on page 78 of this proxy statement.

Appraisal Rights (page 79)

If the Merger is consummated, holders of record or beneficial owners of shares of Common Stock who (i) do not vote in favor of the Merger Proposal, (ii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares through the effective date of the Merger, (iii) properly demand in writing an appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (iv) meet certain statutory requirements described in this proxy statement, and (v) do not validly withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares of Common Stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

This means that these holders of record and beneficial owners may be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement titled “The Merger—Appraisal Rights—Determination of Fair Value.”

To exercise appraisal rights, a holder of record or a beneficial owner of shares of Common Stock must (i) submit a written demand for appraisal of such holder’s or beneficial owner’s shares to Enhabit before the vote is taken on the Merger Proposal at the Special Meeting, (ii) not vote, virtually or by proxy, in favor of the Merger Proposal, (iii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares through the effective date of the Merger, (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (v) not validly withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (a) reasonably identify the holder of record of the shares for which the demand is made, (b) be accompanied by documentary evidence of your beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (c) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “The Merger—Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Material U.S. Federal Income Tax Consequences of the Merger (page 85)

Stockholders’ receipt of cash in exchange for shares of Common Stock will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85 of this proxy statement) in exchange for such U.S. Holder’s shares of Common Stock in the Merger, generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange for such Non-U.S. Holder’s shares of Common Stock in the Merger in exchange for cash, unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85 of this proxy statement and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 89)

Under the Merger Agreement, the Merger cannot be consummated until the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), all consents required under any other antitrust law of specified jurisdictions having been obtained or any applicable waiting periods having expired or been terminated, and completion of state healthcare transaction filings in Indiana and Massachusetts, and a Change in Effective Control application in Rhode Island.

No-Shop (page 103)

From and after the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement, Enhabit will not, and will cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to directly or indirectly (other than with respect to Parent and Merger Sub):

•

solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined below under “The Merger Agreement—Solicitation of Other Offers—Certain Definitions” beginning on page 102 of this proxy statement) (it being agreed that supplying non-public information in the ordinary course of business will not be prohibited);

•

engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any third party regarding an Acquisition Proposal or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of Enhabit or any of its subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal; or

•

enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement (as defined below under “The Merger Agreement—Solicitation of Other Offers—Certain Definitions” beginning on page 102 of this proxy statement) pursuant to no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal or enter into any agreement requiring Enhabit to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement.

Enhabit will, and will cause its subsidiaries to, and will direct and use reasonable best efforts to cause Enhabit’s and its subsidiaries’ representatives to, immediately cease and terminate any existing discussions or negotiations with any third party theretofore conducted by Enhabit, its subsidiaries or their respective representatives with respect to an Acquisition Proposal, and promptly following the date of the Merger Agreement (and in any event within one business day thereafter), Enhabit must request that all non-public information previously provided by or on behalf of Enhabit or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party.

Enhabit will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action would prohibit the counterparty from making a confidential Acquisition Proposal to the Board.

Notwithstanding these restrictions, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the Stockholder Approval (as defined in the Merger Agreement), (i) Enhabit receives a written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (iii) the Board or any committee thereof determines in good faith, after consultation with Goldman Sachs or another independent financial advisor of nationally recognized reputation (a “Company Financial Advisor”) and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined under “The Merger Agreement—Solicitation of Other Offers—Certain Definitions” beginning on page 102 of this proxy statement), then Enhabit, directly or indirectly through one or more of its representatives may (a) furnish information and data with respect to Enhabit and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Enhabit and its subsidiaries and (b) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Enhabit (1) will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information except pursuant to such confidentiality agreement and (2) will promptly (but in no event later than 36 hours after the time it is provided to such third party) provide to Parent any material non-public information concerning Enhabit or its subsidiaries provided to such third party, which was not previously provided to Parent.

For a further discussion of the no-shop period, see the section titled “The Merger Agreement—Solicitation of Other Offers” beginning on page 102 of this proxy statement.

Recommendation Change (page 104)

The Merger Agreement prohibits the Board (or any committee thereof) from effecting an Adverse Recommendation Change except as described below.

Neither the Board nor any committee thereof, will take any of the following actions (any such action, an “Adverse Recommendation Change”):

•

fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify in any manner adverse to Parent or Merger Sub, the recommendation that the stockholders adopt the Merger Agreement (the “Enhabit Recommendation”);

•	adopt, approve, endorse, recommend, or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal;

•	fail to publicly recommend against acceptance of any third-party tender offer or exchange offer for Common Stock within ten business days after commencement of such offer;

•	approve or recommend, or publicly propose to approve or recommend, to Enhabit’s stockholders an Acquisition Proposal;

•

cause or permit Enhabit or any of its subsidiaries to execute or enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to the no-shop provisions of the Merger Agreement);

•

other than in connection with a tender offer or exchange offer for Common Stock, fail to publicly reaffirm the Enhabit Recommendation within five business days after Parent so requests in writing (it being understood that Enhabit will have no obligation to make such reaffirmation on more than one occasion) with respect to any Acquisition Proposal or if doing so would be inconsistent with applicable law, including fiduciary duties of the Board (provided that Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed, other than an Acquisition Proposal that is a third party tender offer or exchange offer for the Common Stock);

•	fail to include the Enhabit Recommendation in this proxy statement; or

•	resolve or publicly propose to take any action described in the above.

Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (i) make an Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event (as defined herein) and/or (ii) cause Enhabit to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Enhabit to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement will be entered into promptly following such termination).

For a further discussion of Adverse Recommendation Change, see “The Merger Agreement—Recommendation Change” beginning on page 104 of this proxy statement.

Conditions to the Closing of the Merger (page 109)

The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to Closing, of each of the following conditions:

•	the obtaining of the Stockholder Approval;

•

no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the Closing and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•

the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act (which waiting period will expire at 11:59 p.m., Eastern Time, on April 17, 2026, unless extended or earlier terminated), all consents required under any other antitrust law of specified jurisdictions having been obtained or any applicable waiting periods having expired or been terminated, and completion of state healthcare transaction filings in Indiana and Massachusetts, and a Change in Effective Control application in Rhode Island.

In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Parent of each of the following conditions:

•	with respect to the representations and warranties of Enhabit:

•

the representations and warranties of Enhabit relating to certain aspects of Enhabit’s corporate existence and power, corporate authorization, capitalization, brokers’ fees and takeover laws, to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, must be true and correct in all respects on the Closing Date as if made on the Closing Date and, to the extent not so qualified, must be true and correct in all material respects on the Closing Date as if made on the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects or all respects, as applicable, only as of such earlier date);

•

the representations and warranties of Enhabit relating to certain aspects of Enhabit’s capitalization must be true and correct in all respects on the date of the Merger Agreement and the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all respects only as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Enhabit, Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•

the other representations and warranties of Enhabit must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined herein);

•	Enhabit must have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect may have occurred; and

•

Parent must have received a certificate of Enhabit, signed on behalf of Enhabit by the Chief Executive Officer or the Chief Financial Officer of Enhabit, certifying that the foregoing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Enhabit to consummate the Merger is subject to the satisfaction or waiver by Enhabit of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement, other than the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.11 and Section 5.12 of the Merger Agreement, which must be true and correct in all material respects on the Closing Date as if made on the Closing Date, in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all material respects only as of such earlier date;

•

Parent and Merger Sub must each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

Enhabit must have received a certificate of Parent, signed on behalf of Parent by the Chief Executive Officer, the Chief Financial Officer or an equivalent officer of Parent, certifying that the foregoing conditions to the obligations of Enhabit to effect the Merger have been satisfied.

Termination of the Merger Agreement (page 114)

The Merger Agreement may only be validly terminated at any time prior to the Closing:

•	by mutual written agreement of Parent and Enhabit (notwithstanding the Stockholder Approval);

•	by either Parent or Enhabit, upon written notice:

•

if the Closing Date has not occurred on or before November 22, 2026 (the “End Date”) (notwithstanding the Stockholder Approval); provided that the right to terminate the Merger Agreement as described in this sub-bullet will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

•

if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition has become final and non-appealable (notwithstanding the Stockholder Approval), provided, that the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to have such order lifted if and to the extent required by the Merger Agreement, provided, further, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the issuance or continuing existence of any such permanent order or other action; or

•	if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof).

•	by Enhabit:

•

upon written notice, if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub, in either case which (i) would cause the conditions to the obligations of Enhabit with respect to (a) the representations and warranties of Parent and Merger Sub or (b) the obligations required to be performed or complied with under the Merger Agreement at or prior to the Closing by Parent and Merger Sub, not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Enhabit’s delivery of written notice describing such breach to Parent; provided, however, Enhabit will not be entitled to terminate the Merger Agreement if Enhabit is in breach of its obligations under the Merger Agreement such that Parent is entitled to terminate the Merger Agreement for such breach;

•

upon written notice, at any time prior to receipt of the Stockholder Approval, in order for Enhabit to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers” beginning on page 102 of this proxy statement); provided, that prior to, or substantially concurrently with, such termination Enhabit pays the Company Termination Fee (as defined below under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 115 of this proxy statement); provided, further, that Enhabit will not be entitled to terminate the Merger Agreement unless Enhabit has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•

if (i) all of the conditions described in the first two paragraphs of this section have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required by the Merger Agreement, (iii) Enhabit has irrevocably notified Parent in writing that (a) Enhabit is ready, willing and able to consummate the Merger and (b) all conditions described in the third paragraph of this section have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions, and (iv) Parent or Merger Sub fails to consummate the Merger within three business days after receipt of the notice contemplated by (iii) above (a “Parent Failure to Close”).

•	by Parent, upon written notice:

•

if there has been any breach of any representation or warranty or failure to perform any covenant or agreement on the part of Enhabit which (i) would cause the conditions to the obligations of Parent and Merger Sub with respect to (a) the representations and warranties of Enhabit or (b) the obligations required to be performed or complied with under the Merger Agreement at or prior to the Closing by Enhabit, not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to Enhabit; provided, however, Parent will not be entitled to terminate the Merger Agreement if Parent or Merger Sub is in breach of its obligations under the Merger Agreement such that Enhabit is entitled to terminate the Merger Agreement for such breach; or

•

at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Change” beginning on page 104 of this proxy statement).

Company Termination Fee; Parent Termination Fee (page 115)

Under certain circumstances, Enhabit will be required to pay the Company Termination Fee of $24,536,766, including upon:

•

termination by Parent at any time prior to receipt of the Stockholder Approval because the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Change” beginning on page 104 of this proxy statement);

•

termination by Enhabit at any time prior to receipt of the Stockholder Approval in order for Enhabit to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Recommendation Change” beginning on page 104 of this proxy statement); or

•

termination (i) by (a) either Parent or Enhabit because the Closing Date has not occurred on or before the End Date, subject to certain exceptions, or (b) by Parent because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Enhabit that would result in any condition with respect to the representations and warranties of Enhabit or the obligations required to be performed or complied with under the Merger Agreement at or prior to the Closing by Enhabit not being satisfied, (ii) at any time after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal has been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination and (iii) within twelve months after the date of such termination, Enhabit enters into a definitive agreement with respect to a specified Acquisition Proposal, which Acquisition Proposal is subsequently consummated, provided, that for purposes of this paragraph, all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal is deemed to be references to “more than 50%” or “less than 50%,” respectively.

In addition, under certain circumstances, Parent will be required to pay the Parent Termination Fee (as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Parent Termination Fee” beginning on page 116 of this proxy statement) of $44,612,302, including upon:

•

termination by Enhabit because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub that would result in any condition with respect to the representations and warranties of Parent and Merger Sub or the obligations required to be performed or complied with under the Merger Agreement at or prior to the Closing by Parent and Merger Sub not being satisfied;

•	termination by Enhabit upon a Parent Failure to Close; or

•

termination by Parent because the Closing Date has not occurred on or before the End Date and at that time Enhabit had the right to terminate the Merger Agreement because of (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub that would result in any condition with respect to the representations and warranties of Parent and Merger Sub or the obligations required to be performed or complied with under the Merger Agreement at or prior to the Closing by Parent and Merger Sub not being satisfied or (ii) a Parent Failure to Close.

Fees and Expenses (page 116)

Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Market Prices and Dividend Data (page 122)

Our Common Stock is listed on NYSE under the symbol “EHAB”. On February 20, 2026, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on NYSE were $11.35 and $11.04 per share, respectively. The closing price of our Common Stock on NYSE on February 20, 2026 was $11.09 per share. On April 13, 2026, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on NYSE was $13.98 per share. As of April 13, 2026, which is the Record Date for the Special Meeting, there were 51,225,606 shares of Common Stock issued and outstanding, held by approximately 5,110 stockholders of record (which record holders include holders who are nominees for an undetermined number of beneficial owners).

We have never declared or paid any cash dividends on shares of Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our Common Stock.

Delisting and Deregistration of Common Stock (page 90)

If the Merger is consummated, following the Effective Time, the shares of Common Stock will cease trading on NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all the questions that may be important to you as a stockholder. Accordingly, you should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On February 22, 2026, Enhabit entered into the Merger Agreement providing for the Merger of Merger Sub, a wholly owned subsidiary of Parent, with and into Enhabit, with Enhabit surviving the Merger as a wholly owned subsidiary of Parent. The Board is furnishing this proxy statement and form of proxy card to the stockholders of Enhabit in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of Enhabit by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date, and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Enhabit, with Enhabit surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Common Stock will no longer be publicly traded. Following the Effective Time of the Merger, we will cooperate with Parent to delist the Common Stock from NYSE and deregister the Common Stock under the Exchange Act. Following such delisting and deregistration, Enhabit will no longer file periodic reports with the SEC.

Q:	What will holders of shares of Common Stock receive if the Merger is consummated?

A:

Upon consummation of the Merger, you will be entitled to receive the Merger Consideration of $13.80 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own as of the Effective Time, unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the DGCL. For example, if you own 100 shares of Common Stock as of the Effective Time, you will receive $1,380 in cash in exchange for your shares (less any applicable withholding taxes). You will not be entitled to receive shares in the Surviving Corporation or in Parent as a result of the Merger.

Q:	How does the Merger Consideration compare to the market price of the Common Stock as of a recent trading date?

A:

The Merger Consideration represents a premium of approximately 33.8% to the 60-day volume weighted average share price of the Common Stock on NYSE up to February 20, 2026 (the last full trading day prior to the announcement of the transaction). On April 13, 2026, the last practicable day before the printing of this proxy statement, the closing price of our Common Stock on NYSE was $13.98 per share.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on May 12, 2026, at 8:00 a.m., Central Time. There will not be a physical meeting location. Stockholders will be able to virtually attend and vote at the Special Meeting by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. Please have your 12-digit control number available and follow the instructions to complete your registration request. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. We encourage you to access the Special Meeting before the start time of 8:00 a.m., Central Time on May 12, 2026. Please allow ample time for online check-in, which will begin at 7:45 a.m., Central Time on May 12, 2026. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only stockholders of record of shares of Common Stock as of the close of business on the Record Date of April 13, 2026 will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 51,225,606 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting.

Q:	What are stockholders being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	the Merger Proposal, in which stockholders will be asked to approve the Merger Agreement;

•

the Compensation Proposal, in which stockholders will be asked to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger; and

•

a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Pursuant to Enhabit’s amended and restated bylaws (the “Bylaws”), the only business that will be transacted at the Special Meeting are the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, as stated in the accompanying notice of the Special Meeting.

Q:	Have any stockholders agreed to vote for the Merger Proposal?

A:

On February 22, 2026, Supporting Stockholders who beneficially owned, collectively, over 2% (without giving effect to any vesting of RSUs as described under “The Merger Agreement—Treatment of Equity Awards”) of the total voting power of Enhabit as of the Record Date entered into Support Agreements with Parent and Merger Sub pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Support Agreements. Our directors and executive officers have informed us that they currently intend to vote all of their shares “FOR” the Merger Proposal.

Q:	What vote is required to adopt the proposal to approve the Merger Agreement?

A:

The affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date is required to approve the Merger Proposal. As a result, the failure to grant a proxy to vote your shares by submitting a signed proxy card, to grant a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. An abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by Enhabit stockholders?

A:

In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the transactions contemplated thereby, and to recommend that stockholders approve the Merger Proposal, the

Board consulted with Enhabit’s senior management, as well as its legal and financial advisors and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 55 of this proxy statement.

Q:	What is a quorum and how many shares are needed to constitute a quorum? How can the meeting be adjourned if a quorum is not present?

A:

A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The presence at the Special Meeting, present or represented by proxy, of the holders of record of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business.

If a quorum is not present, then under the Bylaws, the chairperson of the Special Meeting may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment or postponement is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting.

Q:	What vote is required to approve the Compensation Proposal?

A:

Approval of the Compensation Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Compensation Proposal and present or represented by proxy at the Special Meeting. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal.

Q:	Why are stockholders being asked to approve, on a non-binding, advisory basis, the Compensation Proposal?

A:

The Exchange Act, and applicable SEC rules thereunder, require Enhabit to seek non-binding approval of certain payments that may be or could become payable to its named executive officers that is based on or otherwise relates to the Merger.

Q:	What will happen if the Compensation Proposal is not approved at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Enhabit. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of stockholders.

Q:	What vote is required to approve the Adjournment Proposal?

A:

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Adjournment Proposal and present or represented by proxy at the Special Meeting. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q:	How does the Board recommend that I vote?

A:	The Board, after considering the various factors described under “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 55 of this proxy statement,

unanimously (i) determined that it is in the best interests of Enhabit and our stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and directed that such matter be submitted to our stockholders for consideration at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we incorporate by reference and refer to in this proxy statement carefully and consider how the Merger affects you, and then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically on the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	How do I vote?

A:

If you are a stockholder of record (that is, if your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”)), there are three ways to cause your shares to be voted at the Special Meeting:

•	Submit a Proxy by Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxypush.com/EHAB;

•	Submit a Proxy by Telephone: You can submit a proxy in advance of the Special Meeting by calling 1-866-569-2003 toll-free (within the U.S. or Canada) and granting your proxy; or

•	Mailing a Proxy Card: You can submit a proxy in advance of the Special Meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a stockholder of record, you may attend the Special Meeting virtually and vote by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. Please have your 12-digit control number available and follow the instructions to complete your registration request. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

A 12-digit control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with the Transfer Agent you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Enhabit.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote in advance via the Internet at www.proxypush.com/EHAB using the 12-digit control number included in your proxy materials. If you did not receive a 12-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold as the stockholder of record?

A:

No. Because any shares you may hold in “street name” will be deemed to be held of record by a different stockholder than any shares you hold directly as the stockholder of record, any shares held in “street name” will not be combined for voting purposes with the shares you hold as the stockholder of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	If I hold my shares in “street name,” will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the Special Meeting?

A:

Not without your direction. Your bank, broker or other nominee will only be permitted to vote your shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. Each of the proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares. Without such instructions, your shares will not be voted at the Special Meeting. A failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal.

Q:	What happens if I do not vote?

A:

The required vote to approve the Merger Proposal is based on the total number of issued and outstanding shares of our Common Stock as of the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote virtually or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to the Corporate Secretary at c/o Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206, that is received on or before 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Enhabit or by sending a written notice of revocation to Enhabit, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Enhabit before the Special Meeting.

Please note that if you hold your shares in “street name,” and you have instructed a bank, broker or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote.

Q:	What is a proxy?

A:

A “proxy” is your legal designation of another person to vote your shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” The Board has designated Barbara A. Jacobsmeyer, our President and Chief Executive Officer, and Dylan C. Black, our General Counsel and Secretary, as proxies for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate.

When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	May I attend the Special Meeting and vote in person?

A:

All stockholders as of the Record Date may attend and vote at the virtual Special Meeting by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11,

2026. Please have your 12-digit control number available and follow the instructions to complete your registration request. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. You will not be able to attend the Special Meeting physically in person.

•

Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 12-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.proxydocs.com/EHAB.

•

Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 12-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date, your name and email address. If you hold your shares in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.proxydocs.com/EHAB.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting. We will offer live technical support for all stockholders attending the meeting.

Even if you plan to attend the Special Meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you hold your shares in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.

Q:	What happens if I sell or otherwise transfer my shares before consummation of the Merger?

A:

If you sell or transfer your shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Enhabit in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:	How will I receive the Merger Consideration to which I am entitled?

A:

If you hold your shares in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q:	When do you expect the Merger to be consummated?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by Enhabit’s stockholders, the expiration or termination of the applicable waiting period (or extension thereof) under the HSR Act, completion of state healthcare transaction filings in Indiana and Massachusetts, and a Change in Effective Control application in Rhode Island, and certain other conditions. The expiration or termination of the applicable waiting period under the HSR Act will occur at 11:59 p.m., Eastern Time, on April 17, 2026, unless extended or earlier terminated.

We currently anticipate that the Merger will be consummated in the second quarter of 2026, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Enhabit and Parent, that the Merger will be consummated at a later time or not at all.

Q:	What effects will the Merger have on Enhabit?

A:

The Common Stock is currently registered under the Exchange Act and is listed on NYSE under the symbol “EHAB.” As a result of the Merger, Enhabit will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. As soon as reasonably practicable following the consummation of the Merger, the Common Stock will cease trading on and be delisted from NYSE and will be deregistered under the Exchange Act, and Enhabit will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by stockholders as of the Record Date or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Enhabit will remain a public company, the Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Common Stock would return to the price at which the shares trade as of the date of this proxy statement.

Under specified circumstances, we may be required to pay Parent a termination fee of $24,536,766 upon the termination of the Merger Agreement as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 115 of this proxy statement.

Q:	Do any directors or executive officers have interests in the Merger that may differ from those of stockholders generally?

A:

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Enhabit in the Merger” beginning on page 70 of this proxy statement.

Q:	Who will count the votes obtained at the Special Meeting?

A:	The votes will be counted by MacKenzie Partners, Inc. (“MacKenzie”), the independent inspector of election appointed for the Special Meeting.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

We will bear the cost of the solicitation of proxies. We have retained MacKenzie, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify MacKenzie against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 126 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences to stockholders of the exchange of shares for cash pursuant to the Merger?

A:

Stockholders’ receipt of cash in exchange for shares of Common Stock will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of the shares of Common Stock in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your own tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 85 of this proxy statement.

Q:	What will the holders of Enhabit equity awards receive in the Merger?

A:

Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise provided in the Merger Agreement or expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company Options, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option, each Company Option that is then outstanding and unexercised will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the (A) Per Share Amount over (B) the exercise price per share applicable to such Company Option, without interest and subject to any applicable tax withholding. Each Company Option that is outstanding and unexercised as of the Effective Time and that has an exercise price per share equal to or greater than the Per Share Amount will be automatically cancelled, without any further action on the part of the holder of any Company Option, without any cash payment or other consideration being made in respect thereof.

Each Company RSU and each Company RSA that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company RSUs or Company RSAs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSU or Company RSA, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (A) the total number of shares of Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, without interest and subject to any applicable tax withholding.

Each Company PSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the Compensation and Human Capital Committee of the Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company PSUs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU, (i) the vested portion of a Company PSU (after giving effect to the foregoing) will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (A) the total number of shares of Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, and (B) the Per Share Amount, without interest and subject to any applicable tax withholding, and (ii) the unvested portion of a Company PSU will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

Q:	Are holders of shares of Common Stock entitled to appraisal rights in connection with the Merger under the DGCL?

A:

Yes. As a holder of record or beneficial owner of shares of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders and beneficial owners of shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares, as determined by the Delaware Court of Chancery if the Merger is consummated. Appraisal rights are only available if the holder of shares complies fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such stockholder may receive in the Merger. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Enhabit before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 79 of this proxy statement.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares held through brokerage firms. If your family has multiple accounts holding shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your shares, please contact our proxy solicitor at the contact information provided below:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and any document which we refer to herein contains, and Enhabit’s other filings and press releases may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Enhabit, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including:

•	the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Enhabit’s business and the price of the Common Stock;

•	the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals;

•	the failure to obtain the Stockholder Approval;

•

the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Enhabit to pay the Company Termination Fee;

•	the effect of the announcement or pendency of the proposed Merger on Enhabit’s business relationships, operating results and business generally;

•	risks that the proposed Merger disrupts Enhabit’s current plans and operations;

•	Enhabit’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger;

•	risks related to the diversion of management’s attention from Enhabit’s ongoing business operations;

•	unexpected costs, charges or expenses resulting from the proposed Merger;

•	the ability of Parent to obtain financing for the proposed Merger;

•

potential litigation relating to the proposed Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	continued availability of capital and financing;

•	certain restrictions during the pendency of the proposed Merger that may impact Enhabit’s ability to pursue certain business opportunities or strategic transactions; and

•

other risks described in Enhabit’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of Enhabit’s Annual Report on Form 10-K filed with the SEC on March 5, 2026 and subsequent filings.

No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or Enhabit’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. Enhabit undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

THE PARTIES

Enhabit, Inc.

Enhabit is a leading national home health and hospice provider in the United States. Enhabit strives to provide superior, cost-effective care where patients prefer it: in their homes. For over twenty-five years, Enhabit has provided care in the low-cost home setting while achieving high-quality clinical outcomes. As of December 31, 2025, Enhabit’s nationwide footprint comprised 249 home health and 117 hospice locations across 34 states.

Enhabit is headquartered in Dallas, Texas. Enhabit’s Common Stock is listed on NYSE under the symbol “EHAB.” Its principal executive office is located at 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206 and its telephone number is (214) 239-6500.

Anchor Parent, LLC

Parent is a Delaware limited liability company and was formed on February 18, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Enhabit will be a wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 505 Fifth Avenue, 25th Floor, New York, NY 10017 and its telephone number is (212) 201-6780.

Anchor Merger Sub, Inc.

Anchor Merger Sub, Inc. is a Delaware corporation and a direct wholly owned subsidiary of Parent and was formed on February 18, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with Enhabit continuing as the Surviving Corporation and a direct wholly owned subsidiary of Parent. The principal executive offices of Merger Sub are located at 505 Fifth Avenue, 25th Floor, New York, NY 10017 and its telephone number is (212) 201-6780.

Parent and Merger Sub are affiliates of funds advised by Kinderhook (or an affiliate thereof).

THE SPECIAL MEETING

We are furnishing this proxy statement to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on May 12, 2026, at 8:00 a.m., Central Time. Stockholders will be able to virtually attend and vote at the Special Meeting by registering in advance at www.proxydocs.com/EHAB prior to the deadline of 4:00 p.m., Central Time on May 11, 2026. Please have your 12-digit control number available and follow the instructions to complete your registration request. Upon completing registration, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting.

Shares of Common Stock held directly in your name as a stockholder of record or held in “street name” as a beneficial owner may be voted via the internet at www.proxypush.com/EHAB using the 12-digit control number included in your proxy materials or at the Special Meeting by registering in advance at www.proxydocs.com/EHAB. If you did not receive a 12-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

Purpose of the Special Meeting

At the Special Meeting, we will ask the stockholders as of the Record Date to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If stockholders fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 91 of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 14, 2026.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on April 13, 2026, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote or act at the Special Meeting will be available in our offices located at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206, during regular business hours for a period of at least 10 days before the Special Meeting.

As of the Record Date, there were 51,225,606 shares of Common Stock issued and outstanding and entitled to vote or act at the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote or act at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned by the chairperson of the Special Meeting. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.

In the event that a quorum is not present at the Special Meeting to transact business or vote on the Merger Proposal, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

The affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date is required to approve the Merger Proposal. A failure to vote your shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Compensation Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Compensation Proposal and present or represented by proxy at the Special Meeting. A failure to vote your shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Compensation Proposal will have no effect on the Compensation Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Adjournment Proposal and present or represented by proxy at the Special Meeting. A failure to vote your shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Shares Held by Directors and Executive Officers

As of the close of business on the Record Date, directors and executive officers of Enhabit and their affiliates beneficially owned and were entitled to vote, in the aggregate, 2,129,852 shares of Common Stock, which collectively represented approximately 4.2% of the total voting power of the capital stock of Enhabit issued and outstanding on that date.

Voting; Proxies

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on May 12, 2026 at 8:00 a.m., Central Time, by pre-registering at www.proxydocs.com/EHAB (unless the Special Meeting is adjourned or postponed).

You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Enhabit offers multiple different voting methods, Enhabit encourages you to vote over the Internet or by phone as Enhabit believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.

Providing Voting Instructions by Proxy

To ensure that your shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.

Shares Held by Record Holders

If you are a stockholder of record and your shares are registered in your name with the Transfer Agent, you may submit your proxy using one of the methods described below.

•

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-866-569-2003 or via the Internet at www.proxypush.com/EHAB by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting. Your shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

•

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting, your shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such shares represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the vote regarding the Compensation Proposal and the Adjournment Proposal.

Shares Held in “Street Name”

If your shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. You may cause your shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your 12-digit control number, or, if you did not obtain a 12-digit control number, by contacting your bank, broker or other nominee to obtain a 12-digit control number so that you may vote.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Enhabit does not expect any broker non-votes at the Special Meeting because the Merger Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement are all “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, your shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal and the Adjournment Proposal. However, if a beneficial owner of shares held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•

delivering a written notice of revocation of your proxy to the Corporate Secretary at c/o Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206, that is received on or before 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares and returning it to us by mail prior to the Special Meeting;

•	submitting a new proxy by telephone prior to 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 10:59 p.m., Central Time on May 11, 2026, the day preceding the Special Meeting; or

•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Enhabit or by sending a written notice of revocation to Enhabit, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Enhabit before the Special Meeting.

If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote virtually at the Special Meeting with your 12-digit control number, or, if you did not obtain a 12-digit control number, by contacting your bank, broker or other nominee to obtain instructions on how to vote. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. Under the Bylaws, Enhabit may postpone, reschedule or cancel any special meeting of stockholders. Under the Bylaws, any meeting of stockholders may be adjourned from time to time by the chairperson of the meeting. Notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

In the event that there is present or represented by proxy at the Special Meeting, sufficient favorable voting power to secure the vote of the stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 55 of this proxy statement, unanimously (i) determined that it is in the best interests of Enhabit and our stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and directed that such matter be submitted to our stockholders for consideration at the Special Meeting.

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Solicitation of Proxies

The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

We have retained MacKenzie, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify MacKenzie against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

We currently anticipate that the Merger will be consummated in the second quarter of 2026, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Enhabit and Parent, that the Merger will be consummated at a later time or not at all.

Appraisal Rights

If the Merger is consummated, holders of Common Stock who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such stockholder may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal of their shares should recognize that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record of shares or a beneficial owner who (i) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (ii) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262 of the DGCL, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares and (v) in the case of a beneficial owner, is a person who (a) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by Enhabit and to be set forth on the Chancery List (as defined in the section titled “The Merger—Appraisal Rights” beginning on page 79 of this proxy statement), will be entitled to receive the fair value of his, her or its shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. For more information, please see the section titled “The Merger—Appraisal Rights” beginning on page 79 of this proxy statement.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of our proxy statement, please notify your bank, broker or other intermediary or us. We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon written or verbal request. Direct your written request to our Corporate Secretary at 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206, or call us at 469-860-6061. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information.

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Enhabit

If the Merger Agreement is adopted by stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Enhabit, with Enhabit continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

The Common Stock is listed and traded on NYSE under the symbol “EHAB.” As a result of the Merger, Enhabit will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. We will cooperate with Parent to delist the Common Stock from NYSE and deregister the Common Stock under the Exchange Act following the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of either the Surviving Corporation or Parent.

Effect on Enhabit if the Merger Is Not Consummated

If the Merger Agreement is not adopted by the affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date at the Special Meeting or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Enhabit will remain a public company, its Common Stock will continue to be listed and traded on NYSE and registered under the Exchange Act and Enhabit will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares would return to the price at which the shares traded prior to the public announcement of the execution of the Merger Agreement on February 22, 2026 or as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Enhabit will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the Merger Agreement, under specified circumstances, Enhabit may be required to pay Parent the Company Termination Fee, as described under “The Merger Agreement—Company Termination Fee; Parent Termination Fee—Company Termination Fee” beginning on page 115 of this proxy statement.

Merger Consideration

At the Effective Time, except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Common Stock, each share of Common

Stock issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive $13.80 in cash without interest. As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will be automatically cancelled and will cease to exist, and each holder of any such shares of Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

At the Effective Time, each share of Common Stock held in the treasury of Enhabit or any of its subsidiaries or any owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange therefor.

At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Enhabit stockholder as a result of the Merger (except that of any holder exercising their appraisal rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Parent or the Surviving Corporation.

Each of the paying agent, the Surviving Corporation, Merger Sub and Parent will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, the Surviving Corporation, Merger Sub or Parent, as the case may be, so deducts and withholds amounts and timely and remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalog every conversation of or among members of the Board, Enhabit’s representatives, Kinderhook’s representatives or other parties.

The Board and members of Enhabit’s management team (“Management”) regularly evaluate Enhabit’s operating performance, long-term strategy and capital structure, taking into consideration, among other factors, industry developments, market conditions, regulatory matters and developments, cost reduction strategies, reimbursement rates and investments in potential new growth opportunities. In connection with this ongoing review, the Board and Management periodically assess the continued operations of Enhabit on a standalone basis, as well as potential strategic alternatives and financing opportunities available to enhance and maximize value for Enhabit’s stockholders.

In August 2023, Enhabit executed an engagement letter with Goldman Sachs for Goldman Sachs to serve as financial advisor in connection with Enhabit’s exploration and evaluation of financial and strategic alternatives, including, among other things, a potential sale of Enhabit. Enhabit selected Goldman Sachs for such advisory role due to, among other reasons, it being an internationally recognized investment banking firm, its industry expertise and prior knowledge of Enhabit’s business given previous engagements of Goldman Sachs by Enhabit.

Also in August 2023, in light of various challenges facing Enhabit’s business and the receipt of an unsolicited outreach from a strategic party regarding a potential transaction, the Board, with the assistance of representatives of Goldman Sachs, formally initiated a review of strategic alternatives. Such review to consider a wide range of options for Enhabit, including, among other things, a potential sale, merger or other strategic transaction, was publicly announced on August 23, 2023.

From August 2023 to May 2024, Enhabit, with the assistance of representatives of Goldman Sachs, conducted a thorough strategic review process involving 38 potential counterparties, including strategic buyers and financial sponsors, which included Party A, Party B, Party F and Party G as further discussed below in this section of this proxy statement titled “Background of the Merger.” Throughout the process, the Board met to discuss the process, potential counterparties and alternatives available to Enhabit to maximize value for its stockholders.

As part of such process, Enhabit entered into confidentiality agreements with four potential counterparties, including on September 29, 2023, with a financial sponsor (referred to herein as “Party A”) and on October 2, 2023, with a strategic counterparty (referred to herein as “Party B”). These confidentiality agreements, as well as the other confidentiality agreements discussed below in this section of this proxy statement titled “Background of the Merger” (unless otherwise noted), contained customary standstill provisions, with restrictions preventing the applicable counterparty from requesting that the Board waive such standstill provisions, although such provisions provided that the standstill restrictions would automatically terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit.

Although the four potential counterparties, consisting of two financial sponsors and two strategic acquirors, provided preliminary indications of interest during such review of strategic alternatives, none ultimately submitted formal proposals for a transaction. The Board ultimately unanimously determined that the best way to maximize stockholder value was to continue to execute on Enhabit’s strategic plan as an independent, public company.

From time to time between August 2024 and the entry into the Merger Agreement with Kinderhook on February 22, 2026, various stockholders of Enhabit contacted Enhabit to encourage it to explore strategic alternatives. At times, certain of such stockholders indicated an intention to make their requests public. Enhabit believes that some of its stockholders, without input from the Board or Management or advisors, encouraged potential counterparties to consider exploring a strategic transaction with Enhabit.

On August 23, 2024, Party A and Party B jointly and on an unsolicited basis contacted representatives of Goldman Sachs to discuss a potential investment transaction involving such parties and Enhabit. The Board was notified of this outreach and authorized representatives of Goldman Sachs to engage and coordinate meetings with Management, and, subject to Party A’s and Party B’s execution of a confidentiality agreement, the sharing of information.

On September 25, 2024, representatives of Party A and Party B and members of Management met to discuss Party A’s and Party B’s interest in potentially pursuing a transaction with Enhabit.

On October 7, 2024, Enhabit, Party A and Party B executed a joint confidentiality agreement given that Party A and Party B had indicated a desire to explore a potential joint strategic investment with Enhabit. This joint confidentiality agreement did not contain a standstill provision, but each of Party A and Party B remained subject to the standstill provisions in their respective previously executed confidentiality agreements.

On November 6, 2024, a financial sponsor (referred to herein as “Party C”) contacted representatives of Goldman Sachs regarding a potential transaction with Enhabit. The Board was notified of this outreach and authorized representatives of Goldman Sachs to engage and coordinate meetings with Management, and, subject Party C’s execution of a confidentiality agreement, the sharing of information.

On November 15, 2024, a strategic counterparty (referred to herein as “Party D”) contacted representatives of Goldman Sachs seeking an introduction to Enhabit in connection with its consideration of a potential transaction. The Board was notified of this outreach and authorized representatives of Goldman Sachs to engage with Party D and coordinate meetings with Management, and, subject to Party D’s execution of a confidentiality agreement, the sharing of information.

On November 22, 2024, the Board held a special meeting, with members of Management present, at which it, among other things, received an update regarding the outreach from Party A and Party B. At this meeting, the Board discussed a potential strategic investment involving Party A and Party B and potential alternatives available to Enhabit to maximize value for its stockholders. The Board also received an update from the general counsel of Enhabit regarding the status of the ongoing litigation in Delaware related to breaches of fiduciary duties by certain individuals during the time period that they had served as senior officers of the home health and hospice division of Encompass Health Corporation (“Encompass”), from which Enhabit was spun out on July 1, 2022 (the “Delaware Litigation”).

On December 4, 2024, Enhabit publicly announced that the Delaware Court of Chancery had awarded damages and other relief to Enhabit and Encompass in the Delaware Litigation.

On December 18, 2024, members of Management met virtually with representatives of Party D regarding Enhabit’s business. After such date, Party D and representatives of Goldman Sachs on behalf of Enhabit had follow-up discussions virtually.

On December 20, 2024, Kinderhook contacted representatives of Goldman Sachs to discuss a potential transaction with Enhabit. The Board was notified of this outreach and authorized representatives of Goldman Sachs to engage with Kinderhook and coordinate meetings with Management, and, subject to Kinderhook’s execution of a confidentiality agreement, the sharing of information.

On January 3, 2025, Enhabit and Kinderhook executed a confidentiality agreement.

On January 8, 2025, members of Management met in person with representatives of Party A regarding Enhabit’s business.

On January 15, 2025, members of Management met in person with representatives of Kinderhook regarding Enhabit’s business. Throughout 2025, Management, representatives of Goldman Sachs and Kinderhook had discussions regarding Enhabit’s business and a potential transaction.

On January 17, 2025, Enhabit and Party D executed a confidentiality agreement, and Party D received access to a virtual data room maintained by Enhabit.

On January 30, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Kinderhook to acquire Enhabit for $9.00 per share and a request for Enhabit to engage in discussions on an exclusive basis with Kinderhook. This indication of interest stated that the proposal would expire on March 3, 2025. The indication of interest was provided to the Board. Enhabit’s closing stock price as of January 29, 2025 was $8.40.

On February 18, 2025 and February 19, 2025, the Board held a regularly scheduled meeting, with members of Management and representatives of Goldman Sachs present, at which it conducted routine business. During the meeting, members of Management presented preliminary draft financial projections for fiscal years 2025 through 2029 (the “February 2025 Projections”). The February 2025 Projections were extrapolated for fiscal years 2030 through 2034 to assist the Board in its consideration of strategic alternatives, utilizing Management’s estimates of growth rates and margins (collectively, the “2025 10-Year Model”). The February 2025 Projections were prepared in the ordinary course to assist the Board in reviewing Enhabit’s business and its consideration of strategic alternatives. During the Board meeting, representatives of Goldman Sachs provided an overview of the home health and hospice industries, research analyst perspectives of Enhabit, and preliminary perspectives on

Management’s February 2025 Projections. With input from representatives of Goldman Sachs, the Board also discussed Party A’s, Party B’s, Party D’s and Kinderhook’s interest in acquiring Enhabit and the status of discussions relating thereto. The Board directed Management and representatives of Goldman Sachs to continue to engage with these parties in an effort to determine whether a transaction with any of such parties was viable and could maximize value for Enhabit’s stockholders. The Board also received an update from the general counsel of Enhabit regarding the status of the Delaware Litigation.

On March 6, 2025, Enhabit reported its financial results for the 2024 fiscal year.

On March 11, 2025, Enhabit and a portfolio company of a financial sponsor (referred to herein as “Party E”) executed a confidentiality agreement for a one-year term, containing a standstill provision that did not by its terms terminate upon Enhabit’s entry into a definitive agreement for the sale of Enhabit. Party E had previously explored a potential transaction with Enhabit as part of Enhabit’s strategic alternatives review that ended in May 2024.

On March 19, 2025, members of Management met in person with representatives of Party E regarding Enhabit’s business. As further discussed below, during 2025, representatives of Enhabit and representatives of Party E had several meetings and discussions to explore a potential strategic transaction.

In March 2025, Enhabit responded to diligence requests and provided diligence materials to Party D. Thereafter, Party D did not engage further, conducted no further diligence and did not submit any proposal for a potential transaction.

On April 18, 2025, Enhabit and Party C executed a confidentiality agreement after Party C contacted representatives of Goldman Sachs to discuss its continued interest in Enhabit.

On April 24, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party E to acquire Enhabit for $11.00 per share. The indication of interest was provided to the Board. Enhabit’s closing stock price as of April 23, 2025 was $7.52.

On April 28, 2025, the Board held a special meeting, with members of Management and representatives of Goldman Sachs present, to discuss, among other things, Party E’s non-binding indication of interest. Following the discussion, the Board directed representatives of Goldman Sachs to respond to Party E and propose a period of limited and focused due diligence, after which Enhabit would expect Party E’s offer to be increased, given the Board’s view that Party E’s existing offer provided insufficient value to Enhabit’s stockholders as compared to the standalone value of Enhabit.

On May 2, 2025, in order for Party E to explore a potential transaction with Enhabit jointly with Party E’s portfolio company that had entered into a confidentiality agreement on March 11, 2025, Enhabit and Party E executed a confidentiality agreement.

Between May 2, 2025 and September 15, 2025, Party E conducted due diligence on Enhabit’s business, including by participating in several meetings with members of Management, and engaged in discussions regarding potential actions to mitigate the impact of the then-proposed Centers for Medicare & Medicaid Services (“CMS”) payment policies and reimbursement rates for home health providers, which reflected a material reduction over prior periods (the “CMS Reimbursement Rates”).

On May 5, 2025 and May 6, 2025, the Board held a regularly scheduled meeting with members of Management and representatives of Goldman Sachs present, at which meeting the Board conducted routine business, and representatives of Goldman Sachs updated the Board on the status of discussions and diligence ongoing with Party E given its recent indication of interest as well as various strategic alternatives available to Enhabit. The Board directed Management and representatives of Goldman Sachs to continue to engage with

Party E on focused due diligence with an expectation that Party E would provide an improved offer for the Board to consider following such additional diligence. The Board also received an update regarding the status of the Delaware Litigation from the general counsel of Enhabit and a presentation regarding the claims to be asserted against former officers and related parties in Texas (the “Texas Litigation” and, together with the Delaware Litigation, the “Delaware and Texas Litigations”), both given by the general counsel of Enhabit.

On May 8, 2025, Enhabit reported its financial results for the first quarter of 2025.

On May 20, 2025, members of Management met virtually with representatives of Party C regarding Enhabit’s business.

On May 27, 2025, Party C was granted access to the virtual data room maintained by Enhabit.

On June 12, 2025, Party C communicated to representatives of Goldman Sachs that it intended to make an offer to acquire Enhabit for a per share price of approximately $12.00.

On June 17, 2025, the Board held a special meeting with members of Management and representatives of Goldman Sachs present, in which Goldman Sachs presented preliminary and illustrative financial analyses with respect to Enhabit based on the 2025 10-Year Model, which had been previously reviewed by the Board, and provided updates on the status of discussions with Party C and Party E. Representatives of Goldman Sachs relayed that Party C had indicated that it intended to submit an offer of approximately $12.00 per share and that Party E had indicated that it would submit an offer of approximately $12.50 per share following further due diligence. The Board directed Management and representatives of Goldman Sachs to continue to engage with these parties in an effort to determine whether a transaction with any of such parties could maximize value for Enhabit’s stockholders. The Board also received an update from the general counsel of Enhabit regarding the status of the Delaware and Texas Litigations.

Thereafter, no formal offer was received from Party C, and it did not engage further with Enhabit.

On June 30, 2025, CMS released preliminary CMS Reimbursement Rates, which investors and analysts generally viewed as unfavorable to Enhabit due, in part, to lower reimbursement rates that would be available to Enhabit as a result of the reduction in such rates. Enhabit’s closing stock price on June 27, 2025 was $9.56, and the closing stock price on July 1, 2025 was $7.88. Over the next several weeks, Enhabit’s stock price decreased to a 52-week low of $6.47 on August 4, 2025.

On July 10, 2025, the Board held a special meeting, with members of Management and representatives of Goldman Sachs present, to discuss preliminary valuation considerations and updates on discussions with Party E. The Board also discussed the uncertainty around the preliminary CMS Reimbursement Rates, including the potential impact such rates would have on Party E’s willingness to propose a value for Enhabit that would maximize value for Enhabit’s stockholders.

On July 21, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Kinderhook to acquire Enhabit for $8.75 per share and a request for Enhabit to engage in discussions on an exclusive basis with Kinderhook, which was provided to the Board. The indication of interest stated that the proposal would expire on July 31, 2025. Following receipt, and upon the direction of the Board, members of Management and representatives of Goldman Sachs continued to engage with Kinderhook in an effort to determine whether a transaction with Kinderhook could maximize value for Enhabit’s stockholders. Enhabit’s closing stock price as of July 18, 2025 was $6.75. Following receipt of the July 21 proposal, members of the Board engaged in communications, and directed representatives of Goldman Sachs to reject such proposal, given the view that such offer did not provide sufficient value for stockholders.

On July 25, 2025, at the direction of the Board, representatives of Goldman Sachs communicated to Kinderhook that the Board had rejected its proposal and that Kinderhook would need to propose a higher value in order for Enhabit to engage in discussions with Kinderhook regarding a potential transaction.

On August 5, 2025, the Board held a regularly scheduled meeting at which it conducted routine business and, among other things, the Board directed a sub-group of members to assist Management in addressing time-sensitive communications with, and responses to, potential counterparties. Thereafter, members of Management and the sub-group met multiple times on an informal basis to discuss matters relating to engagement with various potential counterparties.

On August 7, 2025, Enhabit reported its financial results for the second quarter of 2025.

On August 12, 2025, members of Management met virtually with representatives of Party E regarding the preliminary CMS Reimbursement Rates and the impact such rates could have on the business of Enhabit were they to become final, which finalization was expected to occur in late November 2026.

On August 13, 2025, a financial sponsor (referred to herein as “Party F”) indicated to representatives of Goldman Sachs that it was interested in exploring a transaction with Enhabit.

Also on August 13, 2025, Enhabit and Party F executed a confidentiality agreement, and, on August 14, 2025, Party F received access to the virtual data room maintained by Enhabit.

On August 26, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received an updated non-binding indication of interest from Kinderhook to acquire Enhabit for $10.00 per share and a request for Enhabit to engage in discussions on an exclusive basis with Kinderhook. The indication of interest stated that the proposal would expire on September 15, 2025. The indication of interest was provided to the Board. Enhabit’s closing stock price as of August 25, 2025 was $8.07.

On August 28, 2025, members of Management met in person with representatives of Party F regarding Enhabit’s business. During the remainder of 2025 through early 2026, Party F engaged in discussions with members of Management and representatives of Goldman Sachs regarding Enhabit’s business and a potential transaction.

On September 1, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party F to acquire Enhabit for $10.25 per share. The indication of interest was provided to the Board. Enhabit’s closing stock price as of August 29, 2025 was $7.88.

On September 9, 2025, following discussions with representatives of Goldman Sachs on behalf of Enhabit, Party F revised its prior non-binding indication of interest to increase its proposal to $11.25 per share. The updated indication of interest was provided to the Board. Enhabit’s closing stock price as of September 8, 2025 was $7.70.

On September 15, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a revised non-binding indication of interest from Party E to acquire Enhabit for $11.50 per share. The indication of interest was provided to the Board. Enhabit’s closing stock price as of September 12, 2025 was $7.87.

On September 16, 2025, the Board held a regularly scheduled meeting with members of Management and representatives of Goldman Sachs present to discuss market updates, Goldman Sachs’ preliminary and illustrative financial analyses with respect to Enhabit based on the 2025 10-Year Model and updates on discussions with Kinderhook, Party E and Party F. The Board also discussed various other strategic and financial alternatives potentially available to Enhabit that could maximize value for its stockholders. The Board also discussed the potential impact of the anticipated final CMS Reimbursement Rates on Enhabit generally and various potential strategic alternatives related to the CMS Reimbursement Rates. Following such discussion, the Board directed representatives of Goldman Sachs to contact each of Kinderhook, Party E and Party F and provide additional value-informing due diligence materials while awaiting the announcement of the final CMS Reimbursement Rates, which was expected to provide more certainty regarding Enhabit’s expected future performance. The Board directed representatives of Goldman Sachs to provide guidance to each such potential counterparty that it would need to raise its proposed price in order for the Board to consider moving forward with negotiating a potential transaction. Enhabit’s general counsel also provided an update to the Board regarding the status of the Delaware and Texas Litigations. Also at the meeting, the Board discussed engaging Jones Day to represent it in its review of potential strategic alternatives.

Following the September 16, 2025 Board meeting, Management and representatives of Goldman Sachs provided additional diligence materials to Kinderhook, Party E and Party F.

On September 16, 2025, Enhabit engaged Jones Day to represent it in connection with its review of potential strategic alternatives, and Jones Day confirmed there were no legal conflicts of interest that would affect its ability to represent Enhabit in such matter, including that Kinderhook was not a client of Jones Day.

On November 3, 2025 and November 4, 2025, the Board held a regularly scheduled meeting with members of Management present. During the course of such meeting, the Board reviewed various strategic paths available to Enhabit to maximize value for Enhabit’s stockholders, including pursuing various potential initiatives for organic and inorganic growth. The Board also discussed the potential impact of the anticipated final CMS Reimbursement Rates on Enhabit generally and various potential strategic alternatives. The Board also received an update from Enhabit’s general counsel regarding the status of the Delaware and Texas Litigations.

On November 5, 2025, Enhabit reported its financial results for the third quarter of 2025.

On November 28, 2025, CMS released the final CMS Reimbursement Rates, which were viewed as more favorable to Enhabit than the preliminary rates. Enhabit’s closing stock price on November 28, 2025 was $8.94, and the closing stock price on December 1, 2025 was $9.69.

On December 1, 2025, in light of the final CMS Reimbursement Rates, Party E, Party F and Kinderhook contacted representatives of Goldman Sachs regarding a potential transaction involving Enhabit, and Party E indicated it would be updating its valuation of Enhabit and submitting a revised indication of interest.

On December 7, 2025, a special meeting of the Board was held at which members of Management were present. During the meeting, among other things, the Board reviewed Management’s preliminary draft financial projections for fiscal years 2026 through 2030 (the “December 2025 Projections”). After considering various assumptions, including the potential impact of the final CMS Reimbursement Rates that had been reflected in the December 2025 Projections, the Board authorized the sharing of the December 2025 Projections with Party E, Party F and Kinderhook. Thereafter, such information was shared with Party E and Party F and, following Kinderhook’s entry into an amendment to its existing confidentiality agreement to extend the term thereof through September 3, 2026, with Kinderhook. The December 2025 Projections were extrapolated for fiscal years 2031 through 2034 utilizing Management’s estimates of growth rates and margins, and later through 2035. Such December 2025 Projections with the extrapolations were provided to representatives of Goldman Sachs for purposes of its preliminary and illustrative financial analyses.

On December 8, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Kinderhook to acquire Enhabit for $12.00 per share and a request for Enhabit to engage in discussions on an exclusive basis with Kinderhook. The indication of interest was provided to the Board. Enhabit’s closing stock price as of December 5, 2025 was $9.33.

On December 11, 2025, Enhabit and Kinderhook entered into an amendment to extend the term of their existing confidentiality agreement through September 3, 2026.

On December 12, 2025, Kinderhook was granted access to the virtual data room maintained by Enhabit.

On December 15, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party F to acquire Enhabit for $12.25 per share. The indication of interest was provided to the Board. Enhabit’s closing stock price as of December 12, 2025 was $9.68.

On December 16, 2025, the Board held a regularly scheduled meeting with members of Management, representatives of Goldman Sachs and representatives of Jones Day, Enhabit’s outside legal counsel, present. Representatives of Jones Day reviewed with the Board legal considerations that would be relevant in its consideration of a potential transaction involving Enhabit, as well as the directors’ fiduciary duties under Delaware law relevant to considering any such transaction or other potential strategic alternative, including the continued pursuit of Enhabit’s standalone plan. During the Board meeting, representatives of Goldman Sachs reviewed with the Board the final CMS Reimbursement Rates, market updates, preliminary perspectives on the December 2025 Projections, as extrapolated for fiscal years 2030 through 2034 (subsequently revised to be extrapolated for fiscal years 2031 through 2035), preliminary and illustrative financial analyses based on such preliminary draft financial projections and updates on discussions with Party E, Party F and Kinderhook. Following discussion, the Board determined that, based on, among other things, the proposals received to date, the final CMS Reimbursement Rates and the Board’s assessment of the standalone value of Enhabit, it would not be advisable to engage in a strategic transaction at the values indicated by Party F and Kinderhook, but that the Board would continue to consider all alternatives available to Enhabit to maximize value for Enhabit’s stockholders. The Board directed representatives of Goldman Sachs to invite Party E, Party F and Kinderhook to conduct further diligence with guidance to each that it would need to raise its proposed price in order for the Board to consider moving forward with negotiating a potential transaction. During such meeting, the Board further considered the December 2025 Projections, and the Board was provided with an update from the general counsel of Enhabit regarding developments with respect to, and the status of, the Delaware and Texas Litigations.

Following the December 16, 2025 meeting of the Board, representatives of Party E, Party F and Kinderhook participated in meetings with members of Management, as authorized by the Board.

On December 17, 2025, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party E to acquire Enhabit for $13.00 per share. Such indication of interest was provided to the Board. Enhabit’s closing stock price as of December 16, 2025 was $9.61.

On January 5, 2026, members of Management met in person with representatives of Party F to discuss a potential transaction and Enhabit’s business. Following this meeting, and until Party F informed representatives of Goldman Sachs on January 20, 2026 that it had ceased to explore the opportunity to acquire Enhabit, representatives of Enhabit, representatives of Goldman Sachs and representatives of Party F had several meetings and discussions regarding Enhabit’s business and a potential transaction.

On January 6, 2026, after Party A expressed an interest in exploring a potential transaction with Enhabit to representatives of Goldman Sachs in December 2025, Enhabit and Party A entered into a new confidentiality agreement due to the expiration of the previous confidentiality agreement entered into between Enhabit and Party A, and, on January 8, 2026, Party A was granted access to the virtual data room maintained by Enhabit.

On January 8, 2026, members of Management met in person with representatives of Kinderhook to discuss a potential transaction and Enhabit’s business. Following this meeting until the execution of the Merger Agreement, Management, representatives of Enhabit, representatives of Goldman Sachs and representatives of Kinderhook had several meetings and discussions regarding Enhabit’s business and a potential transaction.

On January 13, 2026, following discussions among the Board, Management and representatives of Goldman Sachs and Jones Day, and, given the interest expressed by each of Party A, Party E, Party F and Kinderhook and the desire to provide such parties with the ability to pursue a potential transaction on a comparable timeline, representatives of Goldman Sachs sent a letter to each of Party A, Party E, Party F and Kinderhook requesting that each party provide updated indications of interest and a markup of a draft merger agreement to be prepared by Jones Day and provided in the virtual data room maintained by Enhabit by January 27, 2026.

On January 16, 2026, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party F to acquire Enhabit for $12.50 per share. Party F’s indication of interest also included a draft merger agreement prepared by Party F’s counsel, which included (a) a go-shop provision that would allow Enhabit to solicit additional acquisition proposals for 30 days following signing, (b) a termination fee equal to 2% of the equity value of the transaction if Enhabit were to terminate the merger agreement to enter into a superior proposal during the go-shop period, and (c) a termination fee equal to 3.75% of the equity value of the transaction if Enhabit were to terminate the merger agreement to enter into a superior proposal following the go-shop period and in connection with other customary termination events. The indication of interest noted that it was Party F’s best and final offer and that Party F would not be willing to move forward with a potential transaction unless Enhabit and Party F entered into the merger agreement by January 20, 2026. Party F also expressed that it would not participate in any process for a transaction with Enhabit beyond January 20, 2026. The indication of interest and merger agreement were provided to the Board. Enhabit’s closing stock price as of January 15, 2026 was $10.89.

On January 19, 2026, a draft merger agreement, prepared by Jones Day, in consultation with Management, was provided to Party A, Party E and Kinderhook in the virtual data room maintained by Enhabit.

Also on January 19, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day present. The Board discussed the indications of interest received from Kinderhook at $12.00 per share, from Party E at $13.00 per share and from Party F at $12.50 per share. Representatives of Goldman Sachs discussed the key terms of Party F’s offer, including Party F’s financing plans and its unwillingness to participate in any process for the transaction with Enhabit beyond January 20, 2026. Representatives of Jones Day then discussed the key terms of the transaction documents provided by Party F, including, among other things, the proposed financing terms, the approach to antitrust matters, the Board’s ability to seek and entertain superior proposals and other conditions of the proposal. The Board and its advisors also noted that Party F’s proposal would likely preclude Enhabit from pursuing a transaction with Kinderhook, Party E or any other potentially interested counterparty prior to the execution of a merger agreement with Party F that could potentially deliver additional value to Enhabit’s stockholders, the accelerated timeline contemplated by Party F’s proposal, the value of Party F’s proposal (including as compared to the potential standalone value of Enhabit) and the fact that Party F’s revised proposal did not attempt to take into consideration any potential value of the Delaware and Texas Litigations. The Board also received an update from Enhabit’s general counsel regarding the status of the Delaware and Texas Litigations and the settlement of the plaintiffs’ claims for attorney’s fees and mitigation damages in the Delaware Litigation. Following discussion, the Board directed representatives of Goldman Sachs to inform Party F that it would need to increase its offer to at least $13.00 per share and provide for an amount to address the value for the Delaware and Texas Litigations, potentially through a contingent value right (“CVR”), increase the length of the go-shop period and reduce the termination fee payable by Enhabit upon termination of the merger agreement to allow Enhabit to enter into a superior proposal and upon other customary termination events.

On January 19, 2026 following the meeting, representatives of Goldman Sachs conveyed the Board’s direction to Party F. Thereafter, Party F informed representatives of Goldman Sachs that it was willing to increase its offer to $13.00, revise the go-shop provision so that Enhabit could solicit additional acquisition proposals for 40 days following signing and decrease the termination fee in the event that Enhabit were to terminate the merger agreement to enter into a superior proposal during the go-shop period to 1.7% of the equity value of the transaction, but that it would not include a CVR or other additional value in respect of the Delaware and Texas Litigations.

On January 20, 2026, Party F informed representatives of Goldman Sachs that it was withdrawing from the process because it was not willing to participate in a competitive process and would not provide a CVR or other additional consideration for any potential value of the Delaware and Texas Litigations and that its proposal was its best and final offer.

Also on January 20, 2026, members of Management met virtually with representatives of Party A to discuss a potential transaction and Enhabit’s business. Following this meeting and until Party A ceased to explore the opportunity to acquire Enhabit on January 28, 2026, members of Management, representatives of Enhabit, representatives of Goldman Sachs and representatives of Party A had meetings and discussions regarding Enhabit’s business and a potential transaction. Party A did not ultimately submit a revised proposal.

Also on January 20, 2026, Enhabit and Encompass entered into a settlement agreement with respect to certain claims and certain parties in the Delaware Litigation, which provided for a payment of $43.1 million by February 3, 2026, which was to be split substantially equally between Enhabit and Encompass, in full satisfaction of their claims for attorneys’ fees and mitigation damages in the Delaware Litigation.

On January 21, 2026, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Kinderhook to acquire Enhabit for $12.00 per share. Kinderhook’s indication of interest included a draft merger agreement (the “Merger Agreement”) prepared by Kirkland & Ellis LLP, Kinderhook’s outside legal counsel (“K&E”), which was in a different form than the Jones Day draft provided to Kinderhook in the virtual data room. The indication of interest was also submitted with a proposed equity commitment letter and limited guarantee but did not separately ascribe any value to the Delaware and Texas Litigations. The indication of interest, the Merger Agreement and accompanying financing documentation were provided to the Board. Enhabit’s closing stock price as of January 20, 2026 was $10.43.

Also on January 21, 2026, members of Management met virtually with representatives of Party E to discuss a potential transaction and Enhabit’s business. Following this meeting and until Party E ceased to explore the opportunity to acquire Enhabit on February 9, 2026, members of Management, representatives of Enhabit, representatives of Goldman Sachs and representatives of Party E had several meetings and discussions regarding Enhabit’s business and a potential transaction.

On January 23, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day. Representatives of Wachtell Lipton Rosen & Katz, which represents Enhabit in the Delaware Litigation; Sayles Law Firm, which represents Enhabit in the Texas Litigation; and Bradley Arant Boult Cummings LLP (“Bradley”), which represents Enhabit in the Delaware and Texas Litigations, also attended a portion of the meeting and presented to the Board regarding the potential value of the remedies awarded in the Delaware Litigation and the damages remedies being pursued in the Texas Litigation.

Also during the January 23, 2026 meeting of the Board, representatives of Goldman Sachs provided an update on the status and key financial terms of Kinderhook’s offer, including Kinderhook’s financing plans. Representatives of Jones Day then reviewed the key legal terms of the transaction documents proposed by Kinderhook, including (a) the proposed financing terms (including the draft equity commitment letter and limited guarantee), (b) the approach to antitrust and other regulatory matters, (c) that Kinderhook had indicated that it was amenable to a go-shop provision that would allow Enhabit to solicit additional acquisition proposals for 30 days following signing if it were able to preempt a process involving other potential counterparties, (d) a termination fee equal to 2% of the equity value of the transaction if Enhabit were to terminate the Merger Agreement to enter into a Superior Proposal during the go-shop period, (e) a termination fee equal to 3.9% of the equity value of the transaction if Enhabit were to terminate the Merger Agreement to enter into a Superior Proposal following the go-shop period or if the Merger Agreement terminated as a result of Enhabit’s breach of the no-shop provisions, (f) a termination fee equal to 4.5% of the equity value of the transaction payable by Kinderhook upon certain termination events relating to its failure to consummate the transaction, (g) certain proposed termination rights of Kinderhook, and (h) that Enhabit’s named executive officers would enter into a voting and support agreement. It was also noted that the indication of interest did not separately address, including through a CVR, any potential value associated with the Delaware and Texas Litigations or the settlement payment that Enhabit expected to receive by February 3, 2026. Following discussion, the Board determined that Kinderhook’s offer did not provide sufficient value for stockholders and directed representatives of Goldman Sachs to convey to Kinderhook that it would need to increase its offer to address value for the

Delaware and Texas Litigations, potentially through a CVR, which Kinderhook had indicated to representatives of Goldman Sachs that it would be potentially willing to consider. The representatives of Jones Day also again reviewed legal considerations and fiduciary duties relevant to considering various alternatives for maximizing value for Enhabit’s stockholders.

Also during the January 23, 2026 meeting of the Board, the Board and members of Management further discussed the Delaware and Texas Litigations, and the Board directed a sub-group of members of the Board to review whether a specific value for the potential recoveries in the Delaware and Texas Litigations was determinable with any degree of certainty.

Following the January 23, 2026 Board meeting, representatives of Goldman Sachs conveyed the Board’s determination to Kinderhook.

On January 25, 2026, representatives of Goldman Sachs, on behalf of Enhabit, received a non-binding indication of interest from Party E to acquire Enhabit for $13.50 per share. Party E’s indication of interest did not include a markup to Jones Day’s draft merger agreement. The indication of interest also did not separately ascribe any value to the Delaware and Texas Litigations, but noted that Party E would be amenable to a CVR. The indication of interest was provided to the Board. Enhabit’s closing stock price as of January 23, 2026 was $10.79.

On January 28, 2026, with input from Management, Jones Day delivered a revised draft of the Merger Agreement to Kinderhook’s counsel, K&E. Key revisions in the draft included (a) the inclusion of a CVR, (b) the addition of a go-shop provision that would permit Enhabit to solicit additional acquisition proposals for 40 days following signing, (c) the deletion of certain rights of Kinderhook to terminate the Merger Agreement, (d) a termination fee equal to 1.5% of the equity value of the transaction payable by Enhabit if Enhabit were to terminate the Merger Agreement to enter into a Superior Proposal during the go-shop period, (e) a termination fee equal to 3.5% of the equity value of the transaction payable by Enhabit upon certain other termination events, (f) a termination fee equal to 6% of the equity value of the transaction payable by Kinderhook upon certain termination events relating to its failure to consummate the transaction, and (g) the deletion of the requirement for certain officers of Enhabit to enter into a voting and support agreement. Between January 28, 2026 and the entry into the Merger Agreement on February 22, 2026, representatives of Jones Day and K&E exchanged drafts of the Merger Agreement and various other ancillary transaction documents (including the equity commitment letter, limited guarantee and a later provided debt commitment letter) and had discussions regarding the same. The key issues negotiated and resolved in the draft Merger Agreement included the size of the termination fee payable by Enhabit, the circumstances under which it was payable, the size of the termination fee payable by Kinderhook, the removal of the go-shop provision, the parties’ obligations to seek regulatory approvals for the transaction as conditions to closing, the circumstances in which the parties could terminate the Merger Agreement, the entry into the voting and support agreement by Enhabit’s named executive officers and the removal of a CVR in exchange for additional value payable to Enhabit’s stockholders (for more information about the Merger Agreement, please see the section of this proxy statement titled “The Merger Agreement”).

Later on January 28, 2026, Jones Day sent K&E, and representatives of Goldman Sachs sent Party E, a proposed term sheet outlining the proposed terms of a CVR related to the Delaware and Texas Litigations, including, among other things, the proposed allocation of proceeds, funding obligations, management of the Delaware and Texas Litigations following closing and the term of the CVR. From January 28, 2026 until February 18, 2026, Jones Day and K&E exchanged drafts of the term sheet for the CVR. The key issues negotiated included the allocation of proceeds, funding obligations, management of the Delaware and Texas Litigations following closing and the term of the CVR.

On January 30, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day present. Representatives of Goldman Sachs provided an update on the negotiations with Kinderhook and Party E, noting, among other things, that Kinderhook and Party E were continuing to conduct due diligence and evaluate a potential transaction. Representatives of Goldman Sachs also discussed the market’s reaction to the final CMS Reimbursement Rates and market impact for Enhabit, including, among other things, impact with respect to the potential alternatives available to Enhabit, including a potential transaction involving Kinderhook or Party E. Enhabit’s general counsel and the sub-group of Board members that had studied whether a value could reasonably be determined with respect to the Delaware and Texas Litigations discussed updates regarding the Delaware and Texas Litigations, including various risks and uncertainties as to the amount of such recoveries and the timing thereof, to the extent such recoveries ultimately occurred. The preliminary consensus reached by such sub-group of the Board was that, given the variables, no specific value could reasonably be ascribed to such potential recoveries. The representatives of Jones Day also refreshed the Board regarding legal considerations and fiduciary duties relevant to considering various alternatives for maximizing value for Enhabit’s stockholders. Following discussion, the Board directed Management and representatives of Goldman Sachs and Jones Day to continue engaging with Kinderhook and Party E on negotiations, the transaction documents and due diligence.

On January 31, 2026, representatives of Goldman Sachs, on behalf of Enhabit, received an updated non-binding indication of interest from Kinderhook to acquire Enhabit for $12.50 per share plus a CVR of up to $1.50 per share, pursuant to which (a) Enhabit’s stockholders would receive two-thirds of the net proceeds received in the Delaware and Texas Litigations and Kinderhook would retain the remaining one-third, and (b) the CVR would terminate upon the earlier of five years from the consummation of a transaction and a sale of Enhabit by Kinderhook. The updated indication of interest was provided to the Board. Enhabit’s closing stock price as of January 30, 2026 was $10.63.

On February 2, 2025, members of Management met with representatives of Kinderhook and K&E to discuss various due diligence matters.

On February 4, 2026, Enhabit and Party E entered into a clean team agreement in order to provide to Party E’s advisors with information that could be competitively sensitive. On that day, members of Management also held in-person meetings with representatives of Party E.

Also on February 4, 2026, a strategic counterparty (referred to herein as “Party G”) sent an unsolicited, non-binding indication of interest to acquire Enhabit for $13.00 per share. Party G’s indication of interest was based only on publicly available information. The indication of interest did not separately ascribe any value to the Delaware and Texas Litigations. The indication of interest was provided to the Board. Enhabit’s closing stock price as of February 3, 2026 was $10.82.

On February 7, 2026, Enhabit and Party G executed a confidentiality agreement, and Party G was given access to certain portions of the virtual data room maintained by Enhabit.

On February 9, 2026, Party E, which had explored the opportunity to acquire Enhabit both on its own and jointly with one of its portfolio companies, informed representatives of Goldman Sachs that it would not be submitting a revised offer and would no longer be participating in its review of a potential transaction with Enhabit.

On February 10, 2026, members of Management met in person with representatives of Party G to discuss a potential transaction and Enhabit’s business, in which it was determined that Party G had significant remaining diligence to complete.

Also on February 10, 2026, representatives of Goldman Sachs sent a process letter to Party G in which Party G was asked to submit a revised bid by February 13, 2026. The draft merger agreement that had been made available to Party A, Party E and Kinderhook was also made available to Party G.

Also on February 10, 2026, K&E sent Jones Day a revised draft of the Merger Agreement, a CVR term sheet and certain ancillary documents, which, among other things, reiterated its request that Enhabit’s named executive officers enter into voting and support agreements in connection with the Merger Agreement. The revised draft also noted that Kinderhook was no longer amenable to a go-shop provision given its understanding that Enhabit engaged in discussions with other potential counterparties.

On February 12, 2026, Enhabit issued a press release announcing that Enhabit and Encompass had collected $43.1 million, which was split substantially equally between Enhabit and Encompass, in full satisfaction of their claims for attorneys’ fees and mitigation damages in the Delaware Litigation.

On February 13, 2026, representatives of Goldman Sachs, on behalf of Enhabit, received a preliminary, non-binding indication of interest from Party G to acquire Enhabit for $14.50 per share. The preliminary indication of interest included an estimated time to complete diligence of four to six weeks. The preliminary indication of interest did not separately ascribe any value to the Delaware and Texas Litigations and did not include a markup of the merger agreement or any other transaction agreements, including financing commitment documentation. The preliminary indication of interest was subsequently provided to the Board. Enhabit’s closing stock price as of February 12, 2026 was $11.22.

In light of Kinderhook’s insistence that Enhabit’s named executive officers enter into voting and support agreements in connection with the Merger Agreement, Enhabit’s named executive officers engaged Katzke Miller & Morgenbesser LLP (“KMM”) as their counsel to negotiate the terms of the Support Agreements (for more information about the Support Agreements please see the section of this proxy statement titled “The Support Agreements”). Until the entry into the Merger Agreement on February 22, 2026, representatives of KMM and K&E exchanged drafts of the Support Agreements.

On February 18, 2026, Enhabit entered into a clean team agreement with Party G, in order to provide to Party G’s advisors information that could be competitively sensitive, and proceeded to provide Party G with access to additional due diligence materials under that agreement.

On the morning of February 18, 2026, Kinderhook orally communicated to the general counsel of Enhabit and Mr. Bolton that it intended to submit an updated non-binding indication of interest to acquire Enhabit for $13.35 per share, with no CVR.

On February 18, 2026 and February 19, 2026, the Board held regularly scheduled meetings at which it conducted routine business and discussed the potential transaction with Party G and Kinderhook. Representatives of Goldman Sachs discussed a review of the trading prices of Enhabit’s stock and analyst expectations and price targets.

At the Board meetings, representatives of Goldman Sachs also reviewed its preliminary and illustrative financial analyses based on the December 2025 Projections, as extrapolated for fiscal years 2031 through 2035. Following discussion, the Board and Management finalized the December 2025 Projections and extrapolations for fiscal years 2031 through 2035 (collectively, the “2026 10-Year Model” and, together with the 2025 10-Year Model, the “Enhabit Forecasts”), as further discussed in the section of this proxy statement titled “—Certain Unaudited Prospective Financial Information,” and determined that the 2026 10-Year Model then reflected Enhabit’s best estimate of Enhabit’s future performance.

During the Board meeting on February 18, 2026, Jones Day, on behalf of Enhabit, received a formal updated non-binding indication of interest from Kinderhook to acquire Enhabit for $13.35 per share with no CVR, and requesting exclusivity through February 23, 2026. Kinderhook’s non-binding indication of interest also indicated that key outstanding diligence remained regarding Enhabit’s capitalization and transaction expenses, but that its diligence was otherwise substantially concluded. The revised indication of interest was provided to the Board. Enhabit’s closing stock price as of February 17, 2026 was $11.29.

During the Board meetings, the representatives of Goldman Sachs also provided an update to the Board regarding the status of discussions and negotiations with potential counterparties, including, among other things, (a) that Kinderhook’s updated non-binding indication of interest to acquire Enhabit stated that it was Kinderhook’s best and final proposal, (b) that Party E had withdrawn its consideration of a potential transaction with Enhabit on February 9, 2026, both on its own and jointly with one of its portfolio companies, (c) that Party F had withdrawn its consideration of a potential transaction with Enhabit on January 20, 2026, (d) that, while Party G had provided a non-binding indication of interest on February 13, 2026 to acquire Enhabit for $14.50 per share (with no CVR in respect of the Delaware and Texas Litigations), (i) it would likely take Party G at least four more weeks to complete its due diligence review of Enhabit’s business, (ii) consistent with guidance from representatives of Goldman Sachs, Management had concerns regarding Party G’s ability to ultimately consummate a transaction of the size and complexity of Enhabit given that Party G did not appear to have a track record of acquiring and integrating companies of Enhabit’s size, particularly in the public company context, (iii) a transaction with Party G would likely result in a higher degree of regulatory complexity than a transaction with Kinderhook, potentially from both a timing and certainty perspective, and (iv) Party G did not appear to have fully engaged third-party legal advisors and had not yet provided a markup of the merger agreement or comprehensive financing commitments.

Also during the Board meetings, representatives of Jones Day provided an update on the status of engagement to date with Kinderhook, including as to the remaining open items in the draft transaction documents, including the go-shop provision. Representatives of Goldman Sachs and the Board discussed that, while Kinderhook might have been willing to agree to a moderate increase in price, Kinderhook was not likely to agree to an offer near Party G’s proposal of $14.50 per share, and that there was a risk that requesting too high a price could result in Kinderhook choosing not to proceed with a transaction. The Board and representatives of Goldman Sachs and Jones Day discussed Party G’s ability to make an unsolicited Superior Proposal following the announcement of a transaction with Kinderhook pursuant to the provisions of the Merger Agreement. The Board also discussed the fact that Kinderhook’s proposal included definitive debt and equity commitments and presented relatively low regulatory risk, with a high likelihood of closing certainty. The representatives of Jones Day again reviewed the legal considerations and fiduciary duties relevant to considering various alternatives for maximizing value for Enhabit’s stockholders in the current context.

Also during the Board meetings, representatives of Goldman Sachs reported that Kinderhook had indicated that a CVR was not acceptable and that it had removed such CVR from its proposal in partial exchange for its increase in indicated price to $13.35 per share. Representatives of Goldman Sachs and Jones Day discussed with the Board that, even if Kinderhook were willing to include a CVR in the proposed transaction, the CVR would likely provide minimal additional value to Enhabit’s stockholders because of Kinderhook’s previously stated requirements that (a) Kinderhook would receive one-third of the net proceeds received in the Delaware and Texas Litigations and (b) the CVR would terminate upon the earlier of five years from the consummation of a transaction and a sale of Enhabit by Kinderhook, which time period was likely to be insufficient to realize full recoveries in connection with the Delaware and Texas Litigations. In light of this, as well as the uncertainties as to the timing and amounts of recovery in respect of the Delaware and Texas Litigations, it was the consensus of the Board that it was unable to ascribe certain value to the Delaware and Texas Litigations and, as a result, that the Board should instead focus on maximizing the per share price payable to Enhabit’s stockholders in connection with the consummation of a potential transaction.

Following additional discussion during the Board meeting, the Board determined that (a) while it was not approving a transaction at this time, a per share price of $13.80, reflecting a higher price than had been received in any proposal from a third-party other than Party G, would likely provide more value to Enhabit’s stockholders than continuing to pursue its standalone plan or other alternatives, (b) it would likely not be advisable to pursue a transaction with Party G at this time due to the various risks associated with Party G’s proposal that were discussed earlier in the Board meeting, but that Enhabit should continue to facilitate diligence with Party G and that, accordingly, Kinderhook should not be provided its requested exclusivity, and (c) it would be advisable for representatives of Goldman Sachs to inform Kinderhook that, in order to proceed further with a transaction with Kinderhook at this time, it would need to increase its proposed per share price to $13.80.

On February 19, 2026, following the Board’s determination, representatives of Goldman Sachs conveyed to Kinderhook that it would need to increase its proposed per share price to $13.80.

Following additional negotiations and diligence regarding Enhabit’s capitalization and transaction expenses, on February 20, 2026, Kinderhook, after first orally increasing its offer to $13.65 per share, orally indicated to representatives of Goldman Sachs that it would increase its offer to $13.80 per share if the Merger Agreement was entered into no later than February 23, 2026.

On February 20, 2026, representatives of Goldman Sachs provided a customary material relationships disclosure letter to the Board regarding its relationships with Kinderhook, in which it noted that Goldman Sachs’ investment banking unit was not currently mandated by Kinderhook or its affiliates, portfolio companies or funds managed thereby to provide to any such person financial advisory and/or underwriting services.

On February 21, 2026, Kinderhook orally informed representatives of Goldman Sachs that it was increasing its offer to $13.80 per share and agreeing to reduce the termination fee payable by Enhabit upon certain termination events to 3.3% of the equity value of the transaction in exchange for the removal of the CVR and the go-shop provision in the Merger Agreement, given that Enhabit had pursued discussions with multiple other potential counterparties. Enhabit’s closing stock price as of February 20, 2026 was $11.09.

On February 22, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day present. The Board and the representatives of Jones Day reviewed and discussed the disclosures in the material relationships disclosure letter provided by Goldman Sachs on February 20, 2026. The Board did not identify in Goldman Sachs’ relationships disclosure letter any matter that would affect the ability of Goldman Sachs to fulfill its responsibilities as financial advisor to Enhabit.

During the Board meeting, representatives of Goldman Sachs provided an update regarding recent developments and negotiations with Kinderhook. Representatives of Jones Day provided an update on the status of negotiations with Kinderhook on the terms of the Merger Agreement and related transaction documents. Following this discussion, the Board then discussed the various reasons for pursuing the merger considered, at the February 22, 2026 meeting and prior meetings, in connection with the proposed transaction, as described in the section of this proxy statement titled “—Recommendation of the Board of Directors and Reasons for the Merger.” Ms. Jacobsmeyer also discussed the various risks facing Enhabit operating as a standalone company, including in respect of the regulatory environment and other near- and long-term challenges for Enhabit. Following this discussion, the Board discussed the risks and uncertainties of Party G’s proposal, including, among other things, the likely time delay, counterparty risk, financing risk, regulatory risk and possibility of losing interest from Kinderhook if timing were delayed, and determined that it would not be in the best interests of Enhabit’s stockholders for Enhabit to pursue a transaction with Party G at this time, noting that Party G would have the ability to submit an unsolicited Superior Proposal following an announcement of a transaction with Kinderhook, given that the standstill restrictions to which Party G was subject would automatically terminate in such event. Following this, representatives of Jones Day reviewed with the Board the legal considerations and fiduciary duties relevant to its consideration of a potential transaction.

Also during the Board meeting, representatives of Goldman Sachs reviewed the 2026 10-Year Model which was authorized by the Board for use by Goldman Sachs in its financial analyses and opinion as further discussed in the section of this proxy statement titled “—Certain Unaudited Prospective Financial Information.” Representatives of Goldman Sachs reviewed Goldman Sachs’ financial analyses as further discussed in the section of this proxy statement titled “—Opinion of Goldman Sachs & Co. LLC.” Representatives of Goldman Sachs then rendered to the Board its oral opinion, subsequently confirmed in writing by delivery of a written opinion, that, as of February 22, 2026 and based upon and subject to the factors and assumptions set forth in

Goldman Sachs’ written opinion, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. For a discussion of the opinion of Goldman Sachs, please see the section of this proxy statement titled “—Opinion of Goldman Sachs & Co. LLC.”

After further discussion, the Board unanimously (a) determined that it is in the best interests of Enhabit and its stockholders, and declared it advisable, to enter into the Merger Agreement, (b) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (c) resolved to recommend that the stockholders of Enhabit adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of Enhabit at the Enhabit Stockholder Meeting.

Later on February 22, 2026, Enhabit and Kinderhook entered into the Merger Agreement and Enhabit’s named executive officers and Kinderhook entered into the Support Agreements. Prior to the execution of the Merger Agreement, Management did not discuss, and Kinderhook did not make any proposals or enter into any agreements with employees of Enhabit relating to, the post-closing employment, retention or compensation of Enhabit’s employees, except for Kinderhook’s customary commitments included in the Merger Agreement to maintain certain aspects of Enhabit’s existing arrangements for a period of 12 months following the completion of the Merger.

On February 23, 2026, Enhabit and Kinderhook issued a joint press release announcing the execution of the Merger Agreement.

On March 7, 2026, Party G delivered to representatives of Goldman Sachs, on behalf of Enhabit, an unsolicited, non-binding indication of interest to acquire Enhabit for a per share price in excess of its February 13, 2026 proposal. The indication of interest included a markup of the Merger Agreement and draft financing commitment letters, and was subject to, among other things, its completion of due diligence.

On March 10, 2026, the Board held a special meeting with members of Management and representatives of Goldman Sachs and Jones Day present to discuss Party G’s proposal. Representatives of Goldman Sachs and Jones Day reviewed the financial and legal terms of Party G’s proposal, as well as the provisions of the existing Merger Agreement relating to the receipt of Acquisition Proposals, including the ability of Enhabit to (a) seek clarification from Party G as to the terms of its proposal and (b) potentially provide information to, and engage in discussions with, Party G if the Board determined that Party G’s proposal could reasonably be expected to lead to a Superior Proposal. Following discussion, the Board directed the representatives of Goldman Sachs and Jones Day to seek to clarify certain financial and legal terms of Party G’s proposal. Representatives of Goldman Sachs and Jones Day then asked questions of Party G’s advisors in an effort to clarify such terms.

On March 13, 2026, the Board held a special meeting with members of Enhabit’s management team and representatives of Goldman Sachs and Jones Day to further discuss Party G’s proposal. Representatives of Goldman Sachs and Jones Day provided an update on the clarifications from Party G and its advisors, including as to its proposed sources and uses of funds and the status of its due diligence, financing commitments and regulatory analysis.

Following discussion, the Board determined that Party G’s non-binding proposal could reasonably be expected to lead to a Superior Proposal. The Board did not, however, make a determination that Party G’s proposal was a Superior Proposal, nor did the Board make any determination to change its recommendation that Enhabit’s stockholders vote for the adoption of the Merger Agreement, in each case in light of, among other things, the preliminary and non-binding nature of the proposal, the conditions thereto and the various risks associated with Party G’s proposal that had been considered by the Board prior to the execution of the Merger Agreement with Kinderhook. As a result, Management, representatives of Goldman Sachs and Jones Day were directed to provide access to the data room maintained by Enhabit and to engage in discussions with Party G in an effort to enable the Board to determine whether Party G’s proposal could ultimately be deemed to be a Superior Proposal.

Thereafter, Party G, its representatives and advisors were granted access to the full virtual data room maintained by Enhabit, engaged in due diligence and had numerous meetings with members of Management regarding Enhabit’s business, although neither Party G nor its advisors engaged substantively with Enhabit’s regulatory counsel regarding antitrust or state healthcare regulatory analyses or provided updated financing commitments. On March 26, 2026, following two scheduled diligence meetings at which representatives of Party G failed to attend without notice, representatives of Party G informed representatives of Goldman Sachs that Party G was no longer pursuing a transaction with Enhabit. Due to Party G’s withdrawal of its March 7, 2026 proposal, Enhabit revoked Party G’s access to the virtual data room on the same day.

On March 27, 2026, representatives of Party G contacted representatives of Goldman Sachs and indicated that, notwithstanding Party G’s decision to cease pursuit of a transaction as conveyed the prior day, Party G had reconsidered and was again interested in pursuing a transaction with Enhabit. Party G did not provide a new proposal.

On March 29, 2026, representatives of Goldman Sachs provided an updated material disclosure letter to Enhabit regarding its relationships with Kinderhook to correct an error in its prior letter, in which it indicated that, as of February 20, 2026, Goldman Sachs’ investment banking unit was mandated by Kinderhook and/or its affiliates, portfolio companies or funds managed thereby to provide financial advisory and/or underwriting services unrelated to the transactions contemplated by the Merger Agreement with respect to a matter and, if such matter were to be consummated, Goldman Sachs expected that it would recognize compensation in an aggregate amount less than the transaction fee payable to Goldman Sachs by Enhabit in connection with the transactions contemplated by the Merger Agreement.

On March 31, 2026, representatives of Party G informed representatives of Goldman Sachs that Party G was planning to submit a new Acquisition Proposal. However, representatives of Party G subsequently informed representatives of Goldman Sachs on April 6, 2026, that, notwithstanding its prior communications, Party G had definitively determined that that it would not submit any proposal or further pursue any transaction with Enhabit.

Recommendation of the Board of Directors and Reasons for the Merger

At a meeting of the Board held on February 22, 2026, after consideration and discussions with members of Management and representatives of Goldman Sachs and Jones Day, the Board unanimously:

•	determined that it is in the best interests of Enhabit and its stockholders, and declared it advisable, to enter into the Merger Agreement;

•	approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; and

•	resolved to recommend that the stockholders of Enhabit adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of Enhabit at the Special Meeting.

Accordingly, the Board recommends that the stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

In making its determinations and in reaching its recommendations, the Board held a number of meetings and consulted with members of Management and its outside legal and financial advisors. The Board considered a number of factors and benefits, including the following, which are not presented in order of relative importance, that weighed in favor of the Merger:

Merger Consideration

•

The fact that the price of $13.80 per share of Common Stock in cash payable in the Merger provides certainty, immediate value and liquidity to all stockholders of Enhabit and represents greater value than is reasonably likely to be realized if Enhabit continues to pursue its standalone plan, or other alternatives.

•

The historical market prices, volatility and trading information with respect to shares of Common Stock, including the fact that $13.80 per share to be received by the holders of Common Stock in the Merger represents a premium of approximately 24.4% to the Company’s closing stock price on February 20, 2026 ( the last full trading day prior to the announcement of the transaction) and a premium of approximately 33.8% to the 60-day volume weighted average share price of the Common Stock on NYSE for the period ended February 20, 2026 (the last full trading day prior to the announcement of the transaction).

•	The Board’s ability to solicit an increased offer from Kinderhook from $8.75 per share in July 2025 to $13.80 per share.

•

The Board’s view that Kinderhook’s increased offer of $13.80 per share (as more fully described in the section of this proxy statement titled “—Background of the Merger”) reflected consideration for potential future recoveries in the Delaware and Texas Litigations.

•

The belief of the Board, after discussions with members of Management and outside legal and financial advisors, that, after negotiations with Kinderhook and its representatives, $13.80 per share was the highest price that Kinderhook was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Enhabit, in the aggregate, to which Kinderhook would be willing to agree.

Enhabit’s Operating and Financial Condition and Prospects

•

The current economic environment and industry in which Enhabit operates, including continued costs, risks and uncertainties associated with continuing to pursue its standalone plan, taking into account Enhabit’s business, assets, financial condition, results from operations, historical and projected financial performance, opportunities and execution challenges, as well as market dynamics impacting Enhabit’s outlook.

•	The uncertainty of the future market price with respect to shares of Common Stock, including as a result of risks and uncertainties in the industry, such as regulatory developments.

•

The belief of the Board that the $13.80 per share in Merger Consideration payable in cash was more favorable to Enhabit stockholders on a risk-adjusted basis than the potential value that might result from other strategic opportunities potentially available to Enhabit in the future, based upon the directors’ knowledge of Enhabit’s business, assets, financial condition and results of operations, Enhabit’s historical and projected financial performance and market dynamics, the risks facing Enhabit and the opportunities reasonably available to Enhabit, and the belief that the Merger represented an attractive and comparatively certain value for Enhabit stockholders relative to the risk-adjusted prospects for Enhabit pursuing its standalone plan.

Potential Strategic Alternatives

•

The Board’s consideration of strategic alternatives (including the possibility of continuing to operate Enhabit as an independent company or pursuing a different transaction, including pursuant to Party G’s proposal received on February 13, 2026 (“Party G’s February Proposal”), and the perceived risks of those alternatives, as well as the potential benefits and risks to Enhabit’s stockholders of those alternatives and the timing and likelihood of effecting such alternatives) and the Board’s belief, after discussions with members of Management and outside legal and financial advisors, that the value offered to stockholders in the Merger, combined with their assessment concerning the certainty of the Closing, was more favorable to the stockholders of Enhabit than pursuing Enhabit’s standalone plan or any other strategic alternatives considered, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

•	The extensive strategic review conducted by Enhabit, with the assistance of Enhabit’s outside legal and financial advisors, including that Enhabit received indications of interest from four potential counterparties and engaged in discussions with five potential counterparties since November 28, 2025 (the date on which CMS released the final CMS Reimbursement Rates) and the conclusion that no other proposed transaction was currently available to Enhabit that would reasonably be expected to outweigh the benefits of the Merger for Enhabit’s stockholders, taking into account, among other things, the risks and uncertainties considered by the Board in respect of Party G’s February Proposal, as described in the section of this proxy statement titled “—Background of the Merger.”

•

The Board’s consideration that, if Enhabit did not enter into the Merger Agreement with Kinderhook, there could be a considerable period of time before the trading price of the Common Stock would reach and sustain a per share price equal to the Merger Consideration.

Negotiation Process

•

The fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Enhabit, with the knowledge and at the direction of the Board, and with the assistance of Enhabit’s outside legal and financial advisors.

•

The fact that Enhabit’s outside legal and financial advisors were involved throughout the process and negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the negotiations in addition to those of members of Management.

•

The enhancements that Enhabit and its outside legal and financial advisors were able to obtain as a result of negotiations with Kinderhook, including the increase in the valuation offered by Kinderhook from the time of its initial offer to the final agreement and the inclusion of provisions in the Merger Agreement that were favorable to Enhabit and that the Board believes enhance Closing certainty and increase the likelihood of completing the Merger, while maintaining the Board’s ability to entertain and potentially ultimately accept a Superior Proposal should one become available.

Goldman Sachs’ Opinion and Analysis

•

The Board considered the oral opinion of Goldman Sachs, subsequently confirmed in writing by delivery of a written opinion, to the effect that, as of February 22, 2026, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. For additional information, see the section of this proxy statement titled “—Opinion of Goldman Sachs & Co. LLC” and Annex C to this proxy statement.

Negotiations with Kinderhook and Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, which were the product of arm’s-length negotiations between Enhabit and Kinderhook, with the assistance and guidance of Enhabit’s outside legal and financial advisors, including:

•	Enhabit’s ability under certain circumstances to furnish information to, and conduct negotiations with, third parties submitting Superior Proposals or potentially Superior Proposals;

•	the Board’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a Superior Proposal;

•	the Board’s ability, under certain circumstances, to change, withdraw, amend or modify its recommendation that Enhabit’s stockholders vote in favor of the adoption of the Merger Agreement;

•

Enhabit’s ability, under certain circumstances, to terminate the Merger Agreement to enter into an alternative definitive agreement for a Superior Proposal. In that regard, the Board believed that the Company Termination Fee of approximately $24.5 million payable by Enhabit in such instance is reasonable and consistent with or below similar fees payable in comparable transactions and not preclusive of other offers;

•	that the approval of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the outstanding shares of the Common Stock;

•

the availability of statutory appraisal rights to Enhabit stockholders that do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•

the requirement that the parties use their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement, including to obtain HSR Act approval and any other regulatory approvals required under law, in each case, as promptly as reasonably practicable;

•	the fact that Kinderhook obtained committed Debt Financing in an amount reasonably necessary to consummate the transactions contemplated by the Merger Agreement;

•

representations by Kinderhook in the Merger Agreement that the Financing will be sufficient to pay (i) the Merger Consideration and any other amounts required to be paid at the Closing (including the Payoff Amounts) and (ii) all related fees and expenses payable on the date of the Closing by Kinderhook and Merger Sub in connection with the transactions contemplated by the Merger Agreement;

•

the Equity Investor’s commitment to guarantee Kinderhook’s obligation to pay the Parent Termination Fee of approximately $44.6 million to Enhabit in the event of a termination for which such termination fee is due and payable to Enhabit pursuant to the terms of the Merger Agreement;

•

that the terms of the Merger Agreement provide sufficient operating flexibility for Enhabit to conduct its business in all material respects in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

•

the conditions to closing contained in the Merger Agreement (including the absence of a financing condition), which conditions are limited in number, and which, in the case of the conditions relating to the accuracy of Enhabit’s representations and warranties, are generally subject to a Company Material Adverse Effect qualification;

•	that the definition of “Company Material Adverse Effect” in the Merger Agreement has a number of customary exceptions and is generally a very high standard applied by the courts;

•	the End Date of November 22, 2026 is expected to allow for sufficient time to complete the Merger and obtain all required regulatory approvals;

•

Enhabit’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s or Merger Sub’s obligation to consummate the Merger if the Debt Financing has been funded or will be funded at Closing; and

•	the belief that the transactions contemplated by the Merger Agreement have a substantial likelihood of being consummated successfully.

Business Reputation of Kinderhook. The belief of the Board that the business reputation and experience with transactions of the size and nature of the Merger and financial resources of Kinderhook were factors that supported the conclusion that a transaction with affiliates of Kinderhook had a substantial likelihood of being consummated successfully.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following, which are not presented in order of relative importance:

•

the fact that Enhabit’s public stockholders will not participate in any future growth potential that may be accelerated by Enhabit as a private company, or benefit from any future earnings of Enhabit as a private company following completion of the transactions contemplated by the Merger Agreement;

•

the possibility that all conditions to the Merger will not be timely satisfied or waived, and if it is not consummated, that (i) Enhabit’s directors, Management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Enhabit during the pendency of the Merger, (ii) Enhabit will have incurred significant transaction costs, (iii) Enhabit’s continuing business relationships with employees, patients, providers and payors may be adversely affected, (iv) the trading price of the Common Stock could be adversely affected, (v) the other contractual and legal remedies available to Enhabit in the event of the termination of the Merger Agreement may be insufficient, costly to pursue or both, and (vi) the failure of the Merger to be consummated could result in an adverse perception among Enhabit’s employees, patients, providers and payors, which could cause an adverse impact on Enhabit’s operating results;

•

the potential negative effects of the public announcement of the Merger on Enhabit’s ability to retain key management and other personnel, and its commercial relationships with customers, providers and payors;

•

the restrictions on the conduct of Enhabit’s business prior to the completion of the Merger that require Enhabit to conduct its business in all material respects in the ordinary course and prevent Enhabit from taking certain specified actions without the consent of Kinderhook, subject to specific limitations;

•

the substantial costs involved in connection with entering into the Merger Agreement and the substantial costs to be incurred in completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•

the fact that completion of the Merger requires approval (or expiration of the waiting period) under the HSR Act, certain U.S. state healthcare regulatory requirements and certain other regulatory filings and the possibility that regulatory agencies may delay, object to or challenge the Merger or may seek to impose terms and conditions on their approvals that are not acceptable to Kinderhook;

•

the possibility that the Debt Financing contemplated by the Debt Commitment Letter could not be obtained, resulting in Kinderhook not having sufficient funds to complete the Merger notwithstanding the absence of a financing condition in the Merger Agreement, and that the Parent Termination Fee to be paid by Kinderhook to Enhabit in such circumstances may not be sufficient to cover costs incurred by Enhabit in connection with the contemplated Merger;

•

the fact that the Merger Agreement precludes Enhabit from actively soliciting alternative acquisition proposals, which may limit potential alternative proposals, notwithstanding the process to date and the fact that the Company Termination Fee that would be payable by Enhabit if it entered into an agreement for a Superior Proposal could further hinder potential alternative proposals;

•

the fact that Party G proposed a higher per-share value than the Merger Consideration prior to the execution of the Merger Agreement in Party G’s February Proposal, which the Board determined at the time of the Merger Agreement would not be in the best interests of Enhabit’s stockholders to pursue at that time, given the risks and uncertainties of such counterparty’s proposal, including the likely time delay, counterparty risk, financing risk and possibility of losing interest from Kinderhook if timing of the entry into the Merger Agreement was delayed (as more fully described in the section of this proxy statement titled “—Background of the Merger”);

•

the possibility that, although the Merger provides Enhabit’s stockholders with the opportunity to realize a premium to the price at which shares of Common Stock traded immediately prior to media reports regarding a potential sale of Enhabit, the price for shares of Common Stock might have increased in the future to a price greater than $13.80 in more favorable industry conditions;

•	the possibility that Enhabit’s stockholders could receive greater consideration in a future change in control transaction;

•	the fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to Enhabit’s stockholders for U.S. federal income tax purposes; and

•	the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement.

In addition, the Board was aware of and considered the interests of Enhabit’s directors and executive officers that may be different from, or in addition to, the interests of stockholders generally when approving the Merger Agreement and recommending that stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “—Interests of the Directors and Executive Officers of Enhabit in the Merger.”

The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board, but rather the Board conducted an overall review of the factors described above, including discussions with members of Management and outside legal and financial advisors.

The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Board believed were appropriate to consider, the Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that stockholders vote in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its opinion to the Board that, as of February 22, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 22, 2026, which sets forth assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with Goldman Sachs’ opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Common Stock should vote with respect to the Merger or any other matter.

In connection with rendering its opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	Enhabit’s Annual Reports to stockholders and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2024;

•

Enhabit’s Registration Statement on Form 10, including the information statement contained therein, initially filed on May 25, 2022 relating to the distribution by Encompass of all of the outstanding shares of Common Stock, to Encompass stockholders;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Enhabit;

•	certain other communications from Enhabit to its stockholders;

•	certain publicly available research analyst reports for Enhabit; and

•

certain internal financial analyses and forecasts for Enhabit, prepared by the management of Enhabit and approved for Goldman Sachs’ use by Enhabit, which are referred to as the “2026 10-Year Model,” as further described in the section of this proxy statement titled “—Certain Unaudited Prospective Financial Information.”

Goldman Sachs also held discussions with members of Management regarding their assessment of the past and current business operations, financial condition and future prospects of Enhabit; reviewed the reported price and trading activity for the outstanding shares of Common Stock; compared certain financial and stock market information for Enhabit with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the home health and hospice industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Board’s consent that the 2026 10-Year Model were reasonably prepared on a basis reflecting the best then available estimates and judgments of Management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Enhabit and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs assumed that the Merger would be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Enhabit to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Enhabit, including a non-binding indication of interest for a transaction proposed by a third party that may have resulted in a higher price per share of Common Stock in cash than in the Merger, which indication of interest Enhabit advised Goldman Sachs it determined not to pursue as a result of, among other things, risks, uncertainties and other considerations concerning such proposed transaction; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock, as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Enhabit; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Enhabit, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement or otherwise. In addition, Goldman Sachs does not express any opinion as to the prices at which the Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on Enhabit, Parent or the Merger, or as to the impact of the Merger on the solvency or viability of Enhabit or Parent or the ability of Enhabit or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date hereof. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to such transaction or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 20, 2026, the last trading day before the public announcement of the Merger, and is not necessarily indicative of current market conditions.

Illustrative Discounted Cash Flow Analysis

Using the 2026 10-Year Model, Goldman Sachs performed an illustrative discounted cash flow analysis on Enhabit to derive a range of illustrative present values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.5% to 14.5%, reflecting estimates of Enhabit’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2025 (i) estimates of unlevered free cash flow for Enhabit for the period from January 1, 2026 through December 31, 2035 as reflected in the 2026 10-Year Model and (ii) a range of illustrative terminal values for Enhabit, which were calculated by applying perpetuity growth rates ranging from 0.5% to 1.5% to a terminal year estimate of the unlevered free cash flow to be generated by Enhabit as reflected in the 2026 10-Year Model (which analysis implied terminal value to next twelve month (“NTM”) earnings before interest, taxes, depreciation and amortization (“EBITDA”) (“NTM EBITDA”) multiples ranging from 4.7x to 6.5x). The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the 2026 10-Year Model and market expectations regarding long-term real growth of gross domestic product and inflation. Utilizing its professional judgment and experience, Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Enhabit’s target capital structure weightings, the cost of long-term debt, after-tax yield on cash, if any, future applicable marginal cash tax rate and a beta for Enhabit, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Enhabit by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Enhabit the amount of Enhabit’s total debt and added the amount of Enhabit’s cash and cash equivalents (including $43.1 million in litigation settlement proceeds) in each case, as provided by and approved for Goldman Sachs’ use by Management, to derive a range of illustrative equity values for Enhabit. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock as provided by and approved for Goldman Sachs’ use by Management, using the treasury stock method, to derive a range of illustrative present values per share of $10.41 to $16.26.

Illustrative Present Value of Future Share Price Analysis

Using the 2026 10-Year Model, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for Enhabit as of December 31 for each of the fiscal years 2026, 2027, and 2028, by applying a range of illustrative enterprise value to NTM EBITDA (“EV/NTM EBITDA”) multiples of 8.0x to 9.0x to estimates of Enhabit’s NTM EBITDA for each of the fiscal years 2026, 2027, and 2028. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Enhabit.

Goldman Sachs then subtracted the amount of Enhabit’s total debt and added the amount of Enhabit’s cash and cash equivalents (pro forma for proceeds from litigation) for each of the fiscal years 2026, 2027, and 2028, each as provided by and approved for Goldman Sachs’ use by Management, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for Enhabit for each of the fiscal years 2026, 2027, and 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Common Stock for each of fiscal years 2026, 2027, and 2028, calculated using information provided by and approved for Goldman Sachs’ use by Management, to derive a range of implied future values per share of Common Stock. Goldman Sachs then discounted these implied future equity values per share of Common Stock to December 31, 2025 using an illustrative discount rate of 13.9%, reflecting an estimate of Enhabit’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $13.28 to $21.51 per share of Common Stock.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the home health and hospice industry since 2018. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the consideration paid in the Merger as a multiple of the target company’s last twelve month (“LTM”) adjusted EBITDA based on information in public filings, press releases and Bloomberg and Wall Street research. While none of the companies that participated in the selected transactions are directly comparable to Enhabit, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Enhabit’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions		LTM EV/EBITDA
	Acquiror	Target
June 2025	Linden Capital Partners LLC	Agape Care Group LLC	Undisclosed

June 2024	Addus Home Care Corporation	Curo Health Services, LLC (d/b/a Gentiva)	Undisclosed

June 2023	UnitedHealth Group Incorporated	Amedisys, Inc.	13.8x

June 2023	Addus Home Care Corporation	American Home Care, LLC (d/b/a Tennessee Quality Care)	Undisclosed

April 2022	Clayton, Dubilier & Rice, LLC	Kindred Healthcare, LLC	12.0x

April 2021	Humana Inc.	Kindred Healthcare, LLC	11.0x

Announcement Date	Selected Transactions		LTM EV/EBITDA
	Acquiror	Target

February 2021	Bright Spring Health Services, Inc.	Abode Healthcare, Inc.	16.0x

October 2020	H.I.G Capital, LLC	St. Croix Hospice LLC	16.6x

September 2020	Providence Service Corporation	Simplura Health Group	11.6x

September 2020	Vistria Group, LP and Centerbridge Partners LP	Help at Home, LLC	12.2x

October 2019	Ascension Health	FC Compassus LLC	11.8x

October 2018	Amedisys, Inc.	Compassionate Care Hospice of New Hampshire LLC	12.6x

April 2018	Humana Inc., TPG Inc., Welsh, Carson, Anderson & Stowe	Curo Health Services LLC	15.0x

April 2018	Blue Wolf Capital Partners LLC	Jordan Health Services	10.0x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 10.0x to 18.5x to Enhabit’s LTM adjusted EBITDA as of December 31, 2025, as provided by and approved for Goldman Sachs’ use by Management, to derive a range of implied enterprise values for Enhabit. Goldman Sachs then subtracted from the range of implied enterprise values it derived for Enhabit the amount of total debt of Enhabit and added the amount of Enhabit’s cash and cash equivalents (pro forma for proceeds from litigation), in each case as provided by and approved for Goldman Sachs’ use by Management, and divided the result by the number of fully diluted outstanding shares of Common Stock as of February 20, 2026, as provided by and approved for Goldman Sachs’ use by Management, to derive a reference range of implied values per share of Common Stock of $12.72 to $29.57.

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash transactions announced from January 1, 2020 through February 20, 2026 involving a public company in the healthcare industry (excluding biotechnology transactions) based in the United States as the target where the disclosed enterprise values for the Merger were between $1.0 billion and $5.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, low and high premia of the price paid in the 18 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the Merger. This analysis indicated a median premium of 28%, low premium of 12% and high premium of 77% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 12% to 77% to the closing price per share of Common Stock of $11.09 as of February 20, 2026 to derive a range of implied equity values per share of Common Stock of $12.45 to $19.61.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman

Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Enhabit or Parent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of Common Stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Enhabit, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.

The Merger Consideration was determined through arm’s-length negotiations between Enhabit and Parent and was approved by the Board. Goldman Sachs provided advice to Enhabit during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Enhabit or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Enhabit, Parent, any of their respective affiliates and third parties, including Kinderhook, a significant shareholder of Parent, and any of its respective affiliates and, as applicable, portfolio companies (collectively, “Relevant Entities”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Enhabit in connection with, and participated in certain of the negotiations leading to, the Merger contemplated by the Merger Agreement. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Enhabit or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Parent or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended February 22, 2026, Goldman Sachs Investment Banking has not been engaged by Kinderhook or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of February 22, 2026, Goldman Sachs Investment Banking was mandated by Kinderhook and/or its Related Entities (as defined below) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to a matter and, if such matter were to be consummated, Goldman Sachs Investment Banking expected, as of February 22, 2026, that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. In addition, as of February 22, 2026, Goldman Sachs Investment Banking was not soliciting Kinderhook and/or its Related Entities to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may in the future provide financial advisory and/or underwriting services to Enhabit, Parent, Kinderhook and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

As of February 22, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment in Enhabit and/or its affiliates (excluding any significant shareholder and its other affiliates), (ii) an aggregate direct GS Principal Investment of approximately $5.55 million in Kinderhook and/or its Related Entities , and (iii) no direct GS Principal Investment in Kinderhook Capital Fund 8, L.P., a fund managed by Kinderhook or Kinderhook Capital Fund 8-B, L.P., a fund managed by Kinderhook. As of February 22, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with Kinderhook and/or its affiliates and were invested in equity interests of funds managed by affiliates of Kinderhook. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Kinderhook and/or its affiliates or funds managed thereby in the future.

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Entities, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of the proxy statement, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Entities or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated August 21, 2023, Enhabit engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between Enhabit and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $24.8 million, all of which is contingent upon the consummation of the Merger. In addition, Enhabit has agreed to reimburse

Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information

Although Enhabit may periodically publish limited public guidance concerning its expected financial performance, Enhabit does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to its future performance due to the inherent uncertainty of the assumptions and estimates underlying such projections.

In connection with Enhabit’s regular process for evaluating Enhabit’s business and its consideration of strategic alternatives, including the continued execution of Enhabit’s standalone plan or a possible transaction with a third party, Management maintains financial projections including certain non-public, unaudited prospective financial information for Enhabit on a standalone basis. Enhabit’s financial projections are periodically updated by Management and reviewed with the Board.

As discussed in the section of this proxy statement titled “The Merger—Background of the Merger,” Management prepared, and the Board approved, the February 2025 Projections in the ordinary course to assist the Board in reviewing Enhabit’s business and its consideration of strategic alternatives, including the continued execution of Enhabit’s standalone plan or a possible transaction with a third party. The February 2025 Projections contained non-public, unaudited prospective financial information for Enhabit for fiscal years 2025 through 2029. For purposes of the Board’s consideration of strategic alternatives, the February 2025 Projections were extrapolated for fiscal years 2030 through 2034, referred to collectively as the 2025 10-Year Model, utilizing Management’s estimates of growth rates and margins. The 2025 10-Year Model was provided to representatives of Goldman Sachs for purposes of its preliminary and illustrative financial analyses, as further described in the section of this proxy statement titled “The Merger—Background of the Merger.”

As discussed in the section of this proxy statement titled “The Merger—Background of the Merger,” in the ordinary course to reflect future periods and in recognition of changes in the external environment, including as a result of the finalization of the CMS Reimbursement Rates, Management prepared updated preliminary draft financial projections for fiscal years through 2030, referred to as the December 2025 Projections. The Board approved the December 2025 Projections, after which such projections were made available to Party E, Party F and Kinderhook during the due diligence process. The December 2025 Projections were extrapolated for fiscal years 2031 through 2035 utilizing Management’s estimates of growth rates and margins, referred to collectively as the 2026 10-Year Model. The Board reviewed the 2026 10-year Model at various times through the date on which Enhabit entered into the Merger Agreement and determined that it reflected the best estimate of Enhabit’s future performance. Accordingly, the Board relied upon the 2026 10-Year Model to assist it in reviewing Enhabit’s business and its consideration of strategic alternatives, including the continued execution of Enhabit’s standalone plan or a possible transaction with a third party. The 2026 10-Year Model was provided to representatives of Goldman Sachs, and the Board directed representatives of Goldman Sachs to use the 2026 10-Year Model for purposes of its financial analyses and opinion, as further described in the section of this proxy statement titled “The Merger—Opinion of Goldman Sachs & Co. LLC.”

Enhabit is summarizing the Enhabit Forecasts in this proxy statement in order to provide stockholders with access to certain non-public, unaudited, and risk-adjusted prospective financial information that was prepared for and used by the Board and representatives of Goldman Sachs to evaluate the Merger.

The following table summarizes the 2025 10-Year Model:

	Management Projections					Extrapolations
($ in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Net Service Revenue – Home health	852	923	982	1,044	1,110	1,168	1,216	1,254	1,280	1,293
Net Service Revenue – Hospice	236	266	299	336	374	409	439	461	476	480
Total Net Service Revenue	1,088	1,189	1,281	1,380	1,484	1,577	1,655	1,716	1,756	1,773
Segment Adjusted EBITDA – Home Health(1)	160	183	200	216	235	243	248	251	251	248
Segment Adjusted EBITDA – Hospice(1)	56	63	73	83	94	102	108	113	115	115
Non-Segment General and Administrative Expenses and Net Income Attributable to Noncontrolling Interests	(106)	(108)	(112)	(113)	(116)	(122)	(126)	(129)	(130)	(129)
Adjusted EBITDA(2)	110	138	161	186	213	223	230	235	236	234
Unlevered Free Cash Flow(3)	55	96	92	107	125	131	137	141	144	144

(1)	Segment Adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted earnings before interest, taxes, depreciation and amortization.
(2)

Adjusted EBITDA is a non-GAAP financial measure and is calculated as net income (loss) adjusted to exclude (i) interest expense, net and amortization of debt discounts and fees, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) gains or losses on disposal or impairment of assets or goodwill, (v) stock-based compensation, (vi) net income attributable to noncontrolling interests, and (vii) unusual or nonrecurring items not typical of ongoing operations.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA less depreciation and amortization, stock-based compensation, and tax expense, plus (i) depreciation and amortization, less (ii) capital expenditures, and adjusted for changes in net working capital.

The following table summarizes the 2026 10-Year Model:

	Management Projections					Extrapolations
($ in millions)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Net Service Revenue – Home health	839	893	952	1,019	1,090	1,142	1,180	1,204	1,215	1,228
Net Service Revenue – Hospice	268	306	346	388	435	475	506	526	537	542
Total Net Service Revenue	1,106	1,199	1,298	1,407	1,524	1,617	1,686	1,731	1,752	1,770
Segment Adjusted EBITDA – Home Health(1)	154	176	201	229	259	261	254	243	232	233
Segment Adjusted EBITDA – Hospice(1)	69	81	95	109	126	131	132	132	128	127
Non-Segment General and Administrative Expenses and Net Income Attributable to Noncontrolling Interests	(107)	(109)	(112)	(115)	(118)	(124)	(128)	(130)	(130)	(129)
Adjusted EBITDA(2)	117	148	184	223	267	269	258	245	230	231
Unlevered Free Cash Flow(3)	87	82	106	132	161	164	157	150	141	143

(1)	Segment Adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted earnings before interest, taxes, depreciation and amortization.

(2)

Adjusted EBITDA is a non-GAAP financial measure and is calculated as net income (loss) adjusted to exclude (i) interest expense, net and amortization of debt discounts and fees, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) gains or losses on disposal or impairment of assets or goodwill, (v) stock-based compensation, (vi) net income attributable to noncontrolling interests, and (vii) unusual or nonrecurring items not typical of ongoing operations.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure and is calculated as Adjusted EBITDA less depreciation and amortization, stock-based compensation, and tax expense, plus (i) depreciation and amortization, less (ii) capital expenditures, and adjusted for changes in net working capital.

Cautionary Note About the Enhabit Forecasts

The Enhabit Forecasts were developed by Management as then-current estimates of Enhabit’s future financial performance as a standalone company, without giving effect to the Merger, or any changes to Enhabit’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Enhabit Forecasts also do not consider the effect of any failure of the Merger to be completed, and should not be viewed as accurate or continuing in that context. The Enhabit Forecasts do not take into account any circumstances, transactions or events occurring after the date on which the Enhabit Forecasts were prepared and do not give effect to any changes after the date on which they were made, including as a result of the Merger or any effects of the Merger.

The Enhabit Forecasts were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Enhabit Forecasts included in this document have been prepared by, and are the responsibility of, Management. Neither Enhabit’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Enhabit Forecasts, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the Enhabit Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by Management that Management believed in good faith were reasonable and reflected the best then-currently available estimates and judgments of Management, subject to applicable assumptions. Enhabit’s ability to achieve the financial results contemplated by the Enhabit Forecasts will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Enhabit Forecasts reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Enhabit Forecasts not to be achieved include, among others, the risks identified in Enhabit’s SEC filings, including its Annual Report on Form 10-K for fiscal years ended December 31, 2025 and December 31, 2024, and subsequent filings with the SEC, as well as in the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. All of these factors are difficult to predict, and many of them are outside of Enhabit’s control. As a result, there can be no assurance that the Enhabit Forecasts will be realized, and actual results may be materially better or worse than those contained in the Enhabit Forecasts. The Enhabit Forecasts may differ from publicized analyst estimates and forecasts. You should evaluate the Enhabit Forecasts, if at all, in conjunction with Enhabit’s historical financial statements and other information regarding Enhabit contained in its SEC filings. The Enhabit Forecasts may not be consistent with Enhabit’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, Enhabit does not intend to update or otherwise revise the Enhabit Forecasts to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Enhabit Forecasts reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Enhabit Forecasts also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Enhabit Forecasts are not, and should not be considered to be, a guarantee of future operating results. The Enhabit Forecasts should not be regarded as an indication that Management, the Board or any of their respective advisors, or any other person, considered or now considers the Enhabit Forecasts to be necessarily predictive of actual future results. Further, the Enhabit Forecasts are not fact and should not be relied upon as being necessarily indicative of Enhabit’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Enhabit Forecasts are not calculated in accordance with GAAP. Financial measures, such as Adjusted EBITDA and Unlevered Free Cash Flow, are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Enhabit Forecasts, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Enhabit Forecasts are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Goldman Sachs or Kinderhook. Accordingly, no reconciliation of the non-GAAP financial measures included in the Enhabit Forecasts is provided in this proxy statement.

The Enhabit Forecasts constitute forward-looking statements. By including the Enhabit Forecasts in this proxy statement, none of Enhabit, the Board, Goldman Sachs or any of Enhabit’s or the Board’s respective representatives and advisors has made or makes any representation to any person regarding Enhabit’s ultimate performance as compared to the information contained in the Enhabit Forecasts. The inclusion of the Enhabit Forecasts should not be regarded as an indication that the Board, Enhabit, Goldman Sachs or any other recipient of the Enhabit Forecasts considered, or now considers, the Enhabit Forecasts to be predictive of Enhabit’s actual performance or actual future results, and you should not rely on the Enhabit Forecasts as such. For information on factors that may cause Enhabit’s future results to materially vary, see the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.” Further, the inclusion of the Enhabit Forecasts in this proxy statement does not constitute an admission or representation by Enhabit that the information presented is material. The Enhabit Forecasts are included in this proxy statement solely to give stockholders access to the information that was made available to the Board, Goldman Sachs and Kinderhook, as described above. The Enhabit Forecasts are not included in this proxy statement in order to influence any stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In light of the foregoing factors and the uncertainties inherent in the Enhabit Forecasts, stockholders are cautioned not to place undue reliance, if any, on the Enhabit Forecasts.

Interests of the Directors and Executive Officers of Enhabit in the Merger

Overview

In considering the proposals to be voted on at the Special Meeting, Enhabit stockholders should be aware that Enhabit’s directors and executive officers have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of Enhabit stockholders generally, including, among other things, the treatment of outstanding Company Equity Awards under the Merger Agreement, the potential payment of severance benefits, accelerated vesting of outstanding Company Equity Awards, and/or the vesting of retention awards upon certain qualifying terminations of employment, and rights to ongoing indemnification and insurance coverage. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching the decision to adopt the Merger Agreement and determining that the transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of Enhabit’s stockholders, and in resolving to recommend that Enhabit’s stockholders vote to approve the Merger Agreement. These interests are described in more detail below and, with respect to the named executive officers of Enhabit, are quantified in the tables below.

Treatment of Company Equity Awards

Company Equity Awards will be treated as follows in accordance with the Merger Agreement. As of the Effective Time:

•

each Company Option that is outstanding and unexercised will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and the holder of the award, as of the Effective Time, each outstanding and unexercised Company Option will be automatically cancelled and converted to the right to receive an amount in cash, equal to the product obtained by multiplying (i) the total number of shares of Common Stock subject to the Company Option by (ii) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of Common Stock applicable to such Company Option. Each Company Option that is then outstanding and unexercised and that has an exercise price per share of Common Stock that is equal to, or greater than, the Per Share Amount will be automatically cancelled, without any further action on the part of the holder of any Company Option, and no consideration will be delivered in exchange therefor;

•

each Company RSU and Company RSA that is outstanding will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and the holder of the award, as of the Effective Time, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, multiplied by (B) the Per Share Amount; and

•

each Company PSU that is outstanding will become vested in the number of shares of Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the Compensation & Human Capital Committee of the Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and the holder of the award, as of the Effective Time, the vested portion of a Company PSU will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Common Stock underlying such vested portion of the Company PSU, multiplied by (B) the Per Share Amount. The unvested portion of a Company PSU will be automatically cancelled and no consideration will be delivered in exchange therefor.

All of Enhabit’s executive officers hold Company RSUs and Company PSUs, and only Ms. Jacobsmeyer also holds Company Options and Company RSAs. The Company’s non-employee directors currently hold Company RSUs that are fully vested.

For an estimate of the amounts that would be payable to each of Enhabit’s named executive officers in respect of their unvested Company Equity Awards upon the closing of the transactions contemplated by the Merger Agreement, see the section of this proxy statement titled “—Quantification of Potential Payments and Benefits to Enhabit’s Named Executive Officers in Connection with the Merger” below. The estimated value

(using a per share price of Enhabit common stock of $13.80) in respect of unvested Company Equity Awards held by Enhabit’s only executive officer who is not a named executive officer, Jeanne L. Kalvaitis, that would vest if the Merger was to be completed on March 16, 2026 is $999,962. As noted above, none of Enhabit’s non-employee directors hold any unvested Company Equity Awards. The vested Company RSUs held by each non-employee director will be treated as described above.

Jacobsmeyer Transition Agreement

Our Chief Executive Officer, Ms. Jacobsmeyer, is party to a Transition, Separation and Release Agreement (the “Jacobsmeyer Transition Agreement”) with Enhabit. Pursuant to the Jacobsmeyer Transition Agreement, Ms. Jacobsmeyer will continue to serve as President and Chief Executive Officer of Enhabit until the earlier of July 31, 2026 (the “Separation Date”) and the date a successor Chief Executive Officer is appointed by the Board (such earlier date, the “Transition Date”). During any period between the Transition Date and the Separation Date, Ms. Jacobsmeyer will serve as a non-executive employee advisor to Enhabit and be paid a base salary at a monthly rate of $25,000. Pursuant to the Jacobsmeyer Transition Agreement, if the Company terminates Ms. Jacobsmeyer’s employment without “cause” prior to the Separation Date, Ms. Jacobsmeyer will vest in her Company Equity Awards to the same extent she would have had she remained employed through the Separation Date. Further, subject to Ms. Jacobsmeyer’s execution of a release of claims in connection with her departure on the Separation Date, she will be entitled to: (1) full vesting of any Company RSUs she holds that are then unvested (subject to forfeiture or clawback in the event Ms. Jacobsmeyer materially breaches the restrictive covenants in the Jacobsmeyer Transition Agreement); and (2) continued eligibility to participate in the Company’s annual cash incentive award program for senior executives for 2026, subject to proration based on her period of service as Chief Executive Officer during 2026. The Jacobsmeyer Transition Agreement provides that the circumstances of her transition as described therein do not entitle her to any benefits under Enhabit’s Executive Severance Plan (the “Executive Severance Plan”), but that she does remain eligible to participate in Enhabit’s Executive Change in Control Benefits Plan (the “Executive Change in Control Benefits Plan”) until the Transition Date.

Retention Agreements

Each of the following executive officers is party to a cash retention agreement (the “Retention Agreements”) with Enhabit: Ryan T. Solomon, Julie D. Jolley, Dylan C. Black, Tanya R. Marion, and Jeanne L. Kalvaitis. Retention bonuses under the Retention Agreements will vest and pay out on December 31, 2026, or earlier in the event of: (1) a termination of the applicable executive officer’s employment by Enhabit without “cause” or by the executive for “good reason,” (2) the applicable executive officer’s death or “disability,” or (3) a qualifying “change in control” where the award is not continued by the surviving company. For an estimate of the amounts that would be payable to Enhabit’s named executive officers under the Retention Agreements upon a qualifying termination of employment in connection with the Closing, see the section of this proxy statement titled “—Quantification of Potential Payments and Benefits to Enhabit’s Named Executive Officers in Connection with the Merger” below. The estimated aggregate value in respect of the retention award held by Ms. Kalvaitis (who is not a named executive officer) that would vest if the Merger was to be completed and she were to experience a qualifying termination on March 16, 2026 is $152,500.

Executive Severance Plan

Each of the current executive officers of Enhabit, other than Ms. Jacobsmeyer, is a participant in the Executive Severance Plan. Under the Executive Severance Plan, if a participating executive officer’s employment is terminated by the participant for “good reason” or by Enhabit other than for “cause,” the participant is entitled to receive a cash severance payment, health benefits, and the other benefits as described below, subject to the participant’s execution of an effective restrictive covenant and release agreement:

•	a lump sum cash severance payment equal to his or her annual base salary in effect at the time of termination multiplied by 1.75x;

•	any accrued obligations;

•

continued coverage under Enhabit’s medical, dental and vision insurance plans and programs, excluding disability, for up to 12 months, at the same cost sharing between Enhabit and the participant as a similarly situated active employee;

•	vesting of a prorated portion of any then-unvested Company Equity Award that is subject only to time-based vesting; and

•

vesting of a prorated portion of any then-unvested Company Equity Award that is performance-based, based on actual achievement of the performance objectives for the full performance period, as determined after the conclusion of such performance period by the Compensation Committee.

Amounts paid under the Executive Severance Plan are in lieu of, and not in addition to, any other severance or termination payments under any other plan or agreement with Enhabit. As a condition to receipt of any payment under the Executive Severance Plan, the participant must waive any entitlement to any other severance or termination payment.

Executive Change in Control Benefits Plan

Each of the current executive officers of Enhabit is a participant in the Executive Change in Control Benefits Plan. Under the Executive Change in Control Benefits Plan, if a participant’s employment is terminated (i) following the occurrence of a specified event which may lead to a “change in control” and within six months prior to the consummation of the “change in control” to which such specified event relates or (ii) within 24 months following a “change in control,” either by the participant for “good reason” or by Enhabit without “cause,” then the participant will receive the payments and benefits described below, subject to the participant’s execution of an effective restrictive covenant and release agreement:

•	For Ms. Jacobsmeyer:

•

a lump sum cash severance payment equal to the sum of Ms. Jacobsmeyer’s highest annual base salary in the preceding three years plus the average of actual annual incentives for the prior three years, multiplied by 2.5x;

•

a prorated target annual incentive award for any incomplete performance period (and, in the case of a termination after the completion of the performance period but before payment of the earned award, an amount for such completed period based on actual performance);

•	any accrued obligations; and

•

continued coverage under Enhabit’s medical, dental and vision insurance plans and programs, excluding disability, for up to 18 months, at the same cost sharing between Enhabit and the participant as a similarly situated active employees.

•	For all other participating executive officers:

•

a lump sum cash severance payment equal to the sum of the executive officer’s highest annual base salary in the preceding three years plus the average of actual annual incentives for the prior three years (excluding years where the executive officer was not eligible), multiplied by 1.75x;

•

a prorated target annual incentive award for any incomplete performance period (and, in the case of a termination after the completion of the performance period but before payment of the earned award, an amount for such completed period based on actual performance);

•	any accrued obligations; and

•

continued coverage under Enhabit’s medical, dental and vision insurance plans and programs, excluding disability, for up to 12 months, at the same cost sharing between Enhabit and the participant as a similarly situated active employee.

In addition, if a “change in control” of Enhabit were to occur, outstanding Enhabit equity awards would be treated as follows: (1) if a replacement award is not provided with respect to such outstanding award, the award would vest (with respect to performance-based awards, such vesting would be at the “change-in-control performance level” described below) or (2) a replacement award is provided with respect to such outstanding award, but the participant resigns for “good reason” or is terminated without “cause” within 24 months following such “change in control,” then such award would vest. Options or stock appreciation rights that vest under (2) would remain exercisable until the earlier of two years following the termination or the original expiration date. With respect to outstanding performance-based awards, the replacement award must be a time-based award covering a number of units based on the “change-in-control performance level”, which is (x) the greater of the target value or actual performance at the time of the “change in control,” if such “change in control” occurred on or before the last day of the performance period, or (y) actual performance, if such “change in control” occurred after the end of the performance period.

Payments under the Executive Change in Control Benefits Plan are subject to a “best net” cutback with respect to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), whereby, in the event that it is determined that any payment or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments or benefits will be reduced so that no portion is subject to the excise tax imposed by Section 4999 of the Code, but only to the extent such reduction will result in a net after-tax benefit to the executive.

For estimates of the amounts that would be payable to Enhabit’s named executive officers pursuant to the Executive Change in Control Benefits Plan upon a qualifying termination of employment that occurs in connection with the transactions contemplated by the Merger Agreement, see the section of this proxy statement titled “—Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below. The estimated severance value for Ms. Kalvaitis under the Executive Change in Control Benefits Plan, excluding the value of unvested Company Equity Awards and her retention award provided above and assuming that the Merger was to be completed and she were to experience a qualifying termination on March 16, 2026 and that no “best net” cutback is applied is $678,760.

Definitions of Certain Terms

For purposes of the Executive Severance Plan and Executive Change in Control Benefits Plan, “cause” generally means: (i) Enhabit’s procurement of evidence of the participant’s act of fraud, misappropriation, or embezzlement with respect to Enhabit or any of its subsidiaries; (ii) the participant’s indictment for, conviction of, or plea of guilty or no contest to, any misdemeanor involving moral turpitude or any felony (other than a minor traffic violation); (iii) the suspension or debarment of the participant or of Enhabit or its affiliates from participation in any federal or state health care program as a result of any willful or grossly negligent act or omission of the participant in connection with his or her employment with Enhabit or any of its subsidiaries; (iv) the participant’s admission, or a finding by a court or the SEC (or a similar state agency), of liability for the violation of any securities laws, other than those that are noncriminal; (v) a formal indication that the participant is a target or the subject of any investigation or proceeding into the actions or inactions of the participant for a violation of any securities laws (other than those that are noncriminal); (vi) the participant’s failure after reasonable prior written notice from Enhabit or any of its subsidiaries to comply with any valid and legal directive of the chief executive officer of Enhabit or Enhabit’s board of directors that is not remedied within 30 days of the participant being provided written notice thereof from Enhabit; (vii) any willful or gross misconduct by the participant in connection with the participant’s duties to Enhabit that could reasonably be expected to be materially injurious to the financial condition or business reputation of Enhabit or its affiliates; or (viii) other than as provided in clauses (i) through (vii) above, the participant’s breach of any material provision of any employment agreement or other material agreement with Enhabit, if applicable, or the participant’s breach of or failure to perform the material duties and responsibilities of the participant’s job, that is not remedied within 30 days or repeated breaches of a similar nature.

For purposes of the Executive Severance Plan, “good reason” means, subject to an applicable notice and cure period, (i) assignment of a position that is of a lesser rank than held by the participant prior to the assignment and that results in a material adverse change in such participant’s reporting position, duties or responsibilities or title or elected or appointed offices as in effect immediately prior to the effective date of such change; (ii) a material reduction in such participant’s “total compensation” from that in effect immediately prior to the effective date of such reduction, where “total compensation” means the sum of base salary, target bonus opportunity and the opportunity to receive compensation in the form of equity in Enhabit, subject to certain exceptions; or (iii) any change of more than 50 miles in the location of the principal place of employment of such participant immediately prior to the effective date of such change. The “good reason” definition in the Executive Change in Control Benefits Plan is substantially the same as the foregoing, provided that such definition also includes as triggers: (1) in the case of an executive officer of Enhabit, ceasing to be an executive officer of a company with securities registered under the Exchange Act and (2) any change in a participant’s status as a Tier 1 or Tier 2 participant under such plan to a status that provides a lower benefit under such plan during the applicable change in control protection period.

For purposes of the Executive Change in Control Benefits Plan, “change in control” means: (i) the acquisition by any person or group of beneficial ownership of 30% or more of either the then-outstanding shares of common stock or the combined voting power of Enhabit’s then-outstanding voting securities subject to certain exceptions; or (ii) during any 24 month period, the individuals who at the beginning of such period constituted the board, or the “Incumbent Board,” cease for any reason to constitute at least a majority of the board (any person becoming a director in the future whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such person were a member of the Incumbent Board); or (iii) the consummation of a merger or consolidation of Enhabit with or into another person or the merger of another person with or into Enhabit, or the sale of all or substantially all the assets of Enhabit to another person, other than a transaction following which (a) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the combined voting power immediately prior to such transaction own at least a majority of the combined voting power immediately after such transaction and (b) in the case of an asset sale, each transferee is owned by holders of securities that represented at least a majority of the combined voting power immediately prior to such sale; or (iv) a liquidation or dissolution of Enhabit or the adoption of a plan of liquidation or dissolution of Enhabit.

Director Deferred Compensation Plan

Enhabit sponsors the Director Deferred Compensation Plan, which allows Enhabit’s non-employee directors to elect to receive Enhabit common stock in lieu of cash compensation and to elect to defer receipt of such common stock received in lieu of cash compensation in the form of deferred stock units. Accounts under this plan are already fully vested. Because the members of the Board are expected to separate from service in connection with the Closing, account balances under this plan (which per the terms of such plan are fully vested) are expected to pay out in connection with the Merger under the terms of such plan.

Director and Officer Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the directors and officers of Enhabit will generally be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance and fiduciary liability insurance policies for a period of six years following the Effective Time. Such indemnification and insurance coverage is further described in the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance” beginning on page 110.

Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger

The table below entitled “Golden Parachute Compensation,” along with its footnotes, shows the compensation that may be paid or may become payable to Enhabit’s named executive officers that is based on or otherwise related to the transactions contemplated by the Merger Agreement, as required by Item 402(t) of Regulation S-K, which compensation is subject to a non-binding advisory vote of Enhabit’s stockholders, as described below.

The named executive officers for purposes of this disclosure are the following individuals:

Name	Position
Barbara A. Jacobsmeyer	President and Chief Executive Officer
Ryan T. Solomon	Chief Financial Officer
Dylan C. Black	General Counsel and Secretary
Julie D. Jolley	Executive Vice President, Home Health
Tanya R. Marion	Chief Human Resources Officer

Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the Merger and, as a result, the actual amounts, if any, to be received by a current named executive officer may differ in material respects from the amounts set forth below.

The amounts indicated below do not attempt to quantify any reduction that may be required as a result of the Code Section 280G “best net” cutback included in the Executive Change in Control Benefits Plan; therefore, actual payments to the named executive officers could be less than the amounts indicated below.

In addition, the table below does not include amounts that Enhabit’s named executive officers were already entitled to receive or vested in as of the date hereof.

Assumptions

For purposes of calculating the amounts indicated in the table below, unless otherwise noted, we have assumed:

•	the Effective Time is March 16, 2026, which is the assumed date of the Closing of the Merger solely for purposes of this Merger-related compensation disclosure;

•	a price per share of Enhabit Common Stock of $13.80;

•

each named executive officer is employed by Enhabit as of the Effective Time and their employment is terminated by Enhabit or its successor without “cause” or by the officer for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the Effective Time (each, referred to as a “qualifying termination”);

•	the named executive officers hold only the Company Equity Awards held by each named executive officer as of March 16, 2026, the latest practicable date before the filing of this proxy statement;

•	all unvested Company Equity Awards held by each named executive officer as of March 16, 2026 remain unvested as of the Effective Time;

•

all unvested Company PSUs held by each named executive officer as of March 16, 2026 will become vested in the number of shares of Common Stock subject to the Company PSU based on the target performance level;

•	each named executive officer will receive the benefits outlined in the Executive Change in Control Benefits Plan;

•

no named executive officer enters into any new agreement or becomes entitled to, prior to the Closing, additional compensation or benefits related to the transactions contemplated by the Merger Agreement;

•	each named executive officer has properly executed any required releases and complied with all requirements necessary in order to receive all payments and benefits; and

•

for purposes of the agreements and plans described below, the consummation of the transactions as contemplated by the Merger Agreement constitutes a “change in control” or “change of control” (as defined under Enhabit’s applicable compensation plans) at the Effective Time.

For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see the sections of this proxy statement titled “—Treatment of Company Equity Awards,” “—Jacobsmeyer Transition, Separation, and Release Agreement,” “—Retention Agreements,” and “—Executive Change in Control Benefits Plan” above.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Barbara A. Jacobsmeyer	3,296,413	7,795,026	182	11,091,621
Ryan T. Solomon	1,442,214	2,870,096	17,908	4,330,218
Dylan C. Black	1,136,140	1,757,347	12,162	2,905,649
Julie D. Jolley	1,187,294	2,007,734	9,838	3,204,866
Tanya R. Marion	1,009,540	1,650,439	17,908	2,677,887

(1)

Cash. The estimated amounts listed in this column include the aggregate value of cash severance benefits each named executive officer would be entitled to receive under the Executive Change in Control Benefits Plan in connection with a qualifying termination within two years after the Closing (or for certain terminations occurring prior to the Closing, as described above), including a lump sum cash severance payment based on a multiple of the named executive officer’s base salary and three-year average of actual annual incentive payments; a pro-rata target annual incentive payment for the year of the qualifying termination; accrued but unused and unpaid vacation; and, for each of Mr. Solomon, Mr. Black, Ms. Jolley, and Ms. Marion, a cash payment pursuant to the applicable Retention Agreement, as set forth in more detail in the table below. Severance payments under the Executive Change in Control Benefits Plan are “double-trigger” in that they would be paid to the named executive officer only if such named executive officer experiences a qualifying termination within the time period specified above. Likewise, payments under the Retention Agreements are “double-trigger” benefits in that they would be triggered and paid prior to their originally scheduled payment date only if the named executive officer’s employment is terminated prior to December 31, 2026, or if a “change in control” occurs and the surviving company does not assume the Retention Agreement. The estimated amounts shown in this column are based on the compensation levels in effect on March 16, 2026, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation levels are changed after such date, actual payments to a named executive officer may be different than those listed in this column. For additional information see the sections of this proxy statement titled “Retention Agreements” and “Executive Change in Control Benefits Plan” above. The table below provides further information regarding the amounts included in this column for each named executive officer:

Name	Lump Sum Cash Severance ($)	Pro-Rata Target Bonus ($)	Retention Agreement Payment ($)	Unused and Unpaid Vacation ($)	Total ($)
Barbara A. Jacobsmeyer	3,073,288	223,125	—	—	3,296,413
Ryan T. Solomon	1,104,712	87,502	250,000	—	1,442,214
Dylan C. Black	872,890	68,250	195,000	—	1,136,140
Julie D. Jolley	920,544	71,750	195,000	—	1,187,294
Tanya R. Marion	773,289	61,250	175,001	—	1,009,540

(2)

Equity. The estimated amounts listed in this column represent the aggregate value in respect of each named executive officer’s unvested Company Equity Awards (including unvested Company RSUs, unvested Company PSUs, and unvested Company RSAs) as of March 16, 2026, the latest practicable date before the filing of this proxy statement. No value is included with respect to Company Options, because they were all “underwater” as of March 16, 2026. Vesting of Company Equity Awards is a “single-trigger” benefit that will be triggered by the Closing as provided under the terms of the Merger Agreement. For additional information, please see the section of this proxy statement titled “The Merger Agreement—Treatment of Company Equity Awards” and the table set forth below.

	Aggregate Value of Unvested Company RSUs ($)	Aggregate Value of Unvested Company PSUs ($)	Aggregate Value of Unvested Company RSAs ($)	Aggregate Value of In-the- Money Company Options ($)	Total ($)
Barbara A. Jacobsmeyer	1,754,380	5,130,343	910,303	—	7,795,026
Ryan T. Solomon	1,844,563	1,025,533	—	—	2,870,096
Dylan C. Black	808,128	949,219	—	—	1,757,347
Julie D. Jolley	876,838	1,130,896	—	—	2,007,734
Tanya R. Marion	738,576	911,863	—	—	1,650,439

(3)

Perquisites/Benefits. The estimated amounts listed in this column represent the estimated value of continued medical, dental and vision benefits each named executive officer would be entitled to receive under the Executive Change in Control Benefits Plan in connection with a qualifying termination within two years after the effective time (or for certain terminations occurring prior to the Closing). Such payments are “double-trigger” in that they would be paid to a named executive officer only if such named executive officer experiences a qualifying termination within the time period specified above. The estimated amounts shown in this column are based on benefits in effect on March 16, 2026, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if benefit levels are changed after such date, actual payments to a named executive officer may be different than those listed in this column. For additional information see the section of this proxy statement titled “Interests of the Directors and Executive Officers of Enhabit in the Merger—Executive Change in Control Benefits Plan.”

Financing of the Merger

The Merger is not conditioned upon receipt of financing by Parent. Parent has obtained debt financing commitments for the Financing in an amount sufficient, when combined with the equity investment described below and other sources of proceeds, to complete the transactions contemplated by the Merger Agreement. The Merger Agreement requires each of Parent and Merger Sub to use, and to cause their respective affiliates to use, reasonable best efforts to arrange, obtain and consummate the Debt Financing on the terms and subject only to the conditions described in the Debt Commitment Letter. Pursuant to the Merger Agreement, Enhabit is required to, and shall cause each of its subsidiaries and each of their respective representatives to, use reasonable best efforts to provide Parent with customary cooperation in connection with the Debt Financing. The Debt Financing is generally subject to the satisfaction of the conditions to Parent and Merger Sub’s obligations to effect the Closing as set forth in the Merger Agreement and the substantially concurrent Closing on the terms and subject to the conditions of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, the Equity Investor delivered a limited guarantee in favor of Enhabit and pursuant to which, subject to the terms and conditions contained therein, the Equity Investor is guaranteeing certain obligations of Parent and Merger Sub in connection with the Merger Agreement, including the payment of the Parent Termination Fee.

The Equity Investor has committed to invest in Parent an amount equal to $688 million, solely for the purpose of funding, and to the extent necessary to fund (together with the proceeds of the Debt Financing and other sources of proceeds), the payment of (a) the aggregate Merger Consideration and any other amounts required to be paid at Closing and (b) all related fees and expenses payable on the date of Closing by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement.

Closing and Effective Time of the Merger

The Closing will take place on a date that is three business days after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Closing set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under the Merger Agreement waiver of those conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date agreed to in writing by the parties.

As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State, or at such later time as Parent and Enhabit agree and specify in the certificate of merger.

Appraisal Rights

If the Merger is consummated, holders of record and beneficial owners of shares of Common Stock who do not vote in favor of the Merger, who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares of Common Stock in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Enhabit stockholders or beneficial owners exercise their appraisal rights under Section 262. Stockholders and beneficial owners of shares should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.

Under Section 262, if the Merger is completed, stockholders or beneficial owners of shares of Common Stock who (i) properly submit a written demand for appraisal of such holder’s or owner’s shares to Enhabit prior to the vote on the Merger at the Special Meeting, (ii) do not vote in favor of the Merger, (iii) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (iv) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (v) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262(g) are satisfied and to receive payment of the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (a) reasonably identify the holder of record of the shares for which that demand is made, (b) be accompanied by documentary evidence of your beneficial ownership of such shares and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (c) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class of shares eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. These conditions are referred to herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (A) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (B) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Enhabit’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder or beneficial owner of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the per share price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares, Enhabit believes that if a stockholder or a beneficial owner is considering exercising such rights, that holder or owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•

The stockholder or beneficial owner must not vote in favor of the Merger. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain.

•

The stockholder or beneficial owner must deliver to Enhabit a written demand for appraisal of such holder’s or owner’s shares before the vote on the Merger at the Special Meeting. Such demand must reasonably inform Enhabit of the identity of the holder or owner, as applicable, and that the holder or owner, as applicable, intends thereby to demand appraisal of such shares. In the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262.

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The stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger. A stockholder or beneficial owner will lose appraisal rights if the holder or owner transfers the shares before the effective date of the Merger.

•	The stockholder or beneficial owner must otherwise comply with Section 262.

Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of all such persons within 120 days after the Effective Date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of shares within the time prescribed in Section 262.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Enhabit, before the vote on the Merger at the Special Meeting, a written demand for the appraisal of such holder’s or owner’s shares. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger. A vote in favor of the Merger, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger or abstain from voting on the Merger. Neither voting against the Merger nor abstaining from voting or failing to vote on the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares by a holder of record must reasonably inform Enhabit of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares. A demand for appraisal in respect of such shares should be executed by or on behalf of the beneficial owner and must reasonably inform Enhabit of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (i) reasonably identify the holder of record of the shares for which the demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f).

If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

Attn: Corporate Secretary

If a person who has made a demand for an appraisal in accordance with Section 262 delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of Section 262, either within 60 days after the Effective Time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery will not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time of the Merger.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Date of the Merger, the Surviving Corporation will notify each record holder of shares of Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the “fair value” of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Enhabit’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares. Accordingly, any persons who desire to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their shares within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which Enhabit has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.

At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Enhabit believes that each of the per share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Enhabit nor Parent anticipates offering more than the per share price to any stockholder or beneficial owner exercising appraisal rights, and each of Enhabit and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share is less than the per share Merger Consideration. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, final, temporary and proposed Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax). In addition, this summary does not address (i) the potential application of the Medicare net investment income surtax, (ii) any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), (iii) the rules regarding qualified small business stock within the meaning of Sections 1202 or 1045 of the Code, or (iv) the U.S. federal income tax consequences to holders of Common Stock that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each, as defined below), or both, as the context may require.

This discussion is for general information only and does not describe all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances or to a holder subject to special rules:

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holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes (or any investor therein), banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders holding their shares of Common Stock as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

•	holders deemed to have sold their shares of Common Stock under the constructive sale provisions of the Code;

•	holders that received their shares of Common Stock in compensatory transactions;

•	holders that hold their shares of Common Stock through individual retirement or other tax-deferred accounts;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders that are required to report income no later than when such income is reported in an “applicable financial statement”;

•	“controlled foreign corporation” or a “passive foreign investment company”;

•	a U.S. expatriate or former citizen or long-term resident of the United States; or

•	holders that own or have owned (actually or constructively) 5% or more of the shares.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of Common Stock and partners therein should consult their own tax advisors regarding the particular tax consequences to them of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Common Stock who or that is, or is treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

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A corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Stockholders’ receipt of cash in exchange for shares of Common Stock will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered in the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Common Stock. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares of Common Stock is more than one year at the time of the consummation of the Merger. If a U.S. Holder acquired different blocks of shares of Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.

Payments made to a U.S. Holder in exchange for shares of Common Stock in the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the Payment Agent (as defined herein) a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided on such IRS Form W-9 is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for such an exemption.

Non-U.S. Holders

For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder on the receipt of cash in exchange for shares of Common Stock generally will not be subject to U.S. federal income tax unless:

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such gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•

our Common Stock constitutes a United States real property interest (a “USRPI”) by reason of Enhabit’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Merger or the period that the Non-U.S. Holder held the applicable Common Stock.

With respect to the third bullet point above, Enhabit believes that it is not a USRPHC. Because the determination of whether Enhabit is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Enhabit is not a USRPHC. Even if Enhabit is a USRPHC, a Non-U.S. Holder of our Common Stock may qualify for an exemption if our Common Stock is regularly traded on an established securities market and the Non-U.S. Holder does not actually or constructively hold more than 5% of such regularly traded Common Stock at any time within the shorter of the five-year period preceding the Merger and the Non-U.S. Holder’s holding period for our Common Stock. There can be no assurance that Common Stock will be treated as regularly traded on an established securities market for this purpose. Non-U.S. Holders are urged to consult their own tax advisors about the consequences that could result if we are, were or were to become a USRPHC.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Payments made to Non-U.S. Holders in exchange for shares of Common Stock in the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the Payment Agent with the applicable and properly completed and executed applicable IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person or by otherwise establishing an exemption to information reporting and backup withholding requirements. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

This summary of the material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders is for general information purposes only and is not tax advice. Holders of our

Common Stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Regulatory Approvals Required for the Merger

General Efforts

Subject to the terms and conditions of the Merger Agreement, Enhabit and Parent have agreed to use their reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Enhabit is not obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

State Regulatory Approvals

Pursuant to health care laws and regulations of certain states, applicable state regulatory and governmental authorities must approve, or be notified of, Parent’s acquisition of control of Enhabit’s regulated businesses or entities, including through required state healthcare transaction filings in Indiana and Massachusetts, and a Change in Effective Control application in Rhode Island (on which completion of the Merger is conditioned under the Merger Agreement). To obtain these approvals and provide such notices, Enhabit, or the applicable Enhabit subsidiary, and in some instances Parent, or the applicable Parent regulated entity, as the case may be, have filed or will file notices, applications and other statements, as required by any applicable healthcare laws and regulations of each applicable state or applicable regulated entities’ licenses.

HSR Act; Competition Laws

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Enhabit and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Enhabit and Parent filed their respective HSR Act notifications on March 18, 2026. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on April 17, 2026, unless extended or earlier terminated. Enhabit and Parent have requested “early termination” of such waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request.

Enhabit and Parent (including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations) will (i) promptly, but in no event later than 20 business days after the date of the Merger Agreement, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and will use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all applicable laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust laws (to the extent required); (iii) as promptly as reasonably practicable respond appropriately to any request by the DOJ or the FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other transactions contemplated by the Merger Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by the Merger Agreement; and (v) defend any claim asserted in court by any governmental authority or any other person under antitrust laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent will pay all filing fees under the HSR Act and other applicable antitrust laws, and Enhabit will not be required to pay any fees or other payments to any governmental authority in connection with any filings under the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other transactions contemplated by the Merger Agreement.

Delisting and Deregistration of Common Stock

If the Merger is consummated, following the Effective Time, the Common Stock will cease trading on NYSE and will be deregistered under the Exchange Act. As such, Enhabit would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Enhabit’s stockholders with information regarding its terms. It is not intended to provide any other factual information about Enhabit, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement (1) were made only for purposes of the Merger Agreement as of the specific dates therein, (2) were made solely for the benefit of the parties to the Merger Agreement, (3) may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Enhabit’s stockholders. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by Enhabit’s stockholders and, in some cases, were qualified by (1) matters specifically disclosed in Enhabit’s filings with the SEC prior to the date of the Merger Agreement and (2) confidential matters disclosed to the contracting parties in connection with the Merger Agreement. Enhabit’s stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Enhabit’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Enhabit, Parent and Merger Sub, because Enhabit may take certain actions that are either expressly permitted in the confidential disclosures to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Enhabit and its business. See the section of this proxy statement titled “Where You Can Find More Information.”

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Enhabit in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and Enhabit will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and Enhabit’s Common Stock will no longer be publicly traded. In addition, after the Effective Time, the Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

Closing and Effective Time

The Closing will take place on the date that is three business days after satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Closing (as described in the section of this proxy statement titled “—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under the Merger Agreement, waiver of those conditions), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement. On the Closing Date, the parties will execute and deliver a certificate of merger to the Secretary of State of the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing with, and acceptance by the Secretary of State of the State of Delaware of the certificate of merger, or at such other time as may be agreed by the parties in writing and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

At the Effective Time, all rights, privileges, immunities, powers and franchises of Enhabit will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Enhabit and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Under the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time, each to hold office until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. At the Effective Time, the certificate of incorporation of Enhabit will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and the Bylaws of Enhabit will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and each will govern the Surviving Corporation until, subject to the indemnification requirements provided by the Merger Agreement, amended in accordance with applicable law.

Merger Consideration

Common Stock

At the Effective Time, except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Common Stock, and except as otherwise provided in the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive the Merger Consideration (which is, with respect to each share of Common Stock, the Per Share Amount). As of the Effective Time, all such shares of Common Stock will no longer be issued and outstanding and will be automatically cancelled and will cease to exist, and each holder of any such shares of Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.

At the Effective Time, each share of Common Stock held in the treasury of Enhabit or any of its subsidiaries or any shares of Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange therefor.

At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Equity Awards

Treatment of Company Options

Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. At the Effective Time, except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company Options, and except as otherwise provided in the Merger Agreement, each outstanding and unexercised Company Option will be automatically cancelled and converted to the right to receive an amount in cash, without interest and subject to applicable Tax (as defined in the Merger Agreement) withholding under applicable law and any other authorized deductions, equal to the product obtained by multiplying (i) the total number of shares of Common Stock subject to the Company Option as of immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of Common Stock applicable to such Company Option.

As of the Effective Time, each Company Option that is then outstanding and unexercised and that has an exercise price per share of Common Stock that is equal to, or greater than, the Per Share Amount will be automatically cancelled, without any further action on the part of the holder of any Company Option, without any cash payment or other consideration being made in respect therof.

Treatment of Company RSUs and Company RSAs

Each Company RSU and Company RSA that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company RSUs or Company RSAs, as of the Effective Time, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, which will be paid in accordance with “Payment of Equity Awards” below, without interest and subject to any applicable Tax withholding under applicable law in accordance with the Merger Agreement and any other authorized deductions.

Treatment of Company PSUs

Each Company PSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the Compensation and Human Capital Committee of the Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company PSUs, as of the Effective Time, (i) the vested portion of a Company PSU (after giving effect to the first sentence of this paragraph) will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, without interest and subject to any applicable Tax withholding under applicable law in accordance with “Payment of Equity Awards” below and any other authorized deductions, and (ii) the unvested portion of a Company PSU will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

Payment of Equity Awards

No later than ten business days after the Effective Time, the Surviving Corporation will pay, or will cause to be paid, the payments provided for above, less applicable tax withholding under applicable law in accordance with the Merger Agreement and other authorized deductions, to the applicable recipients thereof, with such payments to be made, to the extent applicable, through the payroll of the Surviving Corporation or any of its subsidiaries; provided that, to the extent any such payments constitute a deferral of compensation subject to Section 409A of the Code, those payments will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company Equity Awards would otherwise have been settled in accordance with their terms or at such other time that is necessary to comply with Section 409A of the Code.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to Enhabit to act as the payment agent for the Merger (the “Payment Agent”). At the Effective Time, Parent will deposit (or cause to be deposited) with the Payment Agent the aggregate per share Merger Consideration.

Promptly after the Effective Time (and in any event no later than three business days after the Effective Time), Parent will send (or cause the Payment Agent to send) to each record holder of shares of Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration a letter of transmittal and instructions in forms reasonably satisfactory to Enhabit (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery or transfer of the certificates (or affidavits of loss in lieu of the certificates) to the Payment Agent). Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the shares represented by a certificate, within two business days, upon (1) surrender to the Payment Agent of a certificate, together with a completed and executed letter of transmittal, or (2) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Common Stock and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent.

Any cash deposited with the Payment Agent not claimed by the holders of shares of Common Stock twelve months after the Effective Time will be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Common Stock for the Merger Consideration in accordance with the exchange procedures in the Merger Agreement prior to that time will thereafter look only to Parent and the Surviving Corporation (as unsecured creditor thereof) for payment of the Merger Consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of Enhabit and Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Enhabit are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect (each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of the operations of Enhabit and its subsidiaries, taken as a whole; provided, however that, none of the following (alone or in combinations) will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) the negotiation, execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger or other transactions contemplated by the Merger Agreement (including any litigation or any loss of or adverse change in the relationship of Enhabit and its subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, governmental authorities or other third parties related thereto (provided that this clause (A) will not apply with respect to any breach or inaccuracy of any representation or warranty set forth in Section 4.02(a) or Section 4.04 of the Merger Agreement));

(B) the identity of Parent or any of its affiliates as the acquiror of Enhabit, or any facts or circumstances concerning Parent or any of its affiliates, including any communication by any of them regarding plans, proposals or projections with respect to Enhabit, its subsidiaries or their employees;

(C) any change in economic, market, business, political, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

(D) general conditions in any industry in which Enhabit and its subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;

(E) any changes or proposed changes in GAAP or other accounting standards after the date of the Merger Agreement (or the enforcement or interpretation thereof);

(F) (i) any changes or proposed changes in applicable law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby, or (ii) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;

(G) the taking of any action, or refraining from taking any action, in each case at the written direction, or with the consent, of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their affiliates;

(H) any claim, demand or proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, Enhabit, the Board, any committee thereof and/or any of Parent’s or Enhabit’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger or any related transaction (including any such claim, demand or proceeding based on allegations that Enhabit’s entry into the Merger Agreement or the terms and conditions of the Merger Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Board, any member of the board of directors of any of Enhabit’s subsidiaries or any officer of Enhabit or any of its subsidiaries), in each case other than any proceeding solely among the parties hereto or their respective affiliates (“Transaction Litigation”) or any demand or proceeding for appraisal or the fair value of any shares of Common Stock pursuant to the DGCL in connection with the Merger Agreement;

(I) any outbreak, continuation or escalation of acts of terrorism (including cyber-terrorism), civil unrest, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date of the Merger Agreement;

(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation; or

(K) any failure by Enhabit to meet, or changes to, internal, published or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by Enhabit or any third parties), any change in Enhabit’s credit ratings, or any change in the price or trading volume of shares of Common Stock or other Enhabit securities (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by the definition of Company Material Adverse Effect);

provided, that in the case of clauses (C), (D), (E), (F) and (I) above, such Effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent that such Effect has a materially disproportionate adverse effect on Enhabit and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Enhabit and its subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

In the Merger Agreement, Enhabit made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business with respect to Enhabit and its subsidiaries;

•	Enhabit’s requisite corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;

•	the necessary approval of the Board;

•	the requisite vote of Enhabit’s stockholders in connection with the Merger Agreement;

•	Enhabit’s and its subsidiaries’ possession of necessary governmental authorizations;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•

the absence of any conflict or violation of any organizational documents of Enhabit, certain existing contracts of Enhabit and its subsidiaries, applicable law or certain orders applicable to Enhabit or its subsidiaries or the resulting creation of any lien upon the properties or assets of Enhabit or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of Enhabit as well as the ownership and capital structure of its subsidiaries;

•	the accuracy and completeness of Enhabit’s SEC filings;

•	Enhabit’s financial statements, internal control over financial reporting and disclosure controls and procedures;

•	the conduct of the business of Enhabit and its subsidiaries in the ordinary course of business since September 30, 2025;

•	the absence of any Company Material Adverse Effect since January 31, 2025;

•	the absence of specified undisclosed material liabilities;

•	legal proceedings and orders;

•	licenses, registrations, permits and other governmental authorizations;

•	Enhabit’s and its subsidiaries’ compliance with laws since January 31, 2024;

•	anti-corruption, trade controls and anti-money laundering law matters in the past three years;

•

the existence, validity and enforceability of specified categories of Enhabit’s and its subsidiaries’ material contracts, and notices with respect to violation, termination, material decrease in the amount of business or intent not to renew those material contracts therefrom;

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	insurance matters;

•	environmental matters;

•	intellectual property matters;

•	information technology systems;

•	real property owned, leased or subleased by Enhabit and its subsidiaries;

•	data security and privacy matters;

•	government contracts and government bids;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the rendering of Goldman Sachs’ fairness opinion to the Board;

•

the absence of any takeover laws or regulations or any anti-takeover provision in Enhabit’s organizational documents that would be applicable to Merger Agreement and the transactions contemplated thereby;

•	affiliate party transactions;

•	information about Enhabit for inclusion in this proxy statement; and

•	healthcare matters.

In the Merger Agreement, Parent and Merger Sub made customary representations and warranties to Enhabit that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	both Parent’s and Merger Sub’s authority to enter into and perform the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;

•

the absence of any conflict or violation of Parent’s and Merger Sub’s organizational documents, existing contracts or applicable law or order due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Parent and Merger Sub;

•	the absence of any required vote or approval of holders of voting interests in Parent;

•	the absence of legal proceedings and orders;

•	matters with respect to the Debt Financing and availability of funds;

•

the solvency of Parent, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing, including after giving effect to the Debt Financing;

•	the absence of agreements (other than those contemplated by the Merger Agreement) between Parent and Merger Sub or any of their respective affiliates, and Enhabit’s stockholders;

•	the absence of any stockholder or management arrangements related to the Merger;

•	lack of ownership of capital stock of Enhabit;

•	payment of fees to brokers in connection with the Merger Agreement;

•	information concerning Parent and Merger Sub for inclusion in this proxy statement;

•

neither Parent nor Merger Sub being a “foreign person” nor being controlled by a “foreign person,” in each case, as defined in the Defense Production Act of 1950, and both Parent and Merger Sub satisfying the eligibility requirements for the specific clarification for investment funds; and

•	the execution and delivery of the equity financing letter and Guarantee to Enhabit, the enforceability of the equity financing letter and Guarantee and the absence of defaults or breaches thereof.

The representations and warranties contained in the Merger Agreement will not survive the Effective Time.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except for matters (i) expressly permitted or contemplated by the Merger Agreement, (ii) disclosed in the confidential disclosure letter to the Merger Agreement, (iii) required by applicable law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed; provided that Parent will be deemed to have consented in writing if it provides no written response within five business days after a written request by Enhabit for such consent) during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Enhabit will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:

•	conduct its business in all material respects in the ordinary course; and

•	preserve substantially intact its business organization and material business relationships.

In addition, Enhabit has also agreed that, except for matters (i) expressly permitted or contemplated by the Merger Agreement, (ii) disclosed in the confidential disclosure letter to the Merger Agreement, (iii) required by applicable law or the rules or regulations of NYSE, or (iv) undertaken with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed; provided that Parent will be deemed to have consented in writing if it provides no written response within five business days after a written request by Enhabit for such consent), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Enhabit will not, and will cause each of its subsidiaries not to:

•

amend Enhabit’s certificate of incorporation or Bylaws, or amend in a manner materially adverse to Enhabit, any certificate of incorporation or bylaws, or other comparable charter or organizational documents, of its subsidiaries;

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Enhabit or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Enhabit to its parent;

•

split, combine or reclassify any capital stock of Enhabit, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Enhabit or any of its subsidiaries, or purchase, redeem or otherwise acquire any Enhabit securities, except for acquisition of shares of Common Stock by Enhabit in satisfaction by holders of Company Equity Awards that are outstanding at the close of business on February 20, 2026 (the “Capitalization Date”) or subsequently issued in compliance with the terms of the Merger Agreement or withholding taxes with respect to any such Company Equity Award in accordance with the applicable terms of any such Company Equity Award and the applicable Company Employee Plan (as defined in the Merger Agreement);

•

issue, deliver, sell or grant any Enhabit securities or Company Equity Awards, other than (a) the issuance of Common Stock upon exercise of a Company Option or in settlement of and pursuant to the terms of Company RSUs or Company PSUs that are, in each case, outstanding on the Capitalization Date or subsequently issued in compliance with the terms of the Merger Agreement, in accordance with and, to the extent required under, the applicable terms of such Company Equity Award and the applicable Company Employee Plan or (b) any Enhabit securities withheld to cover taxes associated with the exercise of a Company Option, settlement of any Company RSU or Company PSU or the vesting of a Company RSA that in each case, are outstanding on the Capitalization Date or subsequently issued in compliance with the terms of the Merger Agreement, in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;

•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of Enhabit;

•

except as required by Company Employee Plans in effect on the date of the Merger Agreement, (a) increase or modify in a manner detrimental to Enhabit, the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to Enhabit’s or any of its subsidiaries’ current or former employees, directors, executive officers or other individual service providers (other than, ordinary course reasonable merit increases consistent with past practice and resulting from such individual’s annual performance review), (b) enter into, adopt, modify or amend (in a way that materially increases the costs to Enhabit or any of its subsidiaries), or terminate any material Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a material Company Employee Plan if in existence on the date of the Merger Agreement), (c) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus, change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of Enhabit or any of its subsidiaries (except for release of claims agreements entered into with employees in the ordinary course of business and consistent with past practice that provide for the payment of severance amounts that any such employee is entitled to receive pursuant to Company Employee Plans in effect on the date of the Merger Agreement), (d) hire or engage any employees, directors, executive officers or other individual service providers (including independent contractors) of Enhabit or any of its subsidiaries, other than in each case of the following clauses (1) and (2), (1) employees with a position below the Senior Vice President level; provided that the costs of hiring and compensating such employees is substantially similar to the costs for similarly-situated employees of Enhabit and such newly-hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions, (e) terminate (other than for cause) the employment or services of any current employees, directors, executive officers or other individual service providers of Enhabit or any of its subsidiaries who has an annual base compensation in excess of $250,000, (f) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Company Equity Awards), (g) make grants under the Company Stock Plans (as defined in the Merger Agreement), (h) grant to any current or former employees, directors, executive officers or other individual service providers of Enhabit or any of its subsidiaries any right to reimbursement, indemnification or payment for taxes incurred under Section 409A or Section 4999 of the Code, solely with respect to clauses (a) through (c) above, in each case, except as required to be made pursuant to the terms of Company Employee Plans set forth in the confidential disclosure letter to the Merger Agreement or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date of the Merger Agreement;

•

acquire or divest any business, assets or capital stock of or to, or make any investment in, any person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger consolidation, or otherwise), other than (a) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which would not be material to Enhabit and its subsidiaries as a whole), raw materials, equipment or similar assets, (b) divestitures of obsolete or used equipment in the ordinary course of business, (c) transactions solely between Enhabit and any of its subsidiaries or solely between subsidiaries of Enhabit, or (d) other than any acquisitions for consideration that is not in the aggregate in excess of $5,000,000;

•

sell, lease, license, pledge, transfer, subject to any material lien or otherwise dispose of, assign, abandon, or let lapse or expire any material intellectual property owned by Enhabit or any of its subsidiaries (“Company Intellectual Property”), material assets or material properties, except (a) non-exclusive licenses of Company Intellectual Property pursuant to contracts existing as of the date of the Merger Agreement, (b) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of Enhabit and its subsidiaries in the ordinary course of business, (c) sales of inventory or used equipment in the ordinary course of business, (d) Permitted Liens (as defined in the Merger Agreement) (other than licenses of intellectual property, which are addressed in clauses (a) and (b)), (e) the expiration of Company Intellectual Property in accordance with its maximum statutory term, (f) pursuant to any Contract (as defined in the Merger Agreement) permitted to be entered into under the Merger Agreement, (g) for transactions between Enhabit and any wholly owned subsidiary of Enhabit or between wholly owned subsidiaries of Enhabit, or (h) in the ordinary course of business;

•

disclose any trade secret to any person other than to (a) Parent and its affiliates, (b) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions, (c) as expressly permitted pursuant to the terms of the Merger Agreement or (d) escrow any source code to any product or software owned by the Company or any of its Subsidiaries, or disclose, license, release, distribute, or make available, or grant any rights, to any source code to such products or software;

•

make any material change to Enhabit’s or any of its subsidiaries’ policies related to Personal Data (as defined in the Merger Agreement), except as required to comply with Data Protection Laws (as defined in the Merger Agreement) or otherwise as directed or required by a governmental authority;

•

enter into any contract that includes any covenant explicitly limiting the ability of Enhabit or any of its subsidiaries to compete or engage in any line of business or to compete with any person in any geographic area or which would have any such effect on Parent or any of its affiliates after the Effective Time;

•

change any of the accounting methods, principles or practices used by Enhabit or any of its subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP, Regulation S-X promulgated under the Exchange Act or applicable law or as otherwise specifically disclosed in Enhabit’s reports filed with the SEC;

•

except for (a) intercompany loans between Enhabit and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of Enhabit, or (b) borrowings (including under the Credit Agreement, dated as of June 1, 2022, by and among Enhabit, the lenders from time to time party thereto, and Wells Fargo Bank, N.A., as administrative agent and collateral agent, as amended from time to time (the “Credit Agreement”)) in the ordinary course of business for working capital purposes in an amount not to exceed $5,000,000 in the aggregate, (c) Indebtedness (as defined in the Merger Agreement) (including borrowings under the Credit Agreement) in connection with the transactions permitted under the Section 6.01(b)(vii) of the Merger Agreement, or (d) in connection with the contemplated amendment and restatement of the Credit Agreement to effect a maturity extension of the loans thereunder (provided that any such amendment and restatement (whether consummated by way of a refinancing or otherwise) of the Credit Agreement will not, except as permitted by clause (1) below, result in an increase of the amount of commitments, loans or other obligations outstanding immediately prior to giving effect thereto or otherwise result in fees, costs (including original issue discount or upfront fees), expenses, premiums (including any premium that will be payable upon the termination of and/or repayment of any indebtedness thereunder) or other payment obligation), (1) incur, issue, or otherwise become liable for (x) additional Indebtedness or (y) other amounts (including, any fees, costs (including original issue discount or upfront fees), expenses, premiums (including any premium that will be payable upon the termination of and/or repayment of any indebtedness thereunder) or other payment obligation) in connection with any amendment, amendment and restatement, refinancing or replacement of the Credit Agreement or other Indebtedness, or the establishment of any additional Indebtedness, in an aggregate amount under this clause (1) in excess of $10,000,000, (2) modify in a manner materially adverse to Enhabit or its subsidiaries the terms of any material Indebtedness existing as of the date of the Merger Agreement, or (3) assume, guarantee or endorse the obligations of any person (other than a wholly owned subsidiary of Enhabit) in an aggregate amount in excess of $5,000,000;

•

(a) amend or extend in any manner adverse to Enhabit or any of its subsidiaries (other than automatic extensions in accordance with its terms) any Material Contract (as defined in the Merger Agreement) with a term longer than one year which cannot be terminated by Enhabit or a subsidiary of Enhabit, as applicable, on fewer than 90 days’ notice without penalty (other than payments for services rendered prior to the date of termination), or amend any Contract set forth on Section 6.01(b)(xiv) of the confidential disclosure letter to the Merger Agreement, (b) terminate (other than terminations upon the expiration of the then-current term) any Material Contract, or (c) enter into any contract that would be a Material Contract if entered into prior to the date of the Merger Agreement;

•

settle, pay, discharge or satisfy any proceeding, other than any proceeding that (a) involves only the payment of monetary damages by Enhabit not in excess of $2,000,000 in the aggregate for all such proceedings, (b) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Enhabit or any of its subsidiaries, or (c) results in a payment to Enhabit or any of its subsidiaries;

•	enter into, amend, extend, negotiate, or terminate any collective bargaining agreement, contract or other agreement or understanding with any union;

•

implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar applicable laws;

•

(a) make (other than in the ordinary course of filing periodic Tax Returns (as defined in the Merger Agreement)), change or revoke any tax election, adopt or change any tax accounting period or method, or file any amendment with respect to any Tax Return, in each case, that could reasonably be expected to give rise to a material liability for Taxes, (b) request any ruling from any governmental authority with respect to material taxes of Enhabit or its subsidiaries, (c) enter into any Tax sharing, allocation or indemnification agreement (other than customary commercial or financial arrangements entered into in the ordinary course of business the principal purpose of which is not Tax) or “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), in each case, related to any material amount of tax or (d) settle or compromise any material tax liability or agree to an extension or waiver of the statute of limitations with respect to a Tax Return with respect to material taxes (other than through a customary extension of a Tax Return);

•

make any loans or advances to any other person, except for (a) extensions of credit to customers in the ordinary course of business, (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with Enhabit’s policies related thereto or (c) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned subsidiaries of Enhabit;

•

make any capital expenditures in an amount exceeding $500,000, other than capital expenditures in the ordinary course of business or contemplated by and identified on the capital expenditure schedule Made Available (as defined in the Merger Agreement) to Parent; or

•	authorize, commit or agree to take any of the foregoing actions.

Solicitation of Other Offers

Certain Definitions

For purposes of this proxy statement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the confidentiality agreement, dated January 3, 2025 (as amended), between Enhabit and Kinderhook Industries, LLC (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit Enhabit from complying with the provisions of Article 6 of the Merger Agreement. Notwithstanding the foregoing, a person who has previously entered into a confidentiality agreement with Enhabit relating to a potential acquisition of, or business combination with, Enhabit will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement for all purposes under the Merger Agreement.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by, or issuance to, any third party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of Enhabit, or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of outstanding voting or equity securities of Enhabit, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Enhabit or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Enhabit and its subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Enhabit or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Enhabit and its subsidiaries, taken as a whole, (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Enhabit, pursuant to which the stockholders of Enhabit immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of Section 6.02 of the Merger Agreement that the Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account such legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of closing and the form of consideration (and the risk of fluctuation in the value thereof)) and the third party making the Acquisition Proposal as the Board or any committee thereof reasonably deems relevant, would, if consummated, (i) be reasonably capable of being consummated on the terms proposed, taking into account such legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, market conditions, the form of consideration, termination fees, expense reimbursement provisions, the timing of and condition of closing and certainty of closing) as the Board or any committee thereof reasonably deems relevant and the identity of the person making the proposal and (ii) result in a transaction that is more favorable from a financial point of view to Enhabit’s stockholders than the Merger (including any revisions to the terms of the Merger Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” is deemed to be references to “more than 50%” or “less than 50%,” respectively.

No-Shop

Except as otherwise permitted by the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the Effective Time or the termination of the Merger Agreement:

•

Enhabit will not, and will cause its subsidiaries and its and its subsidiaries’ directors and officers not to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to directly or indirectly (other than with respect to Parent and Merger Sub):

•

solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business will not be prohibited);

•

engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any third party regarding an Acquisition Proposal or furnish to any third party information or provide to any third party access to the businesses, properties, assets or personnel of Enhabit or any of its subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal; or

•

enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to the no-shop provisions of the Merger Agreement) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring Enhabit to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement;

•

Enhabit will, and will cause its subsidiaries to, and will direct and use reasonable best efforts to cause Enhabit’s and its subsidiaries’ representatives to, immediately cease and terminate any existing discussions or negotiations with any third party theretofore conducted by Enhabit, its subsidiaries or their respective representatives with respect to an Acquisition Proposal, and promptly following the date of the Merger Agreement (and in any event within one Business Day (as defined in the Merger Agreement) thereafter), Enhabit must request that all non-public information previously provided by or on behalf of Enhabit or any of its subsidiaries to any such third party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such third party; and

•

Enhabit will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action would prohibit the counterparty from making a confidential Acquisition Proposal to the Board.

Notwithstanding anything to the contrary contained in the Merger Agreement, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the Stockholder Approval, (i) Enhabit receives a written Acquisition Proposal from a third party, (ii) such Acquisition Proposal did not result from a material breach of the no-shop provisions of the Merger Agreement and (iii) the Board or any committee thereof determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then Enhabit, directly or indirectly through one or more of its representatives, may (a) furnish information and data with respect to Enhabit and its subsidiaries to the third party making such Acquisition Proposal and afford such third party access to the businesses, properties, assets and personnel of Enhabit and its subsidiaries and (b) enter into, maintain and participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party); provided, however, that Enhabit (1) will not, and will not permit its subsidiaries or its or their representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in no event later than 36 hours after the time it is provided to such third party) provide to Parent any material non-public information concerning Enhabit or its subsidiaries provided to such third party, which was not previously provided to Parent.

Notwithstanding anything to the contrary contained in the Merger Agreement, but, with respect to the following clause (i), only prior to obtaining the Stockholder Approval, Enhabit, directly or indirectly through one or more of its representatives, may (i) following the receipt of an Acquisition Proposal from a third party that did not result from a material breach of the no-shop provisions of the Merger Agreement, contact such third party in order to clarify and understand the terms and conditions of such Acquisition Proposal made by such third party in order to permit the Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) direct any persons making inquiry regarding a potential Acquisition Proposal to the Merger Agreement, including the specific no-shop provisions of the Merger Agreement.

From and after the date of the Merger Agreement, Enhabit must as promptly as practicable (but in no event later than 36 hours after such receipt) notify Parent in writing of Enhabit’s or any of its representatives’ receipt of any Acquisition Proposal, which notification must include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the third party making such Acquisition Proposal (provided that, to the extent disclosure of the identity of the third party is expressly prohibited by a confidentiality agreement in place as of the date of the Merger Agreement, Enhabit may not take the actions described in clauses (a) and (b) in the second paragraph immediately preceding this paragraph unless such third party waives such prohibition). Enhabit must thereafter keep Parent reasonably informed on a prompt basis (and within one Business Day of receipt of any updated Acquisition Proposal) of any material developments regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the third party (or its representatives) making such Acquisition Proposal and Enhabit (or its representatives) promptly after receipt thereof.

Recommendation Change

The Merger Agreement prohibits the Board (or any committee thereof) from effecting an Adverse Recommendation Change except as described below.

Neither the Board nor any committee thereof, will take any of the following actions (each of which constitutes an Adverse Recommendation Change):

•	fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify in any manner adverse to Parent or Merger Sub, the Enhabit Recommendation;

•	adopt, approve, endorse, recommend, or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal;

•	fail to publicly recommend against acceptance of any third-party tender offer or exchange offer for Common Stock within ten business days after commencement of such offer;

•	approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal to the stockholders;

•

cause or permit Enhabit or any of its subsidiaries to execute or enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement pursuant to the no-shop provisions of the Merger Agreement);

•

other than in connection with a tender offer or exchange offer for Common Stock, fail to publicly reaffirm the Enhabit Recommendation within five business days after Parent so requests in writing (it being understood that Enhabit will have no obligation to make such reaffirmation on more than one occasion) with respect to any Acquisition Proposal or if doing so would be inconsistent with applicable law, including fiduciary duties of the Board (provided that Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed, other than an Acquisition Proposal that is a Third Party (as defined in the Merger Agreement) tender offer or exchange offer for Common Stock);

•	fail to include the Enhabit Recommendation in this proxy statement; or

•	resolve or publicly propose to take any action described in the above.

Notwithstanding the above or any other provision in the Merger Agreement to the contrary, at any time prior to obtaining the Stockholder Approval, the Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties under applicable law, (i) make an Adverse Recommendation Change in response to either (a) a Superior Proposal or (b) any fact, event, change, development or circumstance not known or reasonably foreseeable by the Board as of the date of the Merger Agreement (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (1) any Acquisition Proposal or (2) the mere fact, in and of itself, that Enhabit meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the Common Stock or the credit rating of Enhabit (it being understood that the underlying cause of any of the foregoing in this clause (2) may be considered and taken into account) (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (ii) cause Enhabit to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal and authorize Enhabit to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement must be entered into promptly following such termination), subject in each case to compliance with the terms described in the two paragraphs immediately below, as applicable.

In the case of a Superior Proposal, (i) no Adverse Recommendation Change may be made and (ii) no termination of the Merger Agreement may be made in order to enter into a definitive agreement with respect to a Superior Proposal:

•

unless Enhabit, its subsidiaries and their respective representatives have not materially breached their obligations pursuant to the terms of the Merger Agreement with respect to such Superior Proposal;

•	until after the fourth business day following written notice from Enhabit advising Parent that the Board or any committee thereof intends to make an Adverse Recommendation Change with respect to a Superior Proposal and/or terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the third party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal will require a new notice, which will require a new notice period of two business days from the later of the end of the original notice period or delivery to Parent of such new notice, and compliance with the provisions described in this paragraph with respect to such new notice);

•

unless during such four business day period (or two business day period following an amended proposal) and if Parent has not declined to negotiate, Enhabit will, and will direct its representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of the Merger Agreement and/or the Debt Commitment Letter as would enable the Board or a committee thereof to maintain the Enhabit Recommendation and not make an Adverse Recommendation Change or terminate the Merger Agreement; and

•

unless, prior to the expiration of such four business day period (or two business day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of the Merger Agreement and/or the Debt Commitment Letter such that the Board or a committee thereof will determine in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the Superior Proposal no longer constitutes a Superior Proposal.

In the case of an Intervening Event, no Adverse Recommendation Change may be made:

•

until after the fourth business day following written notice from Enhabit advising Parent that the Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (it being understood and agreed that any material modifications or developments with respect to such Intervening Event will require a new notice, which will require a new notice period of two business days, and compliance with the provisions described in this paragraph with respect to such new notice);

•

unless during such four business day period (or two business day period following a material modification or development), Enhabit will, and will cause its representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend the Merger Agreement and/or the Debt Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Parent, permitting Parent to make a presentation to the Board regarding such adjustments); and

•

unless, prior to the expiration of such four business day period (or two business day period following a material modification or development), the Board or a committee thereof determines in good faith, taking into consideration any amendments to the Merger Agreement and the Debt Commitment Letter proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change could reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Parent and Merger Sub have agreed that any proposals to amend the Merger Agreement and/or the Debt Commitment Letter in response to a notice of a Superior Proposal or a notice of an Intervening Event will be made on a confidential basis to Enhabit or, if directed by Enhabit, a Company Financial Advisor. For the avoidance of doubt, delivery of a notice of a Superior Proposal or a notice of an Intervening Event will not, in and of itself, constitute an Adverse Recommendation Change.

Nothing contained in the Merger Agreement will prohibit Enhabit from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to Enhabit’s stockholders if, in the good faith judgment of the Board or any committee thereof, after consultation with outside legal counsel, the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties under applicable law or any disclosure requirements under applicable law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions will not constitute or be deemed to constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure must be subject to the terms and conditions of the Merger Agreement and will not limit or otherwise affect the obligations of Enhabit or the Board and the rights of Parent under the Merger Agreement, and (2) nothing in the foregoing will be deemed to permit Enhabit or the Board to effect an Adverse Recommendation Change other than in accordance with the provisions described in this section.

Employee Matters

For a period of at least one year following the Effective Time (the “Covenant Period”) (or, in each case, if shorter, until the date of employment termination of the relevant Continuing Employee (as defined below)), Parent will, or will cause its subsidiaries, including the Surviving Corporation, to, provide each employee of Enhabit or its subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any subsidiary of Parent or the Surviving Corporation immediately following the Closing Date (each a “Continuing Employee”) with (i) base salary or base hourly rate, as applicable, that is no less than the base salary or base hourly rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time, (ii) at Parent’s election either (A) target annual cash incentive compensation opportunities (including commissions and annual cash bonuses, but excluding retention, long term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation and disregarding any stock in lieu of cash or similar programs), in each case in an amount that is no less favorable than the amount(s) provided to such Continuing Employee immediately prior to the Effective Time or (B) an increase in base salary and/or, a modified target annual cash incentive opportunity such that, when combining clauses (i) and (ii), the Continuing Employee’s annual target cash compensation in the aggregate is no less than such Continuing Employee’s historical total target direct cash compensation, as determined by Parent in good faith as in effect immediately prior to the Effective Time, (iii) severance benefits for termination of employment during the Covenant Period that are no less favorable than those provided to such Continuing Employee by Enhabit or any subsidiary thereof under the severance benefit plans, programs, agreements and policies set forth in confidential disclosure letter to the Merger Agreement (and as Made Available to Parent) as applicable to such Continuing Employee immediately prior to the Effective Time; provided that any provisions therein relating to the treatment of outstanding equity awards will not apply to any equity awards issued following the Effective Time (unless otherwise determined in Parent’s sole discretion), and (iv) other employee benefits (including welfare and qualified defined contribution retirement benefits, but excluding equity-linked incentive awards, defined benefit pension, nonqualified deferred compensation, severance, long-term incentive, retention, change in control and post-employment or retiree health and welfare benefits (such exclusions, collectively the “Excluded Benefits”)) that in the aggregate are substantially comparable to those (other than the Excluded Benefits) provided to the Continuing Employees by Enhabit or any subsidiary thereof immediately prior to the Effective Time.

From and after the Effective Time, Parent will, or will cause its subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of Enhabit’s and its subsidiaries’ employment agreements and retention plans, policies, programs, agreements and arrangements, in each case, in accordance with their terms as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Merger or any other transactions contemplated by the Merger Agreement (either alone or in combination with any other event) and, for the duration of the Covenant Period, or such longer period of time as required under the terms of the applicable plan, policy, program, agreement or arrangement, will do so without any amendment or modification other than any amendment or modification required to comply with applicable law or as consented to by the parties thereto.

To the extent that service is relevant for purposes of eligibility to participate, vesting, and (for purposes of vacation and severance benefits only) benefit accrual (including in order to calculate the amount of any paid time off and leave balance (including vacation and sick days) and severance benefits) (except, unless required by applicable law, not for any purposes with respect to defined benefit pension, nonqualified deferred compensation, and/or post-employment or retiree health and welfare benefits) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its subsidiaries (including the Surviving Corporation) for the benefit of the Continuing Employees, other than any such plan, program or arrangement providing Excluded Benefits that are not severance benefits (the “Parent Benefit Plans”) following the Closing Date, such plan, program or arrangement will credit such Continuing Employees for service earned on and prior to the Closing Date with Enhabit and its subsidiaries and any of their predecessors in addition to service earned with Parent or any of Parent’s affiliates (including the Surviving Corporation) after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation or to the extent it was not credited for such purposes under the analogous Company Employee Plan prior to the Closing Date.

With respect to any of the Parent Benefit Plans that provide group health benefits, Parent will (or will cause its subsidiaries, including the Surviving Corporation, to) use commercially reasonable efforts to: (i) waive any waiting periods and actively at work or evidence of insurability requirements and any limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of Continuing Employees and their eligible dependents; and (ii) for the plan year that includes the Closing Date, recognize, and/or cause its subsidiaries (including the Surviving Corporation) to also recognize, for purposes of annual deductible and out of pocket limits under the Parent Benefit Plans providing health benefits, any deductible, coinsurance, copayments and out of pocket expenses paid by such Continuing Employees and their respective dependents under Company Employee Plans.

From and after the Closing Date, if the Closing Date occurs during Enhabit’s 2026 fiscal year, Parent will, or will cause the Surviving Corporation to, pay an annual bonus under each of the annual bonus and short-term cash-based incentive plans and programs sponsored or maintained by Enhabit or any of its subsidiaries (and Made Available to Parent) as of immediately prior to the Effective Time (each, an “Annual Bonus Plan”) to each Eligible Continuing Employee (as defined below) for Enhabit’s 2026 fiscal year, with the amount of each such annual bonus to be based on actual performance under such Annual Bonus Plan for such fiscal year, determined in accordance with the applicable Annual Bonus Plan and in a manner consistent with past practice (each, an “Annual Bonus”). The Annual Bonuses will be paid at the same time or times that annual bonuses are typically paid under the terms of such Annual Bonus Plan. For purposes of the foregoing, “Eligible Continuing Employee” means a Continuing Employee (i) who remains an employee of Enhabit, Parent, the Surviving Corporation, or any of their subsidiaries on the last day of the fiscal year in which the Effective Time occurs, or (ii) whose employment is terminated without “Cause” or due to the Continuing Employee’s resignation with “Good Reason” before payment of the Annual Bonus. If the Closing Date occurs during Enhabit’s 2027 fiscal year, Parent will, or will cause the Surviving Corporation to, pay (in addition to any quarterly bonus for completed quarters that has not yet been paid) a pro-rated portion of the annual bonus under each Annual Bonus Plan for the 2027 fiscal year based on the portion of such year through the end of the fiscal quarter in which the Closing Date occurs to each Eligible Continuing Employee, with the amount of each such pro-rated annual bonus to be based on actual performance for such fiscal quarter. Thereafter, Parent will be permitted to replace the Annual Bonus Plans with alternative short-term incentive opportunities for participants in the Annual Bonus Plans, subject to the requirements set forth in “Employee Matters” beginning on page 107 of this proxy statement.

If the Closing Date occurs while any election to pay any annual bonus or short-term incentive payment in shares of Common Stock or other Enhabit equity security for Enhabit’s 2026 fiscal year is outstanding, such annual bonus or other short-term incentive payment will instead be paid in cash but otherwise in accordance with all other terms of such election (inclusive of any incentive value provided for under the associated plan or arrangement). Any annual bonus or other short-term incentive payment opportunity for Enhabit’s 2026 fiscal year that is elected to be paid in the form of Common Stock, Company Securities (as defined in the Merger Agreement) and/or Company Equity Awards is not a Company Equity Award under the Merger Agreement.

Conditions to the Closing of the Merger

The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver, at or prior to Closing, of each of the following conditions:

•	obtaining the Stockholder Approval;

•

no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

•

the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act, and all consents required under any other antitrust law of specified jurisdictions having been obtained or any applicable waiting period thereunder having expired or been terminated, and completion of state healthcare transaction filings in Indiana and Massachusetts, and a Change in Effective Control application in Rhode Island that is deemed complete and subject to no active deficiency letter(s).

In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Parent, at or prior to Closing, of each of the following conditions:

•	with respect to the representations and warranties of Enhabit:

•

the representations and warranties of Enhabit relating to certain aspects of Enhabit’s corporate existence and power, corporate authorization, capitalization, absence of certain changes, brokers’ fees and takeover laws, to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, must be true and correct in all respects on the Closing Date as if made on the Closing Date or, to the extent not so qualified, must be true and correct in all material respects on the Closing Date as if made on the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty being true and correct in all material respects or all respects, as applicable, only as of such earlier date);

•

the representations and warranties of Enhabit relating to certain aspects of Enhabit’s capitalization must be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to Enhabit, Parent and their respective affiliates, individually or in the aggregate, of more than $5,000,000; and

•

the other representations and warranties of Enhabit in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Enhabit must have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•

Parent must have received a certificate, signed on behalf of Enhabit by the Chief Executive Officer or the Chief Financial Officer of Enhabit, certifying that the foregoing conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied; and

•	since the date of the Merger Agreement, no Company Material Adverse Effect may have occurred.

In addition, the obligation of Enhabit to consummate the Merger is subject to the satisfaction or waiver by Enhabit, at or prior to Closing, of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement, other than the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.11 and Section 5.12 of the Merger Agreement, which must be true and correct in all material respects on the Closing Date, in each case except to the extent that any such representation and warranty expressly speaks of an earlier date, in which case such representation and warranty must be true and correct in all material respects only as of such earlier date;

•

Parent and Merger Sub must each have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

Enhabit must have received a certificate, signed on behalf of Parent by the Chief Executive Officer, the Chief Financial Officer or an equivalent officer of Parent, certifying that the foregoing conditions to the obligations of Enhabit to consummate the Merger have been satisfied.

Indemnification and Insurance

The Merger Agreement provides that, for six years after the Effective Time, Parent will, or Parent will cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such person currently covered by Enhabit’s and its subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of the Merger Agreement. Neither Parent nor the Surviving Corporation will be obligated to pay annual premiums in excess of 350% of the amount per annum Enhabit paid pursuant to its most recent renewal prior to the date of the Merger Agreement, and if such premiums for such insurance at any time exceeds such amount, then the Surviving Corporation will cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium not exceeding such amount.

Enhabit will use commercially reasonable efforts to obtain “tail” or “runoff” policies if requested in writing by Parent, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by the Merger Agreement.

From and after the Effective Time, each of Parent and the Surviving Corporation will, to the fullest extent permitted by applicable law and the organizational documents of Enhabit and its subsidiaries in effect as of the date of the Merger Agreement and any indemnification agreement in effect as of the date of the Merger Agreement between Enhabit and any Indemnified Party (as defined below): (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of Enhabit or of a subsidiary of Enhabit (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which will be advanced as they are incurred), judgments, fines, penalties, losses, damages or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (a) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of Enhabit or any subsidiary of Enhabit or otherwise in connection with any action taken or not taken at the request of Enhabit or any subsidiary of Enhabit, including in connection with the transactions contemplated by the Merger Agreement and the process and other events giving rise thereto or (b) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of Enhabit (including in any capacity with respect to any employee benefit plan), in each of (a) or (b), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by the Merger Agreement or relating to the enforcement of the provision described in this paragraph or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of Enhabit pursuant to: (a) each indemnification agreement in effect as of the date of the Merger Agreement between Enhabit and any Indemnified Party; and (b) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or Bylaws of Enhabit as in effect on the date of the Merger Agreement. Parent will pay all expenses, including reasonable attorneys’ fees and expenses (which will be advanced as they are incurred), that may be incurred by Indemnified Parties in connection with their enforcement of their indemnification rights. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) will continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period will continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations described in this section and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent will pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.

During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of Enhabit as of the date of the Merger Agreement.

In addition, if Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume the above obligations.

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation, bylaws or comparable governing documents of any of Enhabit’s subsidiaries or any indemnification agreement between such Indemnified Party and Enhabit or any of its subsidiaries will survive the Merger and will not be amended, modified, supplemented, superseded, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

For more information, please see “The Merger—Interests of the Directors and Executive Officers of Enhabit in the Merger” beginning on page 70 of this proxy statement.

Other Covenants

Regulatory Efforts

Enhabit and Parent will use their respective reasonable best efforts to do all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities, including that Parent will promptly, but in no event later than 15 business days after the date of the Merger Agreement, file any and all notices, reports and other documents required to be filed by Parent as set forth in Section 7.01(c)(2) and Section 7.01(c)(3)(A) of the confidential disclosure letter to the Merger Agreement with respect to the Merger and the other transactions contemplated by the Merger Agreement, and use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods, as may be required under any applicable laws with respect thereto, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties (provided that Enhabit will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution of and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

Enhabit and Parent (including, if applicable, its “ultimate parent entity,” as that term is defined in the HSR Act and its implementing regulations) will (i) promptly, but in no event later than 20 business days after the date of the Merger Agreement, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement and will use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all applicable laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable antitrust laws (to the extent required); (iii) as promptly as reasonably practicable respond appropriately to any request by the DOJ or the FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other transactions contemplated by the Merger Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by the Merger Agreement; and (v) defend any claim asserted in court by any governmental authority or any other person under antitrust laws in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent will pay all filing fees under the HSR Act and other applicable antitrust laws, and Enhabit will not be required to pay any fees or other payments to any governmental authority in connection with any filings under the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other transactions contemplated by the Merger Agreement.

Without limiting the generality of anything described in this section of the proxy statement titled “Regulatory Efforts,” each party to the Merger Agreement will use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or proceeding by any governmental authority with respect to the Merger and the other transactions contemplated by the Merger Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or proceeding; and (iii) promptly inform the other parties of any substantive communication to or from the FTC,

DOJ or any other governmental authority to the extent regarding the Merger and the other transactions contemplated by the Merger Agreement, or regarding any such request, inquiry or proceeding, and provide a copy of all written communications. In addition, Parent will lead discussions with all governmental authorities and determine strategy related to obtaining clearances and approvals contemplated in the Merger Agreement, subject to Parent’s good faith consultation with, and reasonable consideration of the views of, Enhabit. Subject to applicable law, in advance and to the extent practicable, each of Parent or Enhabit, as the case may be, will consult the other in good faith on all the information relating to Parent or Enhabit, as the case may be, and any of their respective subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by the Merger Agreement and will consider in good faith any comments by Parent or Enhabit, as the case may be. In addition, except as may be prohibited by any governmental authority or by any applicable law, in connection with any such request, inquiry or proceeding in respect of the Merger and the other transactions contemplated by the Merger Agreement, each party to the Merger Agreement will permit authorized representatives of the other party to be present at each meeting or conference relating to such substantive request, inquiry or proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental authority in connection with such request, inquiry or proceeding; provided, however, that materials required to be provided pursuant to this paragraph may be redacted (A) to remove references concerning the valuation of Enhabit or any of its subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns.

Without limiting the generality of anything described in this section of the proxy statement titled “Regulatory Efforts,” each of Parent and Enhabit will, and will cause each of its subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust laws or other applicable laws that may be asserted by any governmental authority or any other person so as to enable the parties to the Merger Agreement to obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents, approvals, and the expiry or termination of any applicable waiting periods from governmental authorities to consummate the transactions contemplated by the Merger Agreement as soon as reasonably practicable (and in any event no later than the End Date), including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of businesses, product lines or assets of Parent or its affiliates (including, following the Closing, Enhabit), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated by the Merger Agreement; provided, however, that, notwithstanding anything to the contrary contained in the Merger Agreement, Parent will only be obligated to effect any such action to the extent that such action is conditional or contingent on the Closing occurring in accordance with the terms of the Merger Agreement.

From the date of the Merger Agreement until the earlier of (i) the valid termination of the Merger Agreement in accordance with its terms and (ii) the expiration of termination of the waiting period under the HSR Act applicable to the transactions contemplated by the Merger Agreement, neither Parent nor Merger Sub (nor any other controlled affiliate of Parent) will enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (a) obtain the timely expiration or termination of the waiting period under the HSR Act, or the authorizations, consents, orders and approvals required under any other applicable antitrust laws, applicable to the transactions contemplated by the Merger Agreement; (b) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement; or (c) obtain all other authorizations, consents, orders and approvals of governmental authorities necessary for the consummation of the transactions contemplated by the Merger Agreement in accordance with the terms and conditions of the Merger Agreement.

Transaction Litigation

Each of Enhabit, on the one hand, and Parent, on the other hand, will as promptly as reasonably practicable notify the other party in writing of, and will give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For these purposes, “participate” means that Enhabit or Parent, as the case may be, will keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which Enhabit or Parent, as the case may be, will consider in good faith, but the other party will not be afforded decision-making power or authority. Notwithstanding the foregoing, Enhabit will not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties will be entitled to retain Jones Day or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing:

•	by mutual written agreement of Parent and Enhabit (notwithstanding the Stockholder Approval);

•	by either Parent or Enhabit, upon written notice to the other party:

•

if the Closing Date has not occurred on or before the End Date (notwithstanding the Stockholder Approval); provided, further, that the right to terminate the Merger Agreement as described in this sub-bullet will not be available to any party whose material breach of any provision of the Merger Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

•

if any governmental authority of competent jurisdiction has issued a final and non-appealable permanent order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement and such permanent prohibition has become final and non-appealable (notwithstanding the Stockholder Approval), provided, that the party seeking to terminate the Merger Agreement must have used its reasonable best efforts to have such order lifted if and to the extent required by the Merger Agreement, provided, further, that the right to terminate the Merger Agreement as described in this sub-bullet is not available to any party whose material breach of any provision of the Merger Agreement was the proximate cause of, or proximately resulted in, the issuance or continuing existence of any such permanent order or other action; or

•	if the Stockholder Approval has not been obtained at the Special Meeting (or any adjournment or postponement thereof).

•	by Enhabit:

•

upon written notice to Parent, if there has been any breach of any representation, warranty, covenant or agreement by Parent or Merger Sub, in either case which (i) would cause the conditions to the obligations of Enhabit not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Enhabit’s delivery of written notice describing such breach to Parent; provided, however, Enhabit will not be entitled to terminate the Merger Agreement if Enhabit is in breach of its obligations under the Merger Agreement such that Parent is entitled to terminate the Merger Agreement for such breach;

•	upon written notice to Parent, at any time prior to receipt of the Stockholder Approval, in order for Enhabit to enter into a definitive agreement with respect to a Superior Proposal (as described under “ —Solicitation of Other Offers”); provided, that prior to, or substantially concurrently with, such termination Enhabit pays the Company Termination Fee (as defined below under “ —Company Termination Fee; Parent Termination Fee—Company Termination Fee”); provided, further, that Enhabit will not be entitled to terminate the Merger Agreement as described in this sub-bullet unless Enhabit has complied in all material respects with the terms of the Merger Agreement with respect to the applicable Superior Proposal; or

•

if (i) the joint conditions to the obligations of each party to the Merger Agreement or the conditions to the obligations of Parent and Merger Sub have each been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummated the Merger at the Closing at the time required by the Merger Agreement, (iii) Enhabit has irrevocably notified Parent in writing that (a) Enhabit is ready, willing and able to consummate the Merger and (b) all conditions to the obligations of Enhabit have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions to the obligations of Enhabit, and (iv) Parent or Merger Sub fail to consummate the Merger within three business days after receipt of the notice contemplated by (iii) above).

•	by Parent:

•

upon written notice to Enhabit, if there has been any breach of any representation, warranty, covenant or agreement by Enhabit which (i) would cause the conditions to the obligations of Parent and Merger Sub not to be satisfied and (ii) such breach has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to Enhabit; provided, however, Parent will not be entitled to terminate the Merger Agreement if Parent or Merger Sub is in breach of its obligations under the Merger Agreement such that Enhabit is entitled to terminate the Merger Agreement for such breach; or

•

upon written notice to Enhabit, at any time prior to receipt of the Stockholder Approval, if the Board or any committee thereof has effected an Adverse Recommendation Change (as described under “ —Recommendation Change”).

Company Termination Fee; Parent Termination Fee

Company Termination Fee

If the Merger Agreement is terminated in specified circumstances, Enhabit will be required to pay to Parent a termination fee of $24,536,766 (the “Company Termination Fee”).

Enhabit must pay the Company Termination Fee if the Merger Agreement is terminated:

•	by Parent at any time prior to receipt of the Stockholder Approval because the Board or any committee thereof has effected an Adverse Recommendation Change;

•	by Enhabit at any time prior to receipt of the Stockholder Approval in order for Enhabit to enter into a definitive agreement with respect to a Superior Proposal; or

•

(i) by (a) either Parent or Enhabit because the Closing Date has not occurred on or before the End Date, subject to certain exceptions, or (b) by Parent because of any breach of any representation, warranty, covenant or agreement by Enhabit that results in a condition to Closing not being satisfied, (ii) at any time after the date of the Merger Agreement and prior to such termination a bona fide Acquisition Proposal has been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination and (iii) within twelve months after the date of such termination, Enhabit enters into a definitive agreement in respect of a specified Acquisition Proposal, which Acquisition Proposal is subsequently consummated.

For purposes of this paragraph, all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal is deemed to be references to “more than 50%” or “less than 50%,” respectively.

Parent Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, Parent will be required to pay to Enhabit a termination fee of $44,612,302 (the “Parent Termination Fee”).

Parent must pay the Parent Termination Fee if the Merger Agreement is terminated:

•	by Enhabit because of any breach of any representation, warranty, covenant or agreement by Parent or Merger Sub, in either case that results in a condition to Closing not being satisfied;

•	by Enhabit upon a Parent Failure to Close; or

•

by Parent because the Closing Date has not occurred on or before the End Date and at the time of termination Enhabit had the right to terminate the Merger Agreement because of (i) any breach of any representation, warranty, covenant or agreement by Parent or Merger Sub, in either case that results in a condition to Closing not being satisfied or (ii) a Parent Failure to Close.

Specific Performance

The parties to the Merger Agreement are entitled, in addition to any remedy to which they are entitled under the Merger Agreement, to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened or anticipated breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement in specified courts (including the right of a party to the Merger Agreement to cause another party to the Merger Agreement to consummate the Merger), without proof of damages or otherwise, prior to the termination of the Merger Agreement. Additionally, Enhabit will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in the Merger Agreement, if and only if, (i) the conditions to the obligations of each party to the Merger Agreement and the conditions to the obligations of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) have each been satisfied or waived, (ii) the Debt Financing has been funded or will be funded at the Closing, (iii) Enhabit has irrevocably confirmed in a written notice to Parent that (a) all conditions to the obligations of Enhabit have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions and (b) Enhabit is ready, willing and able to close the Merger if the Debt Financing is funded at the Closing, and (iv) Parent and Merger Sub fail to complete the Closing in accordance with the terms of the Merger Agreement by the earlier of three business days of receiving the notice contemplated by clause (iii) and the End Date.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs or expenses.

Amounts incurred by Enhabit include those financial advisory fees payable and expected to be payable to Goldman Sachs as disclosed in the section of this proxy statement titled “The Merger—Opinion of Goldman Sachs & Co. LLC.”

Amendment and Waiver

Subject to compliance with applicable law and NYSE’s rules and regulations, any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of Enhabit’s stockholders, no such amendment or waiver may be made or given after the Stockholder Approval that requires the approval of the stockholders of Enhabit under the DGCL unless the required further approval is obtained.

Governing Law

The Merger Agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS

In connection with the execution and delivery of the Merger Agreement on February 22, 2026, and as a condition and inducement of Parent and Merger Sub’s willingness to enter into the Merger Agreement, the Supporting Stockholders entered into the Support Agreements with Parent and Merger Sub. As of the Record Date, the Supporting Stockholders beneficially owned, collectively, over 2% (without giving effect to any vesting of restricted stock units) of the voting power of the Common Stock.

Pursuant to the Support Agreements, each of the Supporting Stockholders agreed, prior to the Termination Date (as defined below), at every annual, special or other meeting of the Enhabit’s stockholders called, and at every adjournment or postponement thereof, the Supporting Stockholder will, or will cause the holder of record on any applicable record date to (i) appear (in person or by proxy) at each such meeting or otherwise cause all of such Stockholder’s shares of Common Stock entitled to vote or be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, all shares of Common Stock beneficially owned by the Supporting Stockholder and entitled to vote:

•	in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

•	in favor of any non-binding advisory vote on “golden parachute” executive compensation arrangements; and

•

against (i) any action or agreement which would reasonably be expected to impede, materially delay or adversely affect the consummation of the Merger or result in any of the conditions to Enhabit’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of Enhabit (including any amendments to Enhabit’s certificate of incorporation or Bylaws) and (ii) any Acquisition Proposal.

Each Supporting Stockholder further agreed (i) not to transfer their shares prior to the termination of the applicable Support Agreement (except to certain permitted affiliates), and (ii) to waive the right to exercise any and all appraisal rights under Section 262 of the DGCL.

The Support Agreements will terminate at the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any change to the terms of the Merger without the prior written consent of the Supporting Stockholder that (A) reduces the Per Share Amount or any consideration otherwise payable with respect to the shares of Common Stock beneficially owned by the Supporting Stockholder (subject to adjustments in compliance with Section 2.07 of the Merger Agreement) or (B) changes to the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Common Stock beneficially owned by the Supporting Stockholder, or (iv) the mutual written consent of Parent and the Supporting Stockholder.

Pursuant to the Support Agreements, each party to the Support Agreements, will be entitled to an injunction, injunctions specific performance or other equitable relief to prevent breaches or threatened or anticipated breaches of the Support Agreements and to enforce specifically the terms and provisions of the Support Agreements. The Support Agreements are governed by Delaware law.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 91 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 38 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 55 of this proxy statement, the Board, after considering the factors more fully described in such section, unanimously (i) determined that it is in the best interests of Enhabit and our stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) resolved to recommend to our stockholders that they vote for the adoption of the Merger Agreement and directed that such matter be submitted to our stockholders for consideration at the Special Meeting.

Each holder of Common Stock is entitled to one vote per share. The affirmative vote of the majority of the voting power of the issued and outstanding shares of Common Stock as of the close of business on the Record Date is required to approve the Merger Proposal.

If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s shares will be voted in favor of the Merger Proposal.

Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: THE COMPENSATION PROPOSAL

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Enhabit is providing its stockholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the Merger, as described in the table in the section titled “Quantification of Payments and Benefits to Enhabit’s Named Executive Officers in Connection with the Merger” under “The Merger—Interests of the Directors and Executive Officers of Enhabit in the Merger.”

The Board unanimously recommends that the stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section titled “The Merger—Interests of the Directors and Executive Officers of Enhabit in the Merger—Quantification of Payments and Benefits to Enhabit’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

Vote Required

The Compensation Proposal is a vote separate and apart from the Merger Proposal. Accordingly, you may vote to approve and adopt the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. Because the Compensation Proposal is advisory only, it will not be binding on either Enhabit or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote on the Compensation Proposal.

The approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Compensation Proposal and present or represented by proxy at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Compensation Proposal, such stockholder’s shares will be voted in favor of the Compensation Proposal. If a stockholder fails to vote on the Compensation Proposal, it will have no effect on the Compensation Proposal. If a stockholder abstains from voting on the Compensation Proposal, it will have the effect of a vote “AGAINST” the Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” Under the Bylaws, Enhabit may postpone, reschedule or cancel any special meeting of stockholders. Under the Bylaws, any meeting of stockholders may be adjourned from time to time by the chairperson of the meeting. We may adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal.

Notwithstanding the foregoing, Enhabit’s right to adjourn or postpone the Special Meeting, and the number of times that Enhabit may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Enhabit does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The Board believes that it is in the best interests of Enhabit and our stockholders to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the outstanding shares of Common Stock as of the close of business on the Record Date entitled to vote on the Adjournment Proposal and present or represented by proxy at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s shares will be voted in favor of the Adjournment Proposal. If a stockholder fails to vote on the Adjournment Proposal, it will have no effect on the Adjournment Proposal. If a stockholder abstains from voting on the Adjournment Proposal, it will have the effect of a vote “AGAINST” the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

Enhabit’s Common Stock is listed on NYSE under the symbol “EHAB.”

As of April 13, 2026, which is the Record Date for the Special Meeting, there were 51,225,606 shares of Common Stock issued and outstanding held by approximately 5,110 stockholders of record (which record holders include holders who are nominees for an undetermined number of beneficial owners). The actual number of holders of Common Stock is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

We have never declared or paid any cash dividends on the shares of Common Stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Parent, any cash dividends on our capital stock.

On February 20, 2026, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on NYSE were $11.35 and $11.04 per share, respectively. The closing price of our Common Stock on NYSE on February 20, 2026 was $11.09 per share. On April 13, 2026, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on NYSE was $13.98 per share.

Upon the consummation of the Merger, there will be no further market for our Common Stock and, as promptly as practicable thereafter, our Common Stock will cease trading on and be delisted from NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 9, 2026 by (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Percentage of ownership is based on 51,225,606 shares of common stock outstanding as of April 9, 2026.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Class
Greater Than 5% Beneficial Owners(2)
8 Knots Management, LLC	5,057,352	(3)	9.9%
Deerfield Mgmt., L.P.	4,997,746	(4)	9.8%
BlackRock, Inc.	3,935,169	(5)	7.7%
Non-Employee Directors
Jeffrey W. Bolton	137,002		*
Tina L. Brown-Stevenson	52,698		*
Charles M. Elson	79,298		*
Erin P. Hoeflinger	78,707		*
Stuart M. McGuigan	74,126		*
Mark W. Ohlendorf	44,527		*
Stephen S. Rodgers	19,998		*
Gregory S. Rush	78,551		*
Barry P. Schochet	70,232		*
Named Executive Officers
Barbara A. Jacobsmeyer	893,049	(6)	1.7%
Ryan T. Solomon	193,911		*
Dylan C. Black	99,823		*
Julie D. Jolley	137,130		*
Tanya R. Marion	105,051	(7)	*
All directors and executive officers as a group (15 total)	2,125,978	(6)	4.2%

*	Less than 1%.
(1)

According to the rules adopted by the SEC, a person is a beneficial owner of securities if the person or entity has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, conversion of a security or otherwise. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power, with respect to all shares of stock listed as owned by that person.

(2)

The Vanguard Group, Inc. (“Vanguard”) previously reported on Amendment No. 3 to its Schedule 13G filing with the SEC filed on October 4, 2024 its ownership as of September 30, 2024, which included beneficial ownership of 2,976,480 shares, with shared voting power for 47,639 shares, sole investment power for 2,887,106 shares, and shared investment power for 89,374 shares, collectively representing approximately 5.8% of our outstanding shares as of April 9, 2026. On March 26, 2026, Vanguard filed an Amendment No. 4 to its Schedule 13G in which it reported that it held zero shares as of March 13, 2026. The Amendment No. 4 further disclosed that Vanguard went through an internal realignment on January 12, 2026, and, in accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment.

(3)

Based on a Schedule 13G/A filed with the SEC on February 13, 2026, 8 Knots Management, LLC (parent holding company/control person) reported beneficial ownership of 5,057,352 shares, with shared voting and investment power for 5,057,352 shares. The address for this holder is c/o 8 Knots Management, 100 Crescent Court Uptown, 7th Floor, Dallas, TX 75201.
(4)

Based on a Schedule 13G/A filed with the SEC on February 12, 2024, Deerfield Mgmt., L.P. (parent holding company/control person) reported beneficial ownership of 4,997,746 shares, with shared voting and investment power for 4,997,746 shares. This holder is located at 345 Park Avenue South, 12th Floor, New York, NY 10010.

(5)

Based on a Schedule 13G/A filed with the SEC on October 7, 2024, BlackRock, Inc. (parent holding company/control person) reported beneficial ownership of 3,935,169 shares, with sole voting power for 3,831,929 shares and sole investment power for 3,935,169 shares. This holder is located at 50 Hudson Yards, New York, NY 10001.

(6)	Includes 286,342 shares issuable upon exercise of options.
(7)	Includes 1,712 shares held by Ms. Marion’s spouse.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an annual meeting of stockholders in 2026 (the “2026 Annual Meeting”) only if the Merger is not consummated. A date has not been set for the 2026 Annual Meeting.

Our stockholders are entitled to present proposals for action and director nominations at the 2026 Annual Meeting, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our Bylaws. Under SEC rules, if you want us to include a proposal in our proxy statement for the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must have been received by mail or courier service by our Corporate Secretary at our principal executive offices at 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206 no later than January 16, 2026. Any such proposal should comply with the requirements of Rule 14a-8.

Under our Bylaws, a stockholder wishing to bring director nominations or other business before an annual meeting outside of the Rule 14a-8 process is required to provide advance written notice to the Corporate Secretary at our principal executive offices regarding such nominations or other business and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely for purposes of the 2026 Annual Meeting, such notice must be delivered to or be mailed and received by the Secretary no earlier than February 26, 2026 and no later than March 28, 2026. However, if the 2026 Annual Meeting is not within 30 days before or after anniversary date of our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), in order to be timely, such notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2026 Annual Meeting was mailed or such public disclosure of the date of the 2026 Annual Meeting was first made by us, whichever first occurs.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Enhabit’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than Enhabit’s nominees), which notice must be postmarked or transmitted electronically to Enhabit at our principal executive offices no later than 60 calendar days prior to the anniversary date of the 2025 Annual Meeting (for the 2026 Annual Meeting, no later than April 27, 2026). However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The following Enhabit filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):

•	Enhabit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026; and

•	Enhabit’s Current Reports on Form 8-K filed with the SEC on February 23, 2026, February 27, 2026 and March 4, 2026.

We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Stockholders may obtain free copies of the documents filed with the SEC by Enhabit through the SEC’s website, www.sec.gov, or through Enhabit’s website, https://investors.ehab.com/overview/default.aspx. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:

Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

investorrelations@ehab.com

(469) 860-6061

If you would like to request documents from us, please do so by May 5, 2026, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

Enhabit has supplied all information relating to Enhabit, and Parent has supplied, and Enhabit has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary—The Parties” beginning on page 2 of this proxy statement and “The Parties” beginning on page 30 of this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 14, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

ENHABIT, INC.,

ANCHOR PARENT, LLC

and

ANCHOR MERGER SUB, INC.

February 22, 2026

A-i

A-ii

Exhibit A – Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit B – Form of Bylaws of the Surviving Corporation

Exhibit C – Form of Support Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated February 22, 2026, is entered into by and among Enhabit, Inc., a Delaware corporation (the “Company”), Anchor Parent, LLC, a Delaware limited liability company (“Parent”), and Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and thereby, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, and (c) resolved to recommend that the sole stockholder of Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub;

WHEREAS, substantially concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company’s stockholders (the “Supporting Stockholders”) have entered into support agreements with Parent and Merger Sub, substantially in the form attached hereto as Exhibit C, pursuant to which, among other things, the Supporting Stockholders have agreed to vote in favor of the transaction contemplated by this Agreement (the “Support Agreements”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, (a) Kinderhook Capital Fund 8, L.P. and Kinderhook Capital Fund 8-B, L.P. (collectively, the “Equity Investor”) are delivering a limited guarantee (the “Guarantee”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Equity Investor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and (b) the Equity Investor is entering into an equity financing commitment letter in favor of Parent (the “Equity Financing Letter”), pursuant to which the Equity Investor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms not materially less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement does not contain provisions that prohibit the Company from complying with the provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a potential acquisition of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes under this Agreement.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by, or issuance to, any Third Party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to Parent and Merger Sub, the term “Affiliate” shall not include any investment fund, investment vehicle or client sponsored or advised by Kinderhook Industries, LLC or the Equity Investor or any of its or their Affiliates or any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund, investment vehicle or client.

“Aggregate Merger Consideration” means the sum of the aggregate per share Merger Consideration, plus the aggregate amount payable to all holders of Company Equity Awards pursuant to Section 2.06.

“Anti-Money Laundering Laws” means the applicable anti-money laundering statutes, and the regulations thereunder, of any jurisdiction in which the Company or any of its Subsidiaries conducts business or is located, including the US Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001 and their implementing regulations.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon and applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by Applicable Law to close.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2025.

“Company Balance Sheet Date” means September 30, 2025.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub prior to or simultaneously with the execution of this Agreement.

“Company Employee Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, severance, retention or change in control Contract, plan, arrangement, or policy, and (iii) each other material plan or arrangement providing for compensation (including variable cash compensation and commissions), bonuses, profit-sharing, stock options or other stock-related rights or other forms of incentive or deferred compensation, health or medical benefits, employee assistance program, disability benefits, supplemental unemployment benefits, severance benefits, and post-employment or retirement benefits (including compensation, pension, health, medical, or life insurance benefits), other than any “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code and any Contract, plan, arrangement, or policy that is statutorily mandated and maintained or required to be maintained by a Governmental Authority, which, in each case of clauses (i) through (iii), is maintained, sponsored, administered or contributed to by the Company or any Subsidiary of the Company, including for the benefit of any current or former employee, director or individual service provider of the Company or any Subsidiary of the Company, or for which the Company or any Subsidiary of the Company has any current liability or obligation (contingent or otherwise).

“Company Equity Awards” means the Company RSUs, the Company PSUs, the Company RSAs and the Company Options.

“Company Financial Advisor” means Goldman Sachs & Co. LLC (“Goldman Sachs”) (or any Affiliate thereof) or another independent financial advisor of nationally recognized reputation.

“Company Material Adverse Effect” means any change, event, occurrence, facts, condition, circumstance, development or effect (each, an “Effect”) that, individually or in the aggregate with such other Effects has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following (alone or in combination) shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) the negotiation, execution, announcement or performance of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any litigation or any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, investors, contractors, lenders, customers, technology and other partners, suppliers, vendors, Governmental Authorities or other Third Parties related thereto (provided that this clause (A) shall not apply with respect to any breach or inaccuracy of any representation or warranty set forth in Section 4.02(a) or Section 4.04));

(B) the identity of Parent or any of its Affiliates as the acquiror of the Company, or any facts or circumstances concerning Parent or any of its Affiliates, including any communication by any of them regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees;

(C) any change in economic, market, business, political, financial, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, labor shortages, interest rates, foreign exchange or exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market;

(D) general conditions in any industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, or changes therein;

(E) any changes or proposed changes in GAAP or other accounting standards after the date hereof (or the enforcement or interpretation thereof);

(F) (i) any changes or proposed changes in Applicable Law (or the enforcement or interpretation thereof), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement or interpretation thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby, or (ii) any effect arising out of or resulting from the Inflation Reduction Act of 2022, or any changes or proposed changes thereto;

(G) the taking of any action, or refraining from taking any action, in each case at the written direction, or with the consent, of Parent or Merger Sub, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their Affiliates;

(H) any Transaction Litigation or any demand or Proceeding for appraisal or the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(I) any outbreak, continuation or escalation of acts of terrorism (including cyber-terrorism), civil unrest, hostilities, sabotage or war (whether or not declared, including the Russian-Ukrainian and Israeli-Palestinian conflicts, and escalations and effects thereof), hurricanes, volcanoes, tornados, floods, earthquakes, tsunamis, mudslides, weather-related events, epidemics, pandemics (including COVID-19), plagues, other outbreaks of illness or public health events, fires or natural or man-made disaster or act of God, including any worsening of such conditions existing as of the date hereof;

(J) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation; or

(K) any failure by the Company to meet, or changes to, internal, published, or analysts’ estimates, projections, expectations, budgets or forecasts of operating statistics, revenue, earnings, cash flow or any other financial or performance measures (whether made by the Company or any Third Parties), any change in the Company’s credit ratings, or any change in the price or trading volume of shares of Company Common Stock or other Company Securities (it being understood that the underlying causes of such failures or changes in this clause (K) may be taken into account in determining whether a Company Material Adverse Effect has occurred, unless such underlying cause would otherwise be excepted by this definition);

provided that in the case of clauses (C), (D), (E), (F) and (I), such Effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such Effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Options” means each stock option that entitles the holder thereof to purchase shares of Company Common Stock that was granted under any Company Stock Plan.

“Company PSU” means each restricted stock unit granted under any Company Stock Plans the vesting of which is subject, in whole or in part, to the achievement of performance-based goals or metrics.

“Company Return” means any income or other material Tax Return of the Company or any of its Subsidiaries.

“Company RSA” means each restricted share of Company Common Stock granted under any Company Stock Plans.

“Company RSU” means each restricted stock unit or deferred stock unit, in each case, representing a right to receive one share of Company Common Stock granted under any Company Stock Plans and the vesting of which has not been subject to the achievement of performance-based goals or metrics.

“Company Stock Plans” means the Company’s 2022 Omnibus Performance Incentive Plan and the Company’s 2025 Equity and Incentive Compensation Plan, in each case, as amended, modified, supplemented or superseded from time to time in accordance with its terms.

“Company Termination Fee” means an amount equal to $24,536,766.

“Contract” means any legally binding contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

“Data Protection Laws” means all Applicable Laws governing the processing, privacy or security of Personal Data or otherwise relating to privacy, security, or Security Incident notification requirements and applicable to the Company or its Subsidiaries.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide, syndicate or arrange all or any part of the Debt Financing, including the agent and lender parties to the Debt Commitment Letter and any agent and lender parties to any joinder agreements, credit agreements or similar documents entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, equityholders, members, trustees, controlling Persons, agents and Representatives, and their respective successors and assigns; provided that in no event shall Parent or an Affiliate thereof (other than a bona fide debt fund or investment vehicle that in the ordinary course of its business is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or advises funds or other investment vehicles engaged in such undertaking), or any of their respective Representatives, constitute a Debt Financing Source.

“Encompass” means Encompass Health Corporation, a Delaware corporation.

“Environmental Law” means any Applicable Law concerning pollution, the protection, preservation or restoration of human health or safety or protection of the natural environment, including any such Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of any Hazardous Substance.

“Environmental Permits” means any Governmental Authorizations issued under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity that is or was, at a relevant time with respect to which the Company or any of its Subsidiaries continues to have any liability, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.

“Ex-Im Laws” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and Orders of any Governmental Authority relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations and International Traffic in Arms Regulation, the customs and import laws administered by U.S. Customs and Border Protection and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fraud” means an intentional act of common law fraud in the making of the representations and warranties set forth in Article 4 (in the case of the Company) or the representations and warranties set forth in Article 5 (in the case of Parent and Merger Sub), in each case with the specific intent to deceive and mislead the other party with respect to such representations and warranties. The term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness.

“GAAP” means generally accepted accounting principles in the United States.

“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, would result in a Government Contract.

“Government Contract” means any Contract for the delivery of supplies or provision of services by or between the Company or any of its Subsidiaries, on the one hand, and any (i) Governmental Authority or (ii) by or between the Company as a subcontractor at any tier and any other Person in connection with any Contract with a Governmental Authority, on the other hand.

“Government Program” means “federal health care programs” as defined in 42 U.S.C. 1320a-7b(f), including Medicare and Medicaid programs, state CHIP programs, TRICARE, and any other similar or successor federal or state health care payment program with or sponsored, in whole or in part, by any Governmental Authority.

“Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or trans-governmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, registrations, qualifications, clearances, Permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, medical waste, asbestos-containing material, per- and polyfluoroalkyl substances, or polychlorinated biphenyl, as listed or regulated under any Environmental Law.

“Healthcare Laws” means all Applicable Laws relating to the regulation, provision of, and payment for, the healthcare services of the Company or any of its Subsidiaries, including (i) (A) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute), including, the Ethics in Patient Referrals Act, as amended, 42 U.S.C. § 1395nn, (B) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute), (C) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), (D) the False Claims Act, 31 U.S.C. §§ 3729-3733, (E) the Stark Law, 42 U.S.C. § 1395nn, (F) the Exclusion Law, 42 U.S.C. § 1320a-7, (G) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a, (H) the Anti-Inducement Law, 42 U.S.C. § 1320a-7a(a)(5), (I) HIPAA, and (J) the Patient Protection and Affordable Care Act of 2010, and (ii) any Applicable Laws with respect to healthcare-related fraud and abuse, false claims, corporate practice of medicine, facility licensure, billing, coding, reimbursement, documentation and submission of claims, Healthcare Provider licensing, quality and safety, and Healthcare Permits.

“Healthcare Permits” means any and all Permits, including any Healthcare Provider licenses, permits, certifications, enrollments, authorizations, approvals, registrations, accreditations, healthcare supplier or provider identification numbers, qualifications, operating authority, and/or any other permit, license or permission that is required by Applicable Law which is issued or enforced by a Governmental Authority with jurisdiction over any Healthcare Law.

“Healthcare Provider” means any individual that provides healthcare services for which licensure by a Governmental Authority is required.

“HIPAA” means the following: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state laws regarding patient privacy and the security, use or disclosure of healthcare records.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, as to the Company and its Subsidiaries, without duplication, all (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes or debentures, (iii) indebtedness of the Company and its Subsidiaries evidenced by letters of credit to the extent drawn and not cash collateralized, and (iv) obligations of the Company or any of its Subsidiaries to guarantee the types of payment obligations set forth in clauses (i) through (iii) above on behalf of any Person other than the Company or its Subsidiaries; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement and for clarification, Indebtedness shall not include (A) any letters of credit to the extent not drawn (or otherwise cash collateralized), (B) surety bonds, performance bonds or other bonds to the extent not drawn (or otherwise cash collateralized), (C) any intercompany indebtedness among the Company and its Subsidiaries (including between Subsidiaries), (D) any fees, costs and expenses to the extent incurred by or at the written direction of Parent or Merger Sub relating to Parent’s, Merger Sub’s or any of their respective Affiliates’ financing (including, without limitation, any equity financing or any Debt Financing) for the transactions contemplated by this Agreement or any other liabilities or obligations incurred by Parent, Merger Sub or any of their respective Affiliates in connection with the transactions contemplated by this Agreement or otherwise, (E) any Taxes, or (F) any fees, costs and expenses incurred pursuant to Section 6.18.

“Insurance Policies” means all material insurance policies and arrangements held, as of the date of this Agreement, by or for the benefit of the Company, any Subsidiary of the Company, or the business, assets or properties owned, leased or operated by the Company or any Subsidiary of the Company.

“Knowledge of Parent” means the actual knowledge of the officers of Parent.

“Knowledge of the Company” means the actual knowledge of each of the individuals identified in Section 1.01(a) of the Company Disclosure Schedule, assuming reasonable inquiry of such individual’s direct reports primarily responsible for such matters.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Made Available” means that such information, document or material was (i) publicly available on the SEC EDGAR database prior to the execution of this Agreement, (ii) delivered to Parent or Parent’s Representatives in hard copy form or via ShareFile or similar service, or via email (with receipt confirmed via subsequent communication or discussion) prior to the execution of this Agreement, or (iii) made available for review by Parent or Parent’s Representatives prior to the execution of this Agreement in the “Project Anchor” virtual data room hosted by Datasite and maintained by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

“NYSE” means The New York Stock Exchange.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, or ruling enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator of competent jurisdiction that is binding upon or applicable to such Person or its property.

“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by the Parent and Merger Sub and delivered to the Company prior to or simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” means any event, change, occurrence, development or state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

“Parent Termination Fee” means an amount equal to $44,612,302.

“Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, Orders and approvals from Governmental Authorities.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes, assessments, utilities or other governmental charges or levies that are (A) not yet due and payable (or are due and payable without penalty) or (B) being contested in good faith and for which appropriate reserves have been established by the Company in accordance with GAAP, (iii) customary interests of lessors and sublessors of any leased properties and other statutory Liens in favor of lessors and sublessors, (iv) easements, rights of way and other imperfections of title or encumbrances that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, including any Lien on Company Intellectual Property that is not material to the business of the Company or its Subsidiaries, (v) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property, (vi) Liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, pension programs and similar obligations, (vii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business that do not materially interfere with the present use of, or materially detract from the value of, the property related thereto, (viii) nonexclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business, (ix) Liens imposed by any applicable loan agreements or indentures, (x) any Lien incurred in the ordinary course of business since the Company Balance Sheet Date, (xi) any Liens that would be discharged or released at or prior to the Closing, (xii) any Lien securing capital lease obligations or purchase money debt, and (xiii) any Liens granted by any stockholder of the Company on the shares of Company Common Stock owned by such stockholder.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Data” means any data or information (i) that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, or (ii) regarding an individual or household that is defined as “personal information,” “sensitive personal information,” “personally identifiable information,” “personal data” or any similar terms under any Contract, Data Protection Laws, or privacy policy applicable to Company or its Subsidiaries.

“Proceeding” means any suit, charge, complaint, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing or audit commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting solely in such capacity.

“Required Information” means the Company Balance Sheet.

“Sanctioned Country” means any country or region or government thereof that is, or has been since April 24, 2019, the subject or target of Sanctions or a comprehensive embargo under Trade Control Laws by the U.S. (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Sanctions including (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) or the U.S. Department of State, (ii) any Person located, organized or ordinarily resident in a Sanctioned Country, or (iii) to the extent applicable by operation of Applicable Law, any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or, as applicable, otherwise controlled by a Person or Persons described in clauses (i) or (ii).

“Sanctions” means all applicable U.S. and non-U.S. laws, statutes, ordinances, rules, regulations, judgments, writs, decrees and Orders of any Governmental Authority relating to economic or trade sanctions, including the Applicable Laws administered or enforced by the United States (including by OFAC, BIS or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the European Union and the United Nations Security Council.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person, (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company, or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. For purposes of this Agreement, the entities set forth on Section 1.01(b) of the Company Disclosure Schedule, “Non-Controlled Subsidiaries,” of the Company Disclosure Schedule will not be deemed to be Subsidiaries of the Company.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited in violation of Section 6.02 that the Company Board or any committee thereof determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), taking into account such legal, financial, regulatory, and other aspects of the Acquisition Proposal (including the certainty of closing and the form of consideration (and the risk of fluctuation in the value thereof)) and the Third Party making the Acquisition Proposal as the Company Board or any committee thereof reasonably deems relevant, would, if consummated, (i) be reasonably capable of being consummated on the terms proposed, taking into account such legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, market conditions, the form of consideration, termination fees, expense reimbursement provisions, the timing of and condition of closing and certainty of closing) as the Company Board or any committee thereof reasonably deems relevant and the identity of the Person making the proposal and (ii) result in a transaction that is more favorable from a financial point of view to the Company’s stockholders than the Merger (including any revisions to the terms of this Agreement proposed by Parent in writing prior to the time of such determination); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” or “less than 80%” shall be deemed to be references to “more than 50%” or “less than 50%,” respectively.

“Tax” means any tax or other like governmental assessment or charge, duty, fee or liability in the nature of a tax (including withholding tax required by applicable tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto.

“Tax Matters Agreement” means the Tax Matters Agreement entered into by and between Encompass and the Company, dated as of June 30, 2022.

“Tax Return” means any report, return, document, declaration or other information filed or supplied or required to be filed with or supplied to a Taxing Authority with respect to Taxes, including information returns and any document accompanying payments of estimated Taxes and any attachments thereto and any amendments thereof.

“Taxing Authority” means any Governmental Authority responsible for the imposition, collection or administration of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than (i) the Company or any of its controlled Affiliates or (ii) Parent or any of its Affiliates or Representatives.

“Transaction Litigation” means any claim, demand or Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving Parent, Merger Sub, the Company, the Company Board, any committee thereof and/or any of Parent’s or the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries), in each case other than any Proceeding solely among the parties hereto or their respective Affiliates.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury and the Internal Revenue Service.

“U.S.” means the United States of America including all states, the District of Columbia, and all territories and possessions of the United States of America.

“Willful and Material Breach” means a material breach that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act, or the failure to cure such breach, would cause or constitute, or would reasonably be expected to result in, such material breach.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Alternative Financing	6.17(b)
Annual Bonus	6.07(e)
Annual Bonus Plan	6.07(e)
Anti-Corruption Laws	4.13(a)
Bankruptcy and Equity Exceptions	4.02(a)
Capitalization Date	4.05
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Board	Recitals
Company Common Stock	2.03(a)
Company Intellectual Property	4.20(i)(i)
Company Lease	4.21(b)
Company Leased Real Property	4.21(b)
Company Preferred Stock	4.05(a)
Company Recommendation	4.02(b)
Company Related Parties	9.04(i)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Confidentiality Agreement	6.19
Continuing Employee	6.07(a)
Copyrights	4.20(i)(ii)(C)
Covenant Period	6.07(a)
Credit Agreement	6.01(b)(xiii)
Current Premium	6.11(a)
Data Requirements	4.22
Debt Commitment Letter	5.08(a)
Debt Commitment Papers	5.08(a)
Debt Documents	6.17(a)
Debt Financing	5.08(a)
Debt Financing Fee Letter	5.08(a)
Delaware Courts	9.07
DGCL	Recitals
DOJ	6.12(b)
DPA	5.14
Effective Time	2.02(b)
Eligible Continuing Employee	6.07(e)
End Date	8.01(b)

Term	Section
Equity Financing Letter	Recitals
Equity Investor	Recitals
Excluded Benefits	6.07(a)
FTC	6.12(b)
Funding Date	5.08(c)
Guarantee	Recitals
Indemnified Party	6.11(b)
Indemnified Party Proceeding	6.11(b)
Intellectual Property	4.20(i)(ii)
Intervening Event	6.03(b)
IT Systems	4.20(h)
Marks	4.20(i)(ii)(B)
Material Contract	4.14(b)
Merger	Recitals
Merger Consideration	2.03(a)
Merger Sub	Preamble
Notice of Intervening Event	6.03(b)(iii)(A)
Notice of Superior Proposal	6.03(b)(ii)(A)
Open Source Software	4.20(i)(iii)
Organizational Documents	4.01
Other Required Company Filing	6.04(b)
Owned Software	4.20(g)
Parent	Preamble
Parent Benefit Plan	6.07(c)
Parent Related Parties	9.04(j)
Patents	4.20(i)(ii)(A)
Payment Agent	2.04(a)
Payment Fund	2.04(a)
Payoff Amounts	6.18(a)(iv)
Payoff Deliverables	6.18(a)(iv)
Per Share Amount	2.03(a)
Proxy Statement	6.04(b)
Registered IP List	4.20(a)
Required Amount	5.08(a)
Security Incidents	4.20(h)
Solvent	5.09
Stockholder Approval	4.02(c)
Stockholder Meeting	6.04(a)
Support Agreement	Recitals
Supporting Stockholders	Recitals
Surviving Corporation	2.02(c)
Third Party Rights	4.20(c)
Top Customers	4.14(a)(ii)
Top Vendors	4.14(a)(iii)
Trade Control Laws	4.13(c)
Trade Secrets	4.20(i)(ii)(D)
Transaction Documents	9.16
Union	4.17(b)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “or,” “nor” and words of like import shall not be exclusive. References to “executive officer” shall refer to such term as defined in Rule 3b-7 under the Exchange Act. References to any Person include the successors and permitted assigns of that Person. Where a reference in this Agreement is made to any statute or regulation, such references are to, except as context may otherwise require, the statute or regulation as amended from time to time, and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP as applied by the Company. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice, including with respect to time, frequency and magnitude. Any reference in this Agreement to gender includes all genders, and words imparting the singular number only will include the plural and vice versa. Whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless Business Days are specified. When calculating periods of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.

ARTICLE 2

THE MERGER

Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall take place on the date that is three Business Days after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing will take place by electronic exchange of documents.

Section 2.02 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.

(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time and date as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

(a) except as otherwise expressly agreed to in writing after the date hereof and prior to the Effective Time by Parent and a holder of Company Common Stock, and except as otherwise provided in Section 2.03(b), Section 2.05 or, with respect to Company RSAs, Section 2.06(c), each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $13.80 in cash without interest (with respect to each such share of Company Common Stock, the “Per Share Amount”, and such consideration, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement;

(b) each share of Company Common Stock held in the treasury of the Company or any of its Subsidiaries and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”) for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Common Stock (the “Certificates”); provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Payment Agent the aggregate per share Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Payment Agent as directed by Parent; provided that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Payment Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than 30 days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Payment Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares of Company Common Stock.

(b) Promptly after the Effective Time, and in any event no later than three Business Days after the Effective Time, Parent shall send, or shall cause the Payment Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.08 to the Payment Agent) for use in such exchange). Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, within two Business Days, upon (i) surrender to the Payment Agent of a Certificate, together with a duly completed and validly executed letter of transmittal, or (ii) receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Payment Agent any transfer Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided for, and in accordance with the procedures set forth, in this Article 2.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Payment Agent, including, if necessary, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

(f) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock 12 months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent and the Surviving Corporation (as unsecured creditors thereof) for payment of the Merger Consideration.

Section 2.05 Dissenting Shares. Notwithstanding Section 2.03 or Section 2.04, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL, following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share in accordance with Section 2.04. The Company shall provide Parent prompt written notice and copies of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Subject to the previous sentence, the Company shall enforce any contractual waivers that holders of Company Common Stock have granted regarding the waiver of appraisal or dissenter rights that apply to the Merger. Except with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, any such demands, or agree to do any of the foregoing.

Section 2.06 Company Equity Awards.

(a) Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise provided in Section 2.06(b) or as otherwise expressly agreed to in writing after the date hereof and prior to the Effective Time by Parent and a holder of Company Options, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the parties hereto, each Company Option that is then outstanding and unexercised will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Amount over (B) the exercise price per share of Company Common Stock applicable to such Company Option, which will be paid in accordance with Section 2.06(e), without interest and subject to any applicable Tax withholding under Applicable Law in accordance with Section 2.08 and any other authorized deductions.

(b) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option or any of the parties hereto, each Company Option that is then outstanding and unexercised and that has an exercise price per share of Company Common Stock that is equal to, or greater than, the Per Share Amount will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

(c) Each Company RSU and Company RSA that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing after the date hereof and prior to the Effective Time by Parent and a holder of Company RSUs or Company RSAs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSU or Company RSA or any of the parties hereto, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Company Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, which will be paid in accordance with Section 2.06(e), without interest and subject to any applicable Tax withholding under Applicable Law in accordance with Section 2.08 and any other authorized deductions.

(d) Each Company PSU that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Company Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the

Compensation and Human Capital Committee of the Company Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing after the date hereof and prior to the Effective Time by Parent and a holder of Company PSUs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU or any of the parties hereto, (i) the vested portion of a Company PSU (after giving effect to the first sentence of this Section 2.06(d)) will be automatically cancelled and converted into the right to receive a cash payment in an amount equal to the product of (A) the total number of shares of Company Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, multiplied by (B) the Per Share Amount, which will be paid in accordance with Section 2.06(e), without interest and subject to any applicable Tax withholding under Applicable Law in accordance with Section 2.08 and any other authorized deductions, and (ii) the unvested portion of a Company PSU will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

(e) As soon as reasonably practicable after the Effective Time (but no later than ten Business Days after the Effective Time), the Surviving Corporation will pay, or will cause to be paid, the payments provided for in Section 2.06(a), Section 2.06(c) and Section 2.06(d)(i), less applicable Tax withholding under Applicable Law in accordance with Section 2.08 and other authorized deductions, to the applicable recipients thereof, with such payments to be made, to the extent applicable, through the payroll of the Surviving Corporation or any of its Subsidiaries; provided that, to the extent any such payments constitute a deferral of compensation subject to Section 409A of the Code, those payments will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company Equity Awards would otherwise have been settled in accordance with their terms or at such other time that is necessary to comply with Section 409A of the Code.

(f) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) will adopt such resolutions as are necessary for the treatment of the Company Equity Awards in accordance with this Section 2.06, which resolutions will also provide that all Company Equity Awards, as well as the Company Stock Plan, will terminate conditioned upon, and effective immediately prior to, the Effective Time and the holders thereof will be entitled only to the consideration specified herein in respect thereof.

Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, however, that nothing in this Section 2.07 shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority by Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Payment Agent, as the case may be, made such deduction and withholding.

Section 2.09 No Future Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any Company Common Stock with respect to such Company Common Stock.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Certificate of Incorporation. At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.02 Bylaws. The Company Board will take such actions as are reasonably necessary to cause the bylaws of the Company to be amended and restated at the Effective Time to read in their entirety as set forth in Exhibit B, and as so amended and restated shall be the bylaws of the Surviving Corporation until, subject to Section 6.11, amended in accordance with Applicable Law.

Section 3.03 Directors and Officers. Parent and the Company will take such actions as are reasonably necessary such that, from and after the Effective Time, until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than information that is contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual or historical statements, (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that speculate about future developments (other than any specific factual information contained in such statements) and (iii) in any other section thereof to the extent such disclosures are not a statement of fact and are general and cautionary, speculative, predictive or forward-looking in nature); provided that nothing disclosed in any Company SEC Document shall be deemed to modify or qualify the representations or warranties set forth in Section 4.05 or the last sentence of Section 4.09, or (b) as set forth in the Company Disclosure Schedule (it being agreed that disclosure of any item in any Section or Subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to, and shall be deemed to apply and qualify, any other Section or Subsection of the Company Disclosure Schedule to which (i) there is an explicit cross-reference to such information, item or matter or (ii) such information reasonably relates on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing (with respect to each jurisdiction that recognizes the concept of good standing) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect (“Organizational Documents”), and the Company is not in violation in any material respect of its Organizational Documents.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this

Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval and the filing of the Certificate of Merger, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent transfers, reorganization, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exceptions”).

(b) The Company Board at a duly held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, and (iii) on the terms and subject to the condition set forth in this Agreement, (A) resolved (subject to Section 6.02) to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (such recommendation, the “Company Recommendation”), and, as of the date hereof, the Company Recommendation has not been withdrawn, rescinded or modified in any way, and (B) directed that such matter be submitted for consideration of the stockholders of the Company at the Stockholder Meeting.

(c) The only votes or actions of holders of capital stock of the Company, or any class or series of capital stock of the Company, necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock entitled to vote thereon (such vote or action, collectively, the “Stockholder Approval”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no approval or authorization of or declaration by or in respect of, or notification or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of, and filings under (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of, and filings under, the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, blue sky laws, or the rules or regulations of the NYSE, and (iv) any actions or filings the absence of which would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 4.04 Non-contravention. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company; (ii) assuming compliance with the matters referred to in Section 4.03 and any waiting periods thereunder have terminated or expired and that the Stockholder Approval is obtained, result in a violation or breach of any provision of any Applicable Law or Order; (iii) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under (other than pursuant to any Company Employee Plan), or result in termination or give to others any right of termination of, any Material Contract; or (iv) result in the creation or imposition of any material Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), (A) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) as would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 4.05 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock and (ii) 1,500,000 shares of preferred stock, par value $0.10 per share (“Company Preferred Stock”). At the close of business on February 20, 2026 (the “Capitalization Date”): (A) 50,723,245 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were outstanding; (C) an aggregate of 1,572,133 shares of Company Common Stock were underlying outstanding Company RSUs; (D) an aggregate of 1,584,214 shares of Company Common Stock were underlying outstanding Company PSUs (assuming the target level of achievement); (E) an aggregate of 286,342 shares of Company Common Stock were underlying outstanding Company Options; (F) an aggregate of 65,964 shares of Company Common Stock were underlying outstanding Company RSAs; and (G) 471,790 shares of Company Common Stock were held in the treasury of the Company. As of the Capitalization Date, the Company has reserved 8,722,989 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock or any Company Equity Awards, other than pursuant the vesting, exercise or settlement of Company Equity Awards outstanding on such date and granted prior to the Capitalization Date and disclosed in the prior sentence.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a complete and correct list of (i) each outstanding Company RSU, the number of shares of Company Common Stock subject to such Company RSU, the name (or employee identification number) of the holder, the grant date, the vesting schedule, and the current vesting status, (ii) each outstanding Company PSU, the number of shares of Company Common Stock subject to such Company PSU, the name (or employee identification number) of the holder, the grant date and the vesting schedule, (iii) each outstanding Company Option, the number of shares of Company Common Stock underlying such Company Option, the name (or employee identification number) of the holder, the exercise price per share of Company Common Stock purchasable under such Company Option the grant date and the vesting schedule, and (iv) each outstanding Company RSA, the name (or employee identification number) of the holder, the grant date and the vesting schedule.

(c) Except as set forth in Section 4.05(a) and the Company Equity Awards (for changes resulting from the exercise or settlement of Company Equity Awards), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, or (vi) to the Knowledge of the Company, contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries. There are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. No Subsidiary of the Company owns any Company Securities.

(d) All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Equity Award will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable, and free of preemptive rights.

(e) Each Company Option (i) has an exercise price at least equal to the fair market value of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant, (ii) no Company Option has had its exercise date or grant date delayed or “back-dated,” and (iii) all Company Options have been issued in compliance with all Applicable Laws and properly accounted for in all material respects in accordance with GAAP.

Section 4.06 Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule lists each of the Company’s Subsidiaries as of the date of this Agreement. Except for (i) the capital stock and voting securities of, and other equity interests held by the Company in any of its Subsidiaries and (ii) securities held by the Company in connection with its ordinary course treasury investment activities and investments that are fully impaired, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any other Person. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other Applicable Law. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable (where such concepts are recognized under Applicable Law) and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, Contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. There are no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Subsidiary of the Company (i) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted and (ii) is duly qualified to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where such qualification is necessary. The Company has Made Available to Parent true, correct and complete copies of the organizational documents of each “Significant Subsidiary” (as defined in Regulation S-X) of the Company in effect as of the date hereof. No Subsidiary of the Company is in violation in any material respect of its Organizational Documents.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has Made Available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2024 and December 31, 2023, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since January 31, 2024 and (iii) all of its other reports, statements, schedules, forms, registration statements and other documents (including exhibits) filed with, or furnished to, the SEC since January 31, 2024 (the documents referred to in this Section 4.07(a), together with all amendments, modifications, supplements and restatements thereto, are collectively referred to as the “Company SEC Documents”).

(b) Since January 31, 2024 through the date hereof, the Company has filed with the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed by the Company at or prior to the time so required. As of the date hereof, no Subsidiary of the Company is required to file any report, statement, schedule, form or other document with the SEC.

(c) As of its filing date (or, if amended, modified, supplemented or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(d) As of its filing date (or, if amended, modified, supplemented or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended, modified, supplemented or superseded, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) As of the date hereof, (i) there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Company SEC Documents, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing Proceeding by the SEC.

(f) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since January 31, 2024 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to Sections 302 or 906 of the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. As of the date hereof, to the Knowledge of the Company, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.

Section 4.08 Financial Statements; Internal Controls.

(a) The consolidated financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited statements, for the absence of certain information and footnotes which are not material individually or in the aggregate), and (iii) fairly presented (except as may be indicated in the notes thereto and as permitted by Regulation S-X) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated statements of operations, comprehensive loss, cash flows and stockholders’ equity for the periods presented therein (subject to normal recurring adjustments and any other adjustments described therein in the case of any unaudited interim financial statements).

(b) The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Since January 31, 2024 through the date of this Agreement, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified, in the management of the Company’s assessment of internal controls, (i) any “material weakness” or “significant deficiencies” that, in the aggregate, would reasonably be expected to adversely affect, in any material respect, the Company’s ability to record, process, summarize and report financial data that, in any such case, has not been subsequently remediated; or (ii) any fraud that involves the Company management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting used by the Company and its Subsidiaries.

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

Section 4.09 Absence of Certain Changes. Since the Company Balance Sheet Date through the date hereof (except for the execution of this Agreement or in connection with the discussions and negotiations related thereto or the transactions contemplated hereby), (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and (b) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date without the consent of Parent, would have been a breach in any material respect of clauses (i), (ii), (v), (vii), (viii), (xi), (xii), (xiii), (xv), (xviii), (xix) or, solely with respect to the foregoing clauses, (xxi), of Section 6.01(b). Since January 31, 2025 through the date hereof, no Company Material Adverse Effect has occurred.

Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected in the liabilities column on a consolidated balance sheet (or disclosed in the notes thereto), other than: (a) liabilities or obligations disclosed or provided for in the Company SEC Documents, (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect), (c) liabilities or obligations arising under Contracts to which the Company or any of its Subsidiaries is a party (none of which relate to any breach of contract, breach of warranty, tort, infringement, misappropriation or other action, in each case in any material respect), (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger), and (e) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 Litigation. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the date hereof (a) there is no Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order. As of the date hereof, to the Knowledge of the Company, there is no pending Proceeding or outstanding Order to which the Company or any Subsidiary of the Company is a party or that is otherwise related to the Company or any Subsidiary of the Company that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger.

Section 4.12 Compliance with Applicable Law.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries is, and, since January 31, 2024, has been, in compliance with all Applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice since January 31, 2024 through the date hereof that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging any violation or breach of Applicable Law by the Company or any of its Subsidiaries, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as conducted on the date hereof and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancellation of, any such Governmental Authorizations.

Section 4.13 Certain Business Practices.

(a) In the past three years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, nor, to the Knowledge of the Company, employees, advisors, agents and other Representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries), has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made or received any unlawful payment to or from foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or (c) violated, directly or indirectly, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or, as applicable, any comparable foreign law, statute, ordinance, rule, regulation, judgment, writ, decree or Order of any Governmental Authority concerning anti-bribery, anti-corruption, kick-backs and other improper payments (“Anti-Corruption Laws”).

(b) In the past three years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the operations of the Company and each of its Subsidiaries are and have been conducted in compliance with applicable financial due diligence, recordkeeping and reporting requirements of all applicable Anti-Money Laundering Laws, and (ii) no Proceeding by or before any Governmental Authority involving each of the Company or any of its Subsidiaries, with respect to Anti-Money Laundering Laws is ongoing, pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries is subject to policies and procedures designed to promote compliance with Anti-Corruption Laws and procedures designed to promote compliance with Anti-Money Laundering Laws and, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is in compliance with such policies and procedures.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company nor any of its Subsidiaries, nor any of their directors, officers, employees, nor, to the Knowledge of the Company, advisors, agents and other Representatives (in each case, while acting on behalf of the Company or any of its Subsidiaries) is currently, or in the last three years has been, (i) a Sanctioned Person; (ii) engaging in any unlawful dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott laws, statutes, ordinances, rules, regulations, judgments, writs, decrees or, as applicable, Orders of any Governmental Authority (collectively, “Trade Control Laws”).

(d) In the past three years, except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not, in connection with or relating to the business of the Company or any Subsidiary of the Company: (i) received from any Governmental Authority or any Person any written notice, inquiry or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Authority, (iii) or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Company nor any of its Subsidiaries with respect to Anti-Corruption Laws, Anti-Money Laundering Laws or Trade Control Laws.

Section 4.14 Material Contracts.

(a) As of the date hereof, except (i) as filed as exhibits to the Company SEC Documents, (ii) for this Agreement and the other agreements entered into or to be entered into in connection with the transactions contemplated hereby and thereby, (iii) for purchase orders containing primarily to quantity, price or similar terms, and (iv) other than with respect to clause (x) below, for Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule, Section 4.14 of the Company Disclosure Schedule sets forth a list of Contracts and agreements that the Company or its Subsidiaries are party to or are bound by:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) required to be filed as an exhibit to any Company SEC Document;

(ii) that is with the fifteen (15) largest customers of the Company and its Subsidiaries, taken as a whole by revenue during the fiscal year ended December 31, 2025 (as determined based on revenue recognized during the applicable time period) (such customers, the “Top Customers”);

(iii) that is with a vendor of the Company or its Subsidiaries that resulted in an aggregate annual expenditure in excess of $2,000,000 during the fiscal year ended December 31, 2025 (such vendors, the “Top Vendors”);

(iv) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) (A) in the past three years for aggregate consideration of more than $10,000,000 or (B) pursuant to which any potential earn-out, deferred or contingent payment obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties) or otherwise survive as of the date hereof that would reasonably be expected to result in the receipt or making by the Company or any of its Subsidiaries of future payments in excess of $1,000,000, in each case, other than repurchases by the Company of Company Common Stock;

(v) containing a covenant limiting in any material respect the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, that in each case is material to the Company and its Subsidiaries taken as a whole;

(vi) relating to or evidencing Indebtedness for borrowed money of the Company or any Subsidiary of the Company with a principal amount in excess of $5,000,000 (excluding intercompany loans between the Company and any of its wholly owned Subsidiaries or between or among any wholly owned Subsidiaries of the Company);

(vii) that is a license or grant of rights granted by the Company or any Subsidiary of the Company to Company Intellectual Property, whether or not on an exclusive basis; provided that the following shall not be required to be Made Available to Parent or scheduled on Section 4.14(a)(vii) of the Company Disclosure Schedule but shall be considered to be Material Contracts (other than for purposes of the fourth sentence of Section 4.14(b)): (w) such a license that is nonexclusive and granted to a customer for the use of a product or service of the Company; (x) non-exclusive licenses or rights granted to contractors or vendors to use Company Intellectual Property for the sole benefit of the Company or any Subsidiary of the Company; (y) non-exclusive licenses or rights granted to the licensee to use Company Intellectual Property that are incidental to the primary purpose of the Contract; and (z) licenses or grants of rights granted by the Company or any Subsidiary of the Company to Company Intellectual Property that is not material, in each case of (w)-(z), in the ordinary course of business;

(viii) that is a license of Third Party Rights granted to the Company or any Subsidiary of the Company, whether or not on an exclusive basis; provided that the following shall not be required to be Made Available to Parent or scheduled on Section 4.14(a)(viii) of the Company Disclosure Schedule but shall be considered to be Material Contracts (other than for purposes of the fourth sentence of Section 4.14(b)): (v) licenses of Third Party Rights granted to the Company or any Subsidiary of the Company that are not material or pursuant to which the

Company or any Subsidiary of the Company made payments during the fiscal year ended December 31, 2025 of less than $1,000,000; (w) licenses received in the ordinary course of business for commercially available off-the-shelf software or related services involving payments of less than $1,000,000 annually; (x) Contracts for Open Source Software; (y) non-exclusive licenses granted to the Company in the ordinary course of business that are incidental to the primary purpose of the Contract; and (z) material contracts set forth in Section 4.14(a)(i) of the Company Disclosure Schedule;

(ix) that provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries entered into outside the ordinary course of business other than the Contracts entered into on substantially the same form as the Company’s standard forms previously Made Available to Parent;

(x) that provides for accelerated vesting in connection with a change of control or otherwise in connection with the Merger or the transactions contemplated hereby (including as a result of any termination of employment following a change of control or the Merger);

(xi) that provides for any settlement, conciliation or similar agreement to which the Company or a Subsidiary will have any material outstanding obligation (including any payment obligation in excess of $1,000,000) after the date of this Agreement;

(xii) that (A) is between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent or more of the outstanding shares of the Company Common Stock, on the other hand, except for any Company Employee Plan or (B) that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act;

(xiii) that obligates the Company or any Subsidiary to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $500,000;

(xiv) that provides for the formation, creation, operation, management or control of any joint venture or partnership with a third party;

(xv) that is a Government Contract that resulted in an aggregate revenue in excess of $1,000,000 during the fiscal year ended December 31, 2025;

(xvi) that is a Contract with any ongoing or future material obligation, by and between the Company or any of its Subsidiaries, on the one hand, and Encompass Health Corporation or any of its Subsidiaries, on the other hand;

(xvii) that is a Contract with any ongoing or future obligation, by and between the Company or any of its Subsidiaries, on the one hand, and the Company Financial Advisor, on the other hand; or

(xviii) that is a Company Lease providing for rent in excess of $200,000 during any 12-month period.

(b) Each Contract of the type described above in Section 4.14(a), whether or not set forth in Section 4.14(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Except for Material Contracts that have expired by their terms, been terminated, restated or replaced and as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, all of the Material Contracts are (A) valid and binding on the Company or the applicable Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, and (B) in full force and effect, except as may be limited by the Bankruptcy and Equity Exceptions. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and, to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed to take any action or failed to perform any act required to be performed under, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under, the provisions of any Material Contract, except in each case as would not reasonably be expected to have a Company Material Adverse Effect and, as of the date hereof, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of any violation, failure to take any action or failure to perform any act required to be performed. The Company has Made Available to Parent a copy of each Material Contract (in addition to any amendments thereto) as in effect as of the date hereof that is true and complete, subject to redaction of privileged or competitively sensitive information. From January 31, 2024 through the date hereof, the Company has not received any written or, to the Knowledge of the Company, oral notice from any Top Customer or Top Vendor to the effect that any such Top Customer or Top Vendor will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, purchasing or supplying, as applicable, materials, products or services from the Company (whether as a result of the Merger and the transactions contemplated hereby or otherwise).

Section 4.15 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) (A) all Company Returns required to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws and are true, correct and complete in all material respects and (B) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes owed thereby (whether or not shown as due and owing on such Company Return);

(ii) (A) no deficiencies for Taxes of the Company or any of its Subsidiaries have been assessed by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (B) to the Knowledge of the Company, there is no Proceeding pending or threatened in writing against the Company or any of its Subsidiaries in respect of any Tax, and (C) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

(iii) there are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(iv) neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code, completed during the two-year period ending on the date of this Agreement;

(v) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or similar provision of state, local or foreign law);

(vi) (A) neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or similar provision of state, local or foreign law) or any group that has filed a combined, consolidated or unitary Tax Return (in each case, other than the group of which Encompass or any subsidiary thereof or the Company or one of its Subsidiaries is or was the common parent) and (B) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any member of an affiliated group of which Encompass or any subsidiary thereof or the Company or one of its Subsidiaries is or was the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor or by Contract (other than the Tax Matters Agreement or customary commercial or financial arrangements entered into in the ordinary course of business the principal purpose of which is not Tax);

(vii) there are no Tax sharing, allocation or indemnification agreements (other than the Tax Matters Agreement or customary commercial or financial arrangements entered into in the ordinary course of business the principal purpose of which is not Tax), with respect to which the Company or any of its Subsidiaries is a party; and

(viii) the Company and its Subsidiaries have withheld and timely paid over to the appropriate Taxing Authority all amounts of Taxes required to be withheld from amounts paid or owing to any Person (including, any employee, independent contractor, unitholder, creditor or other third party) and all such amounts have been properly reported to the appropriate Taxing Authority in accordance with Applicable Law.

(b) (i) The Tax Matters Agreement has not been materially amended or modified as of the date hereof and (ii) to the Knowledge of the Company, all representations and warranties and statements of fact contained in the Tax Matters Agreement are true, complete and accurate in all material respects.

(c) (i) The Company is not in material breach and has never been in material breach of the Tax Matters Agreement and (ii) to the Knowledge of the Company, Encompass is not in material breach and has never been in material breach of the Tax Matters Agreement;

(d) The Company is not required, and has not been required, to make any indemnification or other payment to Encompass under the Tax Matters Agreement other than any requirement to make a payment which has been paid or satisfied in full and, to the Knowledge of the Company, no such obligation to make a payment is pending; and

(e) The Company has not performed, or sought to perform, any Notified Action (as defined in the Tax Matters Agreement) or entered into any Section 7.02(d) Acquisition Transaction (as defined in the Tax Matters Agreement).

Section 4.16 Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list of each material Company Employee Plan, other than (i) any employment agreement that either (x) is on a form Made Available to Parent which provides for an annual base salary of less than or equal to $100,000, or (y) does not provide for deferred compensation, any retention, transaction or change in control incentive or any severance payments or benefits, and that may be terminated on sixty days’ or less notice without any further obligation or liability. With respect to each material Company Employee Plan required to be listed on Section 4.16(a) of the Company Disclosure Schedule, the Company has provided Parent correct and complete copies of, as applicable: (A) the current plan and trust documents (and all amendments, modifications, supplements and restatements thereto); (B) the most recent summary plan description provided to participants (and all summaries of material modifications); (C) all related insurance Contracts or other funding arrangements; (D) the most recent determination, advisor or opinion letter received from the Internal Revenue Service; and (E) all material non-routine correspondence with any Governmental Authority dated within the past three years.

(b) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes, or is obligated to contribute to, or had in the past six years sponsored, maintained, contributed, or been obligated to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to any plan subject to Title IV of ERISA or any multiemployer plan within the meaning of Section 3(37) of ERISA, including in each case, as a consequence of at any time having been considered a single employer under Section 414 of the Code with any other Person. No Company Employee Plan is a multiple employer plan (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or multiple employer welfare arrangement (as defined under Section 3(40) of ERISA).

(c) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Company Employee Plan has been established, funded, administered and maintained in compliance with its terms and with Applicable Laws, including ERISA and the Code; (ii) no claim, dispute or Proceeding is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan (other than routine claims for benefits); and (iii) all contributions, premiums or other payments that have become due with respect to each Company Employee Plan have been paid on a timely basis or, to the extent not yet due, accrued in accordance with GAAP.

(d) Except as provided in this Agreement or as required under Applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated by this Agreement will (either alone or together with any other event) (i) result in, or cause the accelerated vesting, funding, or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director, consultant, or other individual service provider of the Company or any Subsidiary of the Company.

(e) No amount, economic benefit or other entitlement that could be received or retained (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (other than any such amount, economic benefit or entitlement that is solely an obligation of Parent or one of its Subsidiaries or Affiliates and that is unrelated to any obligation of the Company or one of its Subsidiaries or Affiliates as of the date hereof or entered into following the date hereof at the request of Parent) by any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Company Employee Plan in effect as of the Closing Date could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(f) No Company Employee Plan provides, and neither the Company nor any of its Subsidiaries has any current or contingent obligation to provide for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar Applicable Law (or for (x) a limited period of time following a termination of employment pursuant to the terms of an existing Company Employee Plan in effect as of the date hereof or (y) employer paid or subsidized COBRA premiums while a former employee is receiving severance pay). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have not incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances or events have occurred that could reasonably be expected to result in the imposition of any such penalties or such material Taxes.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder.

(h) The Company has no current or contingent obligation to indemnify, “gross-up,” reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code.

Section 4.17 Labor and Employment Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are, and since January 31, 2024 have been, in compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the Company has not received written notice of any audits or investigations pending or scheduled by any Governmental Authority pertaining to the employment practices of the Company and (B) no written complaints relating to employment practices of the Company have been made to any Governmental Authority.

(b) Neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by or subject to, any collective bargaining agreement, Contract or other agreement or understanding with any labor union, works council, or other labor organization or employee representative body (each, a “Union”), and no employees of the Company or any Subsidiary are represented by any Union with respect to their employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary of the Company is subject to any charge, demand, petition or representation Proceeding seeking to compel, require or demand it to bargain with any Union, nor is there any pending or threatened labor strike, concerted work stoppage, concerted slowdown or lockout involving the Company or any Subsidiary of the Company, and there have been no such matters since January 31, 2024. To the Knowledge of the Company, there are no efforts pending or threatened by or on behalf of any Union to organize any employees of the Company or any Subsidiary of the Company, and there have been no such efforts since January 31, 2024. No notice, consent, or consultation obligations with respect to any employees of the Company or any Subsidiary of the Company, or any Union, will be triggered by the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c) Since July 1, 2022, the Company and its Subsidiaries have investigated all material sexual harassment allegations against any officers, directors, or other executive-level employees of the Company and its Subsidiaries (in their capacities as such) which have been formally reported to the Company or its Subsidiaries or with respect to which the Company or its Subsidiaries otherwise have Knowledge. With respect to each such allegation (except those the Company or its Subsidiaries reasonably deemed to not have merit), the Company or its applicable Subsidiary have taken corrective action reasonably calculated to prevent further improper action.

Section 4.18 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (a) all Insurance Policies are in full force and effect and all premiums due and payable thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach of or default under any Insurance Policies, and (c) since January 31, 2024, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any Insurance Policy (other than pursuant to the expiration of any Insurance Policies in accordance with the terms thereof).

Section 4.19 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws;

(b) the Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted and are in compliance with the terms and conditions of such Environmental Permits;

(c) as of the date hereof, no claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is in material violation of, or has material liability under, any Environmental Law; and

(d) to the Knowledge of the Company, there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substance as a result of the operation of the business of the Company and its Subsidiaries.

Section 4.20 Intellectual Property.

(a) The Company Disclosure Schedule contains a complete list as of the date hereof of all Patents, pending applications to register Patents, registered Marks (including domain names), pending applications to register

Marks and registered Copyrights and pending applications to register Copyrights, in each such case that are included in the Company Intellectual Property as of the date hereof (the “Registered IP List”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries: (i) exclusively own the Company Intellectual Property listed on the Registered IP List and other Company Intellectual Property; and (ii) have sufficient rights to all Intellectual Property used in or necessary for the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, other than Permitted Liens.

(b) All (i) Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment and (ii) the Company Intellectual Property is valid, subsisting, and enforceable, in each case of clauses (i) and (ii), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since January 31, 2024 through the date hereof, there have been, and as of the date hereof there are, no legal disputes or claims pending, or, to the Knowledge of the Company, threatened in writing, (i) alleging infringement or misappropriation of any Intellectual Property of any Person (“Third Party Rights”) by or against the Company or any of its Subsidiaries, or (ii) by any Person challenging the validity or enforceability of any Company Intellectual Property other than any pending applications for registration of any Company Intellectual Property (or with respect to Third Party Rights, by the Company or any of its Subsidiaries challenging the validity or enforceability of any Third Party Rights), except in each case of clauses (i) and (ii) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The operation of the business of the Company and its Subsidiaries (i) as currently conducted does not infringe or misappropriate, and (ii) as conducted in the past three years has not infringed or misappropriated, any Third Party Right, except in each case of clauses (i) and (ii) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) To the Knowledge of the Company, there is no infringement or misappropriation by any Person of any of the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of material Trade Secrets included in the Company Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) No product or software owned by the Company or any of its Subsidiaries (“Owned Software”) contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable Subsidiary (or conditions any grant of rights on having) to (i) disclose, make available, offer or deliver, or obligate any licensee (or condition any grant of rights on having) to disclose, make available, offer or deliver, any portion of the source code the Owned Software other than the applicable Open Source Software, (ii) permit any licensee to modify, make derivative works of, or reverse-engineer or redistribute any portion of the source code of the Owned Software, other than the applicable Open Source Software, or (iii) grant any other rights to any other Company Intellectual Property embodied in Owned Software, other than applicable Open Source Software, except in each case of clauses (i) through (iii) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no source code for Owned Software has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries has agreed to disclose, license, release, deliver, escrow, or otherwise grant any right thereto under any circumstance in each case other than to (A) employees of the Company or its Subsidiaries engaged in software development, (B) any Third Party software developer pursuant to a Contract that obligates such Third Party to appropriate confidentiality and non-disclosure obligations and requires such Third Party to use the source code for Owned Software only for the benefit of the Company or its Subsidiaries, or (C) customers of the Company or its Subsidiaries pursuant to customer Contracts for on-premises product source code entered in the ordinary course of business that obligate such customers to appropriate confidentiality and non-disclosure obligations.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the computer systems, servers, network equipment and other computer hardware used, owned, leased or licensed by or for the Company or any of its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii), since January 31, 2024, there has been no security breach of, unauthorized access to or use of, or malicious code in, or other cyber or security incident affecting, any of the IT Systems or with respect to any data or information held or processed by or for the Company or any of its Subsidiaries (including any Trade Secrets, including source code, owned by any of them) (“Security Incidents”).

(i) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries.

(ii) “Intellectual Property” means all intellectual property and proprietary rights, and all other:

(A) patents and patent applications (collectively, “Patents”);

(B) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration, together with all goodwill associated with any of the foregoing, and social media accounts and handles (collectively, “Marks”);

(C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); and

(D) trade secrets (including rights under applicable U.S. state and federal trade secret laws as are applicable), know-how and confidential information, including inventions, discoveries and invention disclosures, research in progress, algorithms, data, databases, data collections, designs, processes, formulae, schematics, blueprints, flow charts, models, strategies and prototypes (collectively, “Trade Secrets”).

(iii) “Open Source Software” means any software (in source or object code form) that (A) is subject to (1) any license approved by the Open Source Initiative, or (2) any license that meets the Open Source Definition as defined by the Open Source Initiative or the Free Software Definition as defined by the GNU Project, or (B) that is otherwise distributed as “free software” or “open source software”.

Section 4.21 Properties.

(a) No real property is owned in fee by the Company or any of its Subsidiaries, nor, since July 1, 2022, has the Company or any of its Subsidiaries ever owned real property in fee.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a true and complete address of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries, in each case with a rentable area of 7,000 square feet or more or more (collectively, the “Company Leased Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse

Effect, neither the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party, is in breach or default under any lease, sublease, license or related agreement pertaining to the Company Leased Real Property (each, a “Company Lease”), and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Company Lease. The Company has delivered to Parent and Merger Sub copies of each such Company Lease document (including all amendments with respect thereto).

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and subject to Permitted Liens, the Company or one of its Subsidiaries has a valid leasehold interest in the Company Leased Real Property as necessary to permit the Company and its Subsidiaries to use such Company Leased Real Property in accordance with the terms of the applicable Company Lease.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have title to, or have a valid leasehold interest in, all of the material tangible personal property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course of business as currently conducted.

Section 4.22 Data Privacy. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are, and, since January 31, 2024, have been, in compliance with all Data Protection Laws, the Company’s and its Subsidiaries’ published privacy policies, the requirements of any Contract to which the Company or any of its Subsidiaries is a party, and other industry standards (including PCI-DSS), in each case as applicable in connection with the Company’s and any of its Subsidiaries’ collection, storage, transfer and/or use of any Personal Data, or data privacy, security, or protection matters (collectively, “Data Requirements”) and (b) the Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect Personal Data collected by them or on their behalf from and against unauthorized access, use and/or disclosure.

Section 4.23 Government Contracts. Within the last three years, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor its Subsidiaries has (a) breached or violated any Applicable Law, clause or other requirement pertaining to any Government Contract, (b) been suspended or debarred or otherwise excluded from participating in any Government Bid or Government Contract, (c) been audited or investigated by any Governmental Authority with respect to any Government Contract (excluding routine audits), (d) conducted or initiated any internal investigation or made or been obligated to make any disclosure with regard to any irregularity in connection with a Government Contract, or (e) to the Knowledge of the Company, received any allegations of fraud, false claims or overpayments with respect to any of the Company’s or its Subsidiaries’ Government Contracts.

Section 4.24 Brokers’ Fees. Except for Goldman Sachs, there are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of the Company or any of its Subsidiaries who are entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.25 Opinion of Financial Advisor.

(a) The Company Board has received an oral opinion from Goldman Sachs, to be confirmed by delivery of a written opinion, that, as of the date hereof and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

(b) The Company will, promptly following the execution and delivery of this Agreement by all parties hereto, deliver a copy of such opinion to Parent solely for information purposes, it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub.

Section 4.26 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 5.11 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Merger or the other transactions contemplated hereby and the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and, to the Knowledge of the Company, any other similar applicable “anti-takeover” law will not be applicable to the Merger.

Section 4.27 Affiliate Party Transactions. Since January 31, 2024, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Affiliates, on the other hand, that would be required to be disclosed by the Company pursuant to Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Schedule.

Section 4.28 Company Information. The Proxy Statement (including any amendment or supplement thereto), at the time the Proxy Statement (and any amendment or supplement thereto) is first mailed to the stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub or any of their respective directors, officers, employees, Affiliates, agents or other representatives specifically for inclusion or incorporation by reference therein. The Proxy Statement (and any amendment or supplement thereto) will, on the date it is first mailed to the stockholders of the Company, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.29 Healthcare Matters.

(a) None of the Company or any of its Subsidiaries is, or since January 31, 2024 has been, in material violation of any Healthcare Laws. To the Knowledge of the Company, as of the date hereof, none of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority asserting any such material violation of any Healthcare Laws at any time since January 31, 2024.

(b) Since January 31, 2024, to the Knowledge of the Company, no Healthcare Provider currently employed by the Company or any of its Subsidiaries has been reprimanded, sanctioned or disciplined by any state professional board or similar Governmental Authority related to any material violation of any Healthcare Law.

(c) To the Knowledge of the Company, as of the date hereof, no corporate integrity agreement, deferred prosecution agreement or similar agreement with the Office of Inspector General of the Department of Health and Human Services or the Department of Justice exists with respect to the business of the Company and its Subsidiaries. To the Knowledge of the Company, there are no material ongoing reporting obligations with respect to the business of the Company and its Subsidiaries pursuant to any settlement agreement entered into with any Governmental Authority and based upon a violation of any Healthcare Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor its Subsidiaries (i) is, or has since January 31, 2024 been, convicted of or pled nolo contendere to any offense related to Healthcare Laws, (ii) is, or has since January 31, 2024 been, disqualified, excluded, debarred, or suspended from participating in any Government Program, or (iii) since January 31, 2024 has made, or is in the process of making, a voluntary self-disclosure under any Healthcare Law.

(d) The Company and its Subsidiaries, as applicable and as necessary for operations in the ordinary course of business, have current and valid Contracts and/or provider numbers with the Government Programs in which they participate. All claims and reports submitted by the Company and its Subsidiaries, as applicable, to any Government Programs and commercial third-party payment program are, and in the past three years have been, complete and accurate in all material respects and in compliance in all material respects with all applicable Healthcare Laws. To the Knowledge of the Company, there are no pending or threatened recoupment or similar Proceeding against the Company or its Subsidiaries by any Government Program regarding a potential violation of any Healthcare Law, other than those occurring in the ordinary course of business. To the Knowledge of the Company, none of the Company nor any of its Subsidiaries is subject to any written notice of an investigation or Proceeding that would reasonably be expected to result in debarment, exclusion or suspension from any Government Program.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have, and since January 31, 2024 have been subject to, a compliance program having the elements of an effective corporate compliance and ethics program as recommended by the Office of Inspector General of the Department of Health and Human Services. The Company and its Subsidiaries have Made Available to Parent complete and accurate copies of all material compliance program materials. There are no material compliance complaints or reports outstanding, material internal compliance investigations on-going or material compliance corrective actions outstanding with respect to the Company and its Subsidiaries.

(f) The Company and its Subsidiaries are, and since January 31, 2024, have been in material compliance with HIPAA, as applicable, including maintaining, in all material respects (i) privacy and security policies, notices, procedures and safeguards designed to protect “protected health information” created, collected or transmitted by the Company and its Subsidiaries and (ii) written, signed, and HIPAA-compliant business associate agreements with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) of the Company or its Subsidiaries. Since January 31, 2024 through the date hereof, neither the Company nor any of its Subsidiaries has received written notice of, and there are no Proceedings (at law or in equity) or, to the Knowledge of the Company, inquiry or investigation pending or threatened with respect to, any alleged “breach” (as defined in 45 C.F.R. § 164.402) or material “Security Incident” (as defined in 45 C.F.R. § 164.304) by the Company or its Subsidiaries. No “breach” (as defined in 45 C.F.R. § 164.402) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company or its Subsidiaries or, to the Knowledge of the Company, any of their business associates that affected more than 500 individuals and required notification to the individuals, media and the Office of Civil Rights of the US Department of Health and Human Services pursuant to HIPAA.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company that:

Section 5.01 Valid Existence and Power. Parent is limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

Section 5.02 Valid Authorization. Parent has all requisite limited liability company power and authority and Merger Sub has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all limited liability company or corporate action on the part of Parent and Merger Sub, as applicable. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no approval or authorization of or declaration by or in respect of, or notification by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of, and filings under (x) the HSR Act and (y) any other Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities, foreign securities laws or blue sky laws, and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger by Parent and Merger Sub and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) result in any violation or breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03 and any waiting periods thereunder have terminated or expired, result in a violation or breach of any provision of any Applicable Law or Order, (c) require any consent or approval under, violate, result in any breach of or default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination of, any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which any of their respective properties or assets are bound, or (d) result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries with such exceptions, in the case of each of clauses (b), (c) or (d) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05 Capitalization and Operation of Parent and Merger Sub. All of the outstanding equity interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby.

Section 5.06 No Vote of Parent Equityholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

Section 5.07 Litigation. There is no Proceeding pending, or, to the Knowledge of Parent, threatened in writing, that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse

Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.08 Debt Financing.

(a) Parent and Merger Sub have delivered to the Company a true, accurate and complete copy of the executed debt commitment letter, dated as of the date hereof, including all exhibits, schedules, annexes and other attachments thereto (as amended, modified, supplemented or superseded from time to time after the date hereof in accordance with, and subject to the limitations contained in, this Section 5.08, the “Debt Commitment Letter”), pursuant to which the Debt Financing Sources party thereto have agreed to provide to Parent debt financing in the amounts set forth therein (the “Debt Financing”). Parent and Merger Sub have also delivered to the Company a true, accurate and complete copy of the executed fee letter relating to the Debt Financing (as amended, modified, supplemented or superseded from time to time after the date hereof in accordance with, and subject to the limitations contained in, this Section 5.08, the “Debt Financing Fee Letter”, and together with the Debt Commitment Letter, the “Debt Commitment Papers”), in which the only redactions are the fee amounts, “flex” terms and other economic terms customarily redacted pursuant to merger agreements of this type, none of which redactions relate to any terms that would reasonably be likely to affect the conditionality, availability or termination of the Debt Financing, or reduce the aggregate principal amount of the Debt Financing, together with any equity financing sources or other sources of proceeds, below the amount required to (i) pay the Merger Consideration in respect of the Merger and any other amounts required to be paid at the Closing (including the Payoff Amounts) by Parent and Merger Sub in connection with the consummation of the transactions contemplated by this Agreement, and (ii) pay all related fees and expenses (including those payable to Representatives) payable on the Closing Date by Parent and Merger Sub in connection with the transactions contemplated by this Agreement (such amount, the “Required Amount”).

(b) As of the date hereof, (i) (A) none of the Debt Commitment Papers in the form delivered to the Company has been amended, rescinded, modified, supplemented, superseded, terminated or withdrawn, and no such amendment, rescission, modification, supplement, restatement, termination or withdrawal is contemplated by Parent or, to the Knowledge of Parent, by the other parties thereto (other than (1) to add Debt Financing Sources or reallocate the commitments of any Debt Financing Source in accordance with the Debt Commitment Papers as in effect on the date hereof or (2) to give effect to any market “flex” provisions in the Debt Financing Fee Letter) and (B) the commitments contained in the Debt Commitment Letter have not been withdrawn, terminated, reduced or rescinded in any respect and, to the Knowledge of Parent, no such withdrawal, termination, reduction or rescission is contemplated, (ii) the Debt Commitment Papers are in full force and effect and constitute the legal, valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable against such Persons in accordance with their terms, subject to the Bankruptcy and Equity Exceptions, and (iii) the Debt Financing is subject to no conditions precedent or other contingencies related to the funding of the full amount of the Required Amount (including pursuant to any “flex” provisions in the Debt Financing Fee Letter, other than those expressly set forth in the Debt Commitment Letter). As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (x) constitute a default or breach on the part of Parent (or any Affiliate thereof), or to the Knowledge of Parent, any other party thereto under any term or condition of the Debt Commitment Letter, (y) constitute a failure to satisfy any condition to the Debt Financing, or (z) assuming the satisfaction or waiver of the conditions to the funding of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letter, otherwise result in any portion of the Required Amount not being available at the Closing, and Parent has no reason to believe that it will be unable to satisfy the conditions to the funding of the Debt Financing or that the Debt Financing will not be made available and funded to Parent on the Closing Date in an amount at least equal to the Required Amount.

(c) As of the date hereof, other than the Debt Commitment Letter and the Debt Financing Fee Letter, there are Contracts, arrangements (written or unwritten) or side letters to which Parent or any of its Affiliates is a party related to the Debt Financing that would reasonably be expected to (i) reduce the aggregate principal amount of any portion of the Debt Financing such that the aggregate amount of the Debt Financing would be below the

Required Amount, (ii) impose any new or additional condition or contingency to the receipt of the Required Amount, (iii) adversely amend, modify, supplement, supersede or expand any of the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letter, or (iv) prevent or delay the consummation of the Debt Financing past the date on which the Closing is required to occur in accordance with Section 2.01 (assuming for such purpose that the conditions precedent set forth in Section 7.01 and Section 7.02 have been satisfied or waived (to the extent permitted hereunder), other than those conditions that by their nature are to be satisfied at the Closing) (such date, the “Funding Date”).

(d) Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 (in each case, other than those conditions that by their nature are to be satisfied at the Closing), the Debt Financing (when funded in accordance with the Debt Commitment Letter), together with the proceeds of the Equity Financing Letter, shall provide Parent and Merger Sub at the Closing sufficient cash to pay the Required Amount.

(e) Parent and Merger Sub, as applicable, have fully paid, or caused to be paid, any and all commitment fees or other fees required by the terms of the Debt Commitment Papers to be paid on or before the date of this Agreement.

(f) Section 5.08(f) of the Parent Disclosure Schedule accurately states the total principal amount outstanding under Parent’s credit facilities as of the date hereof.

(g) The obligations of Parent and Merger Sub to consummate the transactions contemplated on the terms contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s consummation of any financing arrangement, Parent or any of its Affiliates obtaining any financing (including the Debt Financing or any Alternative Financing) or the availability, grant, provision or extension of any financing to Parent or Merger Sub (including the Debt Financing or any Alternative Financing).

Section 5.09 Solvency. Assuming (i) the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and (ii) that immediately prior to the Effective Time the Company and its Subsidiaries are Solvent, each of Parent, Merger Sub, the Surviving Corporation and their respective Subsidiaries (on a consolidated basis) will be Solvent as of the Effective Time and immediately after giving effect to the transactions contemplated by this Agreement and the Debt Financing occurring in connection therewith. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (x) the amount of the “fair saleable value” (determined on a going concern basis) of the assets and property of such Person, in each case, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature in the ordinary course of business, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated and other liabilities, as they mature in the ordinary course of business. For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent, subordinated and other liabilities, as they mature in the ordinary course of business” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due, and (ii) the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of itself (or of the Surviving Corporation or any of its Subsidiaries).

Section 5.10 Absence of Certain Agreements. As of the date hereof, other than the Support Agreements, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive, in respect of any share of Company Common Stock, consideration of a different amount, nature or on different terms than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed with Parent, Merger Sub or any of their Affiliates to make an investment in, participation, consulting or other similar relationship with or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, to the Knowledge of Parent, other than the Support Agreements, there are no (and have not been any) agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub or any of their respective Affiliates, on the one hand, and any Company Related Party, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement or the operations of the Company or any of its Subsidiaries or, following the Effective Time, the Surviving Corporation or any of its Subsidiaries. To the Knowledge of Parent, none of Parent or Merger Sub (or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub)) has entered into any Contract or an arrangement with any Person prohibiting, materially hindering or seeking to prohibit or materially hinder such Person from providing or seeking to provide debt financing to any Person in connection with a transaction involving the Company or any of its Subsidiaries in connection with the Merger.

Section 5.11 Stock Ownership. Neither Parent nor Merger Sub is the beneficial owner of any shares of capital stock of the Company (including derivatives thereof). None of Parent, Merger Sub nor any of their respective “affiliates” or “associates” (each, as defined in Section 203 of the DGCL) is an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL. None of Parent, Merger Sub or any of their respective Affiliates owns (directly or indirectly, beneficially or of record), or is a party to any Contract for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).

Section 5.12 Brokers’ Fees. There is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, for which the Company or any of its Subsidiaries would be liable.

Section 5.13 Parent and Merger Sub Information. The written information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement (and any amendment, modification, supplement or restatement thereto) is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.14 CFIUS Foreign Person Status. Neither Parent nor Merger Sub is a “foreign person” as defined in Section 721 of the Defense Production Act of 1950 (the “DPA”), nor are Parent or Merger Sub subject to the “control” of a foreign person as defined in the DPA. The transactions contemplated by this Agreement will not constitute a “covered transaction” or involve a “covered investment” as those terms are defined in the DPA. Parent and Merger Sub satisfy the eligibility requirements for the specific clarification for investment funds as set forth in 31 C.F.R. § 800.307 with respect to any foreign person limited partners that are members of the advisory committee or equivalent body of Parent or Merger Sub.

Section 5.15 Equity Financing Letter; Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the Equity Financing Letter, duly executed by the Equity Investor and Parent. The Equity Financing Letter is in full force and effect and constitutes a legal, valid and binding obligation of each of Parent and the Equity Investor, in each case enforceable against such party in accordance with its terms. As of the date hereof, Parent affirms that no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Equity Investor under any term of the Equity Financing Letter. The Equity Financing Letter expressly provides, and shall continue to expressly provide, that the Company is an intended third party beneficiary thereof with full rights to cause Parent to enforce the obligations of the Equity Investor in accordance with and subject to the terms and conditions thereof. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true and complete copy of the Guarantee, duly executed by the Equity Investor and Parent. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of each of Parent and the Equity Investor, in each case enforceable against such party in accordance with its terms. As of the date hereof, (i) the Equity Investor is not in default or breach under the terms and conditions of the Guarantee and (ii) no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Equity Investor under the terms and conditions of the Guarantee.

Section 5.16 No Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees (individually and on behalf of each of their respective Affiliates and any Representatives of any of the foregoing) that, except for the representations and warranties expressly set forth in Article 4 and the certificate delivered to Section 7.02(c), (a) none of the Company, its Affiliates, any of their respective Representatives or any other Person makes, or has made, any representations or warranties relating to the Company or any of its Subsidiaries or their respective businesses or otherwise in connection with the Merger and entry into this Agreement, and none of Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing is relying on any representation or warranty of the Company, any of its Affiliates, any Representative of any of the foregoing or any other Person except for those expressly set forth in Article 4 and the certificate delivered to Section 7.02(c), (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or any of its Subsidiaries or their businesses or otherwise in connection with the Merger, and if made, such representation or warranty must not and has not been be relied upon by Parent, Merger Sub, any of their respective Affiliates or any Representative of any of the foregoing as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub, any of their respective Affiliates or any Representatives of any of the foregoing are not and shall not be deemed to be or include representations or warranties of the Company, any of its Affiliates, any Representative of any of the foregoing or any other Person unless and only to the extent any such materials or information is the subject of any express representation or warranty set forth in Article 4 and the certificate delivered to Section 7.02(c).

ARTICLE 6

COVENANTS

Section 6.01 Conduct of the Company.

(a) Except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of the NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Parent shall be deemed to have consented in writing if it provides no written response within five Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (x) conduct its business in all material respects in the ordinary course, and (y) preserve substantially intact its business organization and material business relationships; provided, further, that no action or inaction by the Company or any of its

Subsidiaries with respect to matters specifically addressed by any provision of Section 6.01(b) may be taken into consideration in determining whether a breach of this Section 6.01(a) has occurred unless such action would constitute a breach of such other provision.

(b) In addition to the foregoing, except for matters (i) expressly permitted or contemplated by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law or the rules or regulations of the NYSE, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Parent shall be deemed to have consented in writing if it provides no written response within five Business Days after a written request by the Company for such consent in compliance with the terms of Section 9.01), from the date hereof until the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) amend the Company’s certificate of incorporation or bylaws, or amend in a manner materially adverse to the Company, any certificate of incorporation or bylaws, or other comparable charter or organizational documents, of the Company’s Subsidiaries;

(ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent;

(iii) (A) split, combine or reclassify any capital stock of the Company, (B) except as otherwise provided in clause (iii) of Section 6.01(b), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, or (C) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in satisfaction by holders of Company Equity Awards that are outstanding on the Capitalization Date or subsequently issued in compliance with the terms hereof or withholding taxes with respect to any such Company Equity Awards in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;

(iv) issue, deliver, sell or grant any Company Securities or Company Equity Awards, other than (A) the issuance of Company Common Stock upon exercise of a Company Option or in settlement of and pursuant to the terms of Company RSUs or Company PSUs that, in each case, are outstanding on the Capitalization Date or subsequently issued in compliance with the terms hereof, in accordance with and, to the extent required under, the applicable terms of such Company Equity Award and the applicable Company Employee Plan, or (B) any Company Securities withheld to cover Taxes associated with the exercise of a Company Option, settlement of any Company RSU or Company PSU or the vesting of a Company RSA that in each case, are outstanding on the Capitalization Date or subsequently issued in compliance with the terms hereof, in accordance with the applicable terms of such Company Equity Award and the applicable Company Employee Plan;

(v) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring or recapitalization of the Company;

(vi) except as required by Company Employee Plans in effect on the date of this Agreement, (A) increase or modify in a manner detrimental to the Company, the salary, wages, benefits, bonuses, commissions or other compensation payable or to become payable to the Company’s or any of its Subsidiaries’ current or former employees, directors, executive officers or other individual service providers (other than ordinary course reasonable merit increases consistent with past practice and resulting from such individual’s annual performance review), (B) enter into, adopt, modify or amend (in a way which materially increases the costs to the Company or any of its Subsidiaries), or terminate any material Company Employee Plan (or any plan, agreement, program, policy or other arrangement that would be a material Company Employee Plan if in existence on the date hereof), (C) increase, grant, provide, promise or otherwise agree to any severance, termination, retention bonus, transaction bonus, change in control, phantom equity or other similar payments or benefits to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries (except for release of claims agreements entered into with employees in the ordinary course of business and consistent with past practice that provide for the payment of severance amounts that any such employee is entitled to receive pursuant to Company Employee Plans in effect on the date of this Agreement), (D) hire or engage any employees, directors, executive officers or other individual service providers (including independent contractors) of the Company or any of its Subsidiaries, other than in each case of the following clauses (1) and (2), (1) employees with a position below the Senior Vice President level; provided that the costs of hiring and compensating such employees is substantially similar to the costs for similarly-situated employees of the Company and such newly-hired employees are provided with standard severance benefits, and (2) employees who are hired to fill open positions or backfill positions, (E) terminate (other than for cause) the employment or services of any current employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries who has an annual base compensation in excess of $250,000, (F) take any action to accelerate the vesting or payment or lapsing of restrictions, or fund or in any other way secure the payment, of compensation or benefits under any Company Employee Plan (including accelerating the vesting of any Company Equity Awards), (G) make grants under the Company Stock Plans, (H) grant to any current or former employees, directors, executive officers or other individual service providers of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for Taxes incurred under Section 409A or Section 4999 of the Code, solely with respect to clauses (A) through (C) above, in each case, except as required to be made pursuant to the terms of Company Employee Plans set forth on Section 4.16(a) of the Company Disclosure Schedule or collective bargaining, collective labor or works council agreements, in each case, in effect as of the date hereof;

(vii) acquire or divest any business, assets or capital stock of or to, or make any investment in, any Person or division thereof, whether in whole or in part (and whether by purchase or sale of stock, purchase or sale of assets, merger, consolidation, or otherwise), other than (A) acquisitions in the ordinary course of business of inventory, supplies, intellectual property assets (which would not be material to the Company and its Subsidiaries as a whole), raw materials, equipment or similar assets, (B) divestitures of obsolete or used equipment in the ordinary course of business, (C) transactions solely between the Company and any of its Subsidiaries or solely between Subsidiaries of the Company, or (D) other than any acquisitions for consideration that is not in the aggregate in excess of $5,000,000;

(viii) sell, lease, license, pledge, transfer, subject to any material Lien or otherwise dispose of, assign, abandon, or let lapse or expire any material Company Intellectual Property, material assets or material properties except (A) non-exclusive licenses of Company Intellectual Property pursuant to Contracts existing as of the date hereof, (B) non-exclusive licenses of Company Intellectual Property to customers, contractors, technology and other partners or suppliers of the Company and its Subsidiaries in the ordinary course of business, (C) sales of inventory or used equipment in the ordinary course of business, (D) Permitted Liens (other than licenses of Intellectual Property, which are addressed in clauses (A) and (B)), (E) the expiration of Company Intellectual Property in accordance with its maximum statutory term, (F) pursuant to any Contract permitted to be entered into under this Agreement, or (G) for transactions between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company, or (h) in the ordinary course of business;

(ix) disclose any Trade Secrets to any Person other than to (A) Parent and its Affiliates, (B) in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality restrictions, (C) as expressly permitted by Section 6.02, or (D) escrow any source code to its Owned Software, or disclose, license, release, distribute or make available, or grant any rights, to any source code to its Owned Software.

(x) make any material change to the Company’s or any of its Subsidiaries’ policies related to Personal Data, except as required to comply with Data Protection Laws or otherwise as directed or required by a Governmental Authority.

(xi) enter into any Contract that includes any covenant explicitly limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area or which would have any such effect on Parent or any of its Affiliates after the Effective Time;

(xii) change any of the accounting methods, principles or practices used by the Company or any of its Subsidiaries materially affecting their assets, liabilities or business, except for such changes that are required by GAAP, Regulation S-X promulgated under the Exchange Act or Applicable Law or as otherwise specifically disclosed in the Company’s reports filed with the SEC;

(xiii) except for (A) intercompany loans between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of the Company, (B) borrowings (including under the Credit Agreement) in the ordinary course of business for working capital purposes in an amount not to exceed $5,000,000 in the aggregate, (C) Indebtedness (including borrowings under the Credit Agreement) in connection with the transactions permitted pursuant to Section 6.01(b)(vii), or (D) in connection with the contemplated amendment and restatement of the Credit Agreement, dated as of June 1, 2022, by and among the Company, the lenders from time to time party thereto, and Wells Fargo Bank, N.A., as administrative agent and collateral agent, as amended from time to time (the “Credit Agreement”) disclosed to Parent prior to the date hereof to effect a maturity extension of the loans thereunder (provided that any such amendment and restatement (whether consummated by way of a refinancing or otherwise) of the Credit Agreement shall not, except as permitted by clause (1) below, result in an increase of the amount of commitments, loans or other obligations outstanding immediately prior to giving effect thereto or otherwise result in fees, costs (including original issue discount or upfront fees), expenses, premiums (including any premium that will be payable upon the termination of and/or repayment of any indebtedness thereunder) or other payment obligation), (1) incur, issue, or otherwise become liable for (x) additional Indebtedness or (y) other amounts (including, any fees, costs (including original issue discount or upfront fees), expenses, premiums (including any premium that will be payable upon the termination of and/or repayment of any indebtedness thereunder) or other payment obligation) in connection with any amendment, amendment and restatement, refinancing or replacement of the Credit Agreement or other Indebtedness, or the establishment of any additional Indebtedness, in an aggregate amount under this clause (1) in excess of $10,000,000, (2) modify in a manner materially adverse to the Company or its Subsidiaries the terms of any material Indebtedness existing as of the date hereof, or (3) assume, guarantee or endorse the obligations of any Person (other than a wholly owned Subsidiary of the Company) in an aggregate amount in excess of $5,000,000;

(xiv) (A) amend or extend in any manner adverse to the Company or any of its Subsidiaries (other than automatic extensions in accordance with its terms) any Material Contract with a term longer than one year which cannot be terminated by the Company or a Subsidiary of the Company, as applicable, on fewer than 90 days’ notice without penalty (other than payments for services rendered prior to the date of termination), or amend any Contract set forth on Section 6.01(b)(xiv) of the Company Disclosure Schedule, (b) terminate (other than terminations upon the expiration of the then-current term) any Material Contract, or (C) enter into any Contract that would be a Material Contract if entered into prior to the date hereof;

(xv) settle, pay, discharge or satisfy any Proceeding, other than any Proceeding that (A) involves only the payment of monetary damages by the Company not in excess of $2,000,000 in the aggregate for all such Proceedings, (B) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or any of its Subsidiaries, or (C) results in a payment to the Company or any of its Subsidiaries;

(xvi) enter into, amend, extend, negotiate, or terminate any collective bargaining agreement, Contract or other agreement or understanding with any Union;

(xvii) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar Applicable Laws;

(xviii) (A) make (other than in the ordinary course of filing periodic Tax Returns), change or revoke any Tax election, adopt or change any Tax accounting period or method, or file any amendment with respect to any Tax Return, in each case, that could reasonably be expected to give rise to a material liability for Taxes; (B) request any ruling from any Governmental Authority with respect to material Taxes of the Company or its Subsidiaries; (C) enter into any Tax sharing, allocation, or indemnification agreement (other than customary commercial or financial arrangements entered into in the ordinary course of business the principal purpose of which is not Tax) or “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), in each case, related to any material amount of Tax; or (D) settle or compromise any material Tax liability or agree to an extension or waiver of the statute of limitations with respect to a Tax Return with respect to material Taxes (other than through a customary extension of a Tax Return);

(xix) make any loans or advances to any other Person, except for (A) extensions of credit to customers in the ordinary course of business, (B) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto, or (C) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned Subsidiaries of the Company;

(xx) make any capital expenditures in an amount exceeding $500,000, other than capital expenditures in the ordinary course of business or contemplated by and identified on the capital expenditure schedule Made Available to Parent; or

(xxi) authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, but subject in all cases to Section 6.01(a), nothing in this Section 6.01(b) shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries.

Section 6.02 Unsolicited Proposals.

(a) Subject to Section 6.03(b) and Section 6.03(c) and this Section 6.02, from the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.01:

(i) the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ directors and officers not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business shall not be prohibited), (B) engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal or (C) enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to this Section 6.02) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement;

(ii) the Company shall, and shall cause its Subsidiaries to, and shall direct and use reasonable best efforts to cause the Company’s and its Subsidiaries’ Representatives to, immediately cease and terminate any existing discussions or negotiations with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal, and promptly following the date hereof (and in any event within one Business Day thereafter), the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable confidentiality agreement in place with such Third Party; and

(iii) the Company will not waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action would prohibit the counterparty from making a confidential Acquisition Proposal to the Company Board.

(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time on or after date the date hereof, but prior to obtaining the Stockholder Approval, (i) the Company receives a written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not result from a material breach of this Section 6.02 and (iii) the Company Board or any committee thereof determines in good faith, after consultation with a Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Company, directly or indirectly through one or more of its Representatives, may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in no event later than 36 hours after the time it is provided to such Third Party) provide to Parent any material non-public information concerning the Company or its Subsidiaries provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, but, with respect to the following clause (x), only prior to obtaining the Stockholder Approval, the Company, directly or indirectly through one or more of its Representatives, may (x) following the receipt of an Acquisition Proposal from a Third Party that did not result from a material breach of this Section 6.02, contact such Third Party in order to clarify and understand the terms and conditions of such Acquisition Proposal made by such Third Party in order to permit the Company Board (or any committee thereof) to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons making inquiry regarding a potential Acquisition Proposal to this Agreement, including the specific provisions of this Section 6.02.

(c) From and after the date hereof, the Company shall as promptly as practicable (but in no event later than 36 hours after such receipt) notify Parent in writing of the Company’s or any of its Representatives’ receipt of any Acquisition Proposal, which notification shall include a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal) and the identity of the Third Party making such Acquisition Proposal (provided that, to the extent disclosure of the identity of the Third Party is expressly prohibited by a confidentiality agreement in place as of the date hereof, the Company may not take the actions described in clause (A) or (B) of Section 6.02(b) unless such Third Party waives such prohibition). The Company shall thereafter keep Parent reasonably informed on a prompt basis (and within one Business Day of receipt of any updated Acquisition Proposal) of any material developments regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of material documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) promptly after receipt thereof.

(d) The Company agrees that any violation of the restrictions set forth in this Section 6.02 by any Representative of the Company or any of its Subsidiaries acting on behalf of the Company or its Subsidiaries will be deemed to constitute a breach by the Company of this Section 6.02.

Section 6.03 Company Recommendation.

(a) Subject to Section 6.03(b) and Section 6.03(c), neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) adopt, approve, endorse, recommend or otherwise declare advisable, or publicly propose to adopt, approve, endorse, recommend or otherwise declare advisable, an Acquisition Proposal, (iii) fail to publicly recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, to the Company’s stockholders an Acquisition Proposal, (v) cause or permit the Company or any Subsidiary of the Company to execute or enter into any letter of intent, merger agreement, acquisition agreement or other similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement, or such other permitted confidentiality agreement, pursuant to Section 6.02), (vi) other than in connection with a tender offer or exchange offer for Company Common Stock, fail to publicly reaffirm the Company Recommendation within five Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion) with respect to any Acquisition Proposal or if doing so would be inconsistent with Applicable Law, including fiduciary duties of the Company Board (provided that Parent may make a request in response to any Acquisition Proposal that has been publicly disclosed, other than an Acquisition Proposal that is a Third Party tender offer or exchange offer for the Company Common Stock), (vii) fail to include the Company Recommendation in the Proxy Statement, or (viii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (iv) or clauses (vi) through (viii) (each of the foregoing actions, subject to Section 6.03(c), described in clauses (i) through (iv) and clauses (vi) through (viii) being referred to as an “Adverse Recommendation Change”).

(b) (i) Notwithstanding anything in this Agreement to the contrary, including Section 6.03(a), at any time prior to obtaining the Stockholder Approval, the Company Board or any committee thereof may, if it determines in good faith (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal or (2) any fact, event, change, development or circumstance not known or reasonably foreseeable by the Company Board as of the date hereof (or, if known, the consequences of which were not known nor reasonably foreseeable) and not relating to (x) any Acquisition Proposal or (y) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (y) may be considered and taken into account) (such fact, event, change, development, circumstance or consequences thereof, an “Intervening Event”) and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and authorize the Company to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into promptly following such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable.

(ii) In the case of a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made:

(A) unless the Company, its Subsidiaries and their respective Representatives have not materially breached their obligations pursuant to Section 6.02 and Section 6.03 with respect to such Superior Proposal;

(B) until after the fourth Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to make an Adverse Recommendation Change with respect to a Superior Proposal and/or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of two Business Days from the later of the end of the original notice period or delivery to Parent of such new Notice of Superior Proposal, and compliance with this Section 6.03(b) with respect to such new notice);

(C) unless during such four Business Day period (or two Business Day period following an amended proposal) and if Parent has not declined to negotiate, the Company shall, and shall direct its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement and/or the Debt Commitment Letter as would enable the Company Board or a committee thereof to maintain the Company Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and

(D) unless, prior to the expiration of such four Business Day period (or two Business Day period following an amended proposal), Parent does not make a written proposal to adjust the terms and conditions of this Agreement and/or the Debt Commitment Letter such that the Company Board or a committee thereof shall determine in good faith (after consultation with a Company Financial Advisor and outside legal counsel) that the Superior Proposal no longer constitutes a Superior Proposal.

(iii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made:

(A) until after the fourth Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to take such action and specifying the material facts underlying the determination by the Company Board or a committee thereof that an Intervening Event has occurred, and the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”) (it being understood and agreed that any material modifications or developments with respect to such Intervening Event shall require a new Notice of Intervening Event, which shall require a new notice period of two Business Days, and compliance with this Section 6.03(b) with respect to such new notice);

(B) unless during such four Business Day period (or two Business Day period following a material modification or development), the Company shall, and shall cause its Representatives to, to the extent requested by Parent, make itself available to negotiate with Parent in good faith to enable Parent to amend this Agreement and/or the Debt Commitment Letter in such a manner that obviates the need for an Adverse Recommendation Change (including, if requested by Parent, permitting Parent to make a presentation to the Company Board regarding such adjustments); and

(C) unless, prior to the expiration of such four Business Day period (or two Business Day period following a material modification or development), the Company Board or a committee thereof determines in good faith, taking into consideration any amendments to this Agreement and the Debt Commitment Letter proposed in writing by Parent (after consultation with a Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change could reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law.

(iv) Parent and Merger Sub agree that any proposals to amend this Agreement and/or the Debt Commitment Letter in response to a Notice of Superior Proposal or a Notice of Intervening Event shall be made on a confidential basis to the Company or, if directed by the Company, a Company Financial Advisor. For the avoidance of doubt, delivery of a Notice of Superior Proposal or a Notice of Intervening Event shall not, in and of itself, constitute an Adverse Recommendation Change.

(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or any committee thereof, after consultation with outside legal counsel, the failure to do so could reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law or any disclosure requirements under Applicable Law, or (iii) making any disclosure that constitutes a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act, which actions shall not constitute or be deemed to constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure pursuant to this Section 6.03(c) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under Section 6.02 or this Section 6.03, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect an Adverse Recommendation Change other than in accordance with Section 6.03(b).

Section 6.04 Approval of Merger Agreement.

(a) As promptly as reasonably practicable (but no later than ten Business Days) following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or, if the SEC informs the Company that it does not intend to review the Proxy Statement, expiration of the ten-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act), the Company shall, in accordance with Applicable Law and the Company’s governing documents, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval with the record date and meeting date set in consultation with Parent; provided that the date of the Stockholder Meeting shall be no later than 25 Business Days following the mailing of the Proxy Statement to the Company’s stockholders; provided that, notwithstanding anything else to the contrary herein, the Company may postpone or adjourn the Stockholder Meeting (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if the Company reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting or to obtain the Stockholder Approval, (iii) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of shares of Company Common Stock within a reasonable amount of time in advance of the Stockholder Meeting, (iv) to allow additional time for the solicitation of votes in order to obtain Stockholder Approval, or (v) to comply with Applicable Law, including if the Company Board determines in good faith (after consultation with outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Stockholder Meeting will not be postponed or adjourned (A) by more than ten Business Days at a time or (B) on more than two occasions. In no event will the record date of the Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by Applicable Law. Unless the Company Board or any committee thereof has withdrawn the Company Recommendation in compliance with Section 6.03, the Company shall (x) submit this Agreement for adoption by the stockholders of the Company at the Stockholder Meeting, (y) include the Company Recommendation in the Proxy Statement and (z) use its commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the stockholders of the Company in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholder Meeting.

(b) As promptly as reasonably practicable (but no later than 25 Business Days after the date hereof) after the execution of this Agreement, the Company shall prepare a proxy statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and file it with the SEC and the Company, and Parent shall cooperate with each other in connection with the preparation of the foregoing, including to cause their respective Affiliates, as applicable, to cooperate with the preparation of the foregoing. The Company shall use commercially reasonable efforts (in consultation with Parent) to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement. The Company shall notify the other parties hereto promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the others with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate, and shall cause their Affiliates and direct their advisors to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under Applicable Law. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, except with respect to any disclosure or communication that relates to a Superior Proposal or Adverse Recommendation Change, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE.

(c) Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company on the one hand, and Parent and Merger Sub on the other hand, each assumes no responsibility with respect to information supplied by or on behalf of, respectively, Parent or Merger Sub or their Affiliates, or the Company or its Affiliates, as applicable, for inclusion or incorporation by reference in the Proxy Statement. Parent shall ensure that such information supplied by it and its Affiliates for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.05 Access to Information. Subject to Applicable Law, Section 6.12, Section 6.19 and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers, directors and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books, Contracts, personnel, facilities and records to the extent necessary for any reasonable transaction-related purpose, including, without limitation, integration planning and/or post-Closing transition planning and implementation; provided that such access pursuant to this Section 6.05 shall not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries. The foregoing shall not require the Company or its Subsidiaries to (a) provide access to or otherwise make available or furnish any books, Contracts or records which would result in a material breach of a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product, common interest privilege, allied litigant doctrine or any other recognized privilege or protection from disclosure or would reasonably be expected to cause a risk of a loss of privilege to the disclosing Person, (c) provide access to or otherwise make available or furnish any information relating to the process conducted by the Company that led to the execution of this Agreement (except to the extent expressly required by Section 6.02), (d) provide information that would expose the Company or its Subsidiaries to risk of liability for disclosure of sensitive or personal information, (e) provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the judgment of the Company based on advice of counsel violate any Company policies in any material respect or Applicable Law, or (f) prepare any financial statements, projections, reports, analyses, appraisals or opinions that are not readily available or prepared by the Company or its Subsidiaries in the ordinary course of business (it being agreed that, in the case of clauses (a), (b) and (d), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction, policy or Applicable Law or waive the applicable privilege or protection). Except as otherwise permitted above, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company not involved in the negotiation of the transactions contemplated by this Agreement or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company (it being acknowledged and agreed that any such contacts with the foregoing parties or Persons in the ordinary course of business and unrelated to the Company or the transactions contemplated by this Agreement shall be unrestricted). All requests for information made pursuant to this Section 6.05 shall be directed to the General Counsel or other Person designated by the Company. All such information shall, to the extent applicable, be deemed Proprietary Information (as defined in the Confidentiality Agreement) under and be governed by the terms of the Confidentiality Agreement.

Section 6.06 Notice of Certain Events. Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (a) with respect to the Company, has had or would reasonably be expected have a Company Material Adverse Effect, (b) with respect to Parent or Merger Sub, has had or would reasonably be expected to have a Parent Material Adverse Effect and/or (c) is reasonably likely to result in any of the conditions set forth in Article 7 not being able to be satisfied prior to the End Date. No notification given by any party pursuant to this Section 6.06 shall limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement.

Section 6.07 Employee Matters.

(a) For a period of at least one year following the Effective Time (the “Covenant Period”) (or, in each case, if shorter, until the date of employment termination of the relevant Continuing Employee (as defined below)), Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to, provide each employee of the Company or its Subsidiaries immediately before the Effective Time who continues employment with Parent, the Surviving Corporation, or any Subsidiary of Parent or the Surviving Corporation immediately following the Closing Date (each a “Continuing Employee”) with (i) base salary or base hourly rate, as applicable, that is no less than the base salary or base hourly rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time, (ii) at Parent’s election either (A) target annual cash incentive compensation opportunities (including commissions and annual cash bonuses, but excluding retention, long term incentive compensation, change in control or transaction bonus opportunities and equity and equity-based incentive compensation and disregarding any stock in lieu of cash or similar programs), in each case in an amount that is no less favorable than the amount(s) provided to such Continuing Employee immediately prior to the Effective Time or (B) an increase in base salary and/or, a modified target annual cash incentive opportunity such that, when combining clauses (i) and

(ii), the Continuing Employee’s annual target cash compensation in the aggregate is no less than such Continuing Employee’s historical total target direct cash compensation, as determined by Parent in good faith as in effect immediately prior to the Effective Time, (iii) severance benefits for termination of employment during the Covenant Period that are no less favorable than those provided to such Continuing Employee by the Company or any Subsidiary thereof under the severance benefit plans, programs, agreements and policies set forth in Section 6.07 of the Company Disclosure Schedule (and as Made Available to Parent) as applicable to such Continuing Employee immediately prior to the Effective Time; provided that any provisions therein relating to the treatment of outstanding equity awards shall not apply to any equity awards issued following the Effective Time (unless otherwise determined in Parent’s sole discretion), and (iv) other employee benefits (including welfare and qualified defined contribution retirement benefits, but excluding equity-linked incentive awards, defined benefit pension, nonqualified deferred compensation, severance, long-term incentive, retention, change in control and post-employment or retiree health and welfare benefits (such exclusions, collectively the “Excluded Benefits”)) that in the aggregate are substantially comparable to those (other than the Excluded Benefits) provided to the Continuing Employees by the Company or any Subsidiary thereof immediately prior to the Effective Time.

(b) Without limiting the generality of Section 6.07(a), from and after the Effective Time, Parent will, or will cause its Subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of the Company’s and the Company Subsidiaries’ employment agreements and retention plans, policies, programs, agreements and arrangements, in each case, in accordance with their terms as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Merger or any other transactions contemplated by this Agreement (either alone or in combination with any other event) and, for the duration of the Covenant Period, or such longer period of time as required under the terms of the applicable plan, policy, program, agreement or arrangement, will do so without any amendment or modification other than any amendment or modification required to comply with Applicable Law or as consented to by the parties thereto.

(c) To the extent that service is relevant for purposes of eligibility to participate, vesting, and (for purposes of vacation and severance benefits only) benefit accrual (including in order to calculate the amount of any paid time off and leave balance (including vacation and sick days) and severance benefits) (except, unless required by Applicable Law, not for any purposes with respect to defined benefit pension, nonqualified deferred compensation, and/or post-employment or retiree health and welfare benefits) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its Subsidiaries (including the Surviving Corporation) for the benefit of the Continuing Employees, other than any such plan, program or arrangement providing Excluded Benefits that are not severance benefits (the “Parent Benefit Plans”) following the Closing Date, such plan, program or arrangement will credit such Continuing Employees for service earned on and prior to the Closing Date with the Company and its Subsidiaries and any of their predecessors in addition to service earned with Parent or any of Parent’s Affiliates (including the Surviving Corporation) after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation or to the extent it was not credited for such purposes under the analogous Company Employee Plan prior to the Closing Date.

(d) With respect to any of the Parent Benefit Plans that provide group health benefits, Parent shall (or shall cause its Subsidiaries, including the Surviving Corporation, to) use commercially reasonable efforts to: (i) waive any waiting periods and actively at work or evidence of insurability requirements and any limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of Continuing Employees and their eligible dependents; and (ii) for the plan year that includes the Closing Date, recognize, and/or cause its Subsidiaries (including the Surviving Corporation) to also recognize, for purposes of annual deductible and out of pocket limits under the Parent Benefit Plans providing health benefits, any deductible, coinsurance, copayments and out of pocket expenses paid by such Continuing Employees and their respective dependents under Company Employee Plans.

(e) From and after the Closing Date, if the Closing Date occurs during the Company’s 2026 fiscal year, Parent shall, or shall cause the Surviving Corporation to, pay an annual bonus under each of the annual bonus and short-term cash-based incentive plans and programs sponsored or maintained by the Company or any of its Subsidiaries (and Made Available to Parent) as of immediately prior to the Effective Time (each, an “Annual Bonus Plan”) to each Eligible Continuing Employee (as defined below) for the Company’s 2026 fiscal year, with the amount of each such annual bonus to be based on actual performance under such Annual Bonus Plan for such fiscal year, determined in accordance with the applicable Annual Bonus Plan and in a manner consistent with past practice (each, an “Annual Bonus”). The Annual Bonuses will be paid at the same time or times that annual bonuses are typically paid under the terms of such Annual Bonus Plan. For purposes of the foregoing, “Eligible Continuing Employee” means a Continuing Employee (x) who remains an employee of the Company, Parent, the Surviving Corporation, or any of their Subsidiaries on the last day of the fiscal year in which the Effective Time occurs, or (y) whose employment is terminated without “Cause” or due to the Continuing Employee’s resignation with “Good Reason” (each as defined in Section 6.07(e) of the Company Disclosure Schedule) before payment of the Annual Bonus. If the Closing Date occurs during the Company’s 2027 fiscal year, Parent shall, or shall cause the Surviving Corporation to, pay (in addition to any quarterly bonus for completed quarters that has not yet been paid) a pro-rated portion of the annual bonus under each Annual Bonus Plan for the 2027 fiscal year based on the portion of such year through the end of the fiscal quarter in which the Closing Date occurs to each Eligible Continuing Employee, with the amount of each such pro-rated annual bonus to be based on actual performance for such fiscal quarter. Thereafter, Parent will be permitted to replace the Annual Bonus Plans with alternative short-term incentive opportunities for participants in the Annual Bonus Plans, subject to the requirements of Section 6.07(a).

(f) Notwithstanding anything to the contrary, if the Closing Date occurs while any election to pay any annual bonus or other short-term incentive payment in shares of Company Common Stock, Company Securities and/or Company Equity Awards for the Company’s 2026 fiscal year is outstanding, such annual bonus or other short-term incentive payment shall instead be paid in cash but otherwise in accordance with all other terms of such election (inclusive of any incentive value provided for under the associated plan or arrangement). For the avoidance of doubt, any annual bonus or other short-term incentive payment opportunity for the Company’s 2026 fiscal year that is elected to be paid in the form of Company Common Stock, Company Securities and/or Company Equity Awards is not a Company Equity Award for purposes of this Agreement.

(g) The Company and Parent will cooperate in good faith to mitigate the impact of Section 280G of the Code on the Company and its Subsidiaries arising in connection with the transactions contemplated hereby; provided, however, that in no event will the Company be required to take any action that would adversely affect the rights of any individual service provider. For the avoidance of doubt, in no circumstance will Parent provide any service provider of the Company or any of its Subsidiaries with a “gross-up” or similar entitlement to mitigate the impact of Section 280G of the Code, except for any such “gross-up” entitlement in existence as of the date hereof, set forth on Section 4.16(f) of the Company Disclosure Schedule and Made Available to Parent.

(h) Nothing in this Section 6.07 shall be deemed to: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Subsidiaries to terminate the employment of any Continuing Employee; (ii) establish, terminate, or amend any Company Employee Plan, Parent Benefit Plan or any other compensation or benefit plan, policy, program, agreement or arrangement; (iii) impose a requirement upon or limit the ability of Parent, the Surviving Corporation, or any of their Affiliates to continue, establish, terminate, or amend any particular benefit or compensation plan or arrangement before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law; or (iv) confer upon any Person any right as a third-party beneficiary of this Agreement.

(i) Prior to the Closing, without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), Parent and Merger Sub will not, and will cause their respective Representatives not to, contact any director, officer or employee of the Company regarding employment, compensation, benefit, reinvestment or similar matters, including with respect to agreements to modify amounts payable pursuant to Section 2.03(a), Section 2.06(a), Section 2.06(c) and Section 2.06(d).

Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective boards of directors or managers (as applicable) shall grant such approvals and take such actions within their respective authority as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Without limiting the foregoing, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

Section 6.10 Voting of Shares. Parent shall vote, or cause to be voted, any shares of Company Common Stock beneficially owned by it or any of its Affiliates, in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.11 Director and Officer Liability.

(a) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts, errors or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s and the Company’s Subsidiaries’ officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 350% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 350% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time (and the Company shall use commercially reasonable efforts to obtain such “tail” or “runoff” policies if requested in writing by Parent), which policies provide such Persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from acts, errors or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. The Company may, with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) also purchase prepaid “tail” or “runoff” policies for any other “claims-made” liability insurance coverage, including employment practices liability, professional liability and cyber and data security liability coverages; provided that such premiums for such insurance do not exceed 350% of the amount per annum the Company paid pursuant to its most recent renewal prior to the date hereof with respect to each such coverage. If any such prepaid policies described in this Section 6.11(a) have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain any and all such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted by Applicable Law and the organizational documents of the Company and its Subsidiaries in effect as of the date of this Agreement and any indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party: (i) indemnify (including advancement of expenses) and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred), judgments, fines, penalties, losses, damages or liabilities (including amounts paid in settlement or compromise) imposed upon or incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company, including in connection with the transactions contemplated by this Agreement and the process and other events giving rise thereto or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of the Company pursuant to (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company as in effect on the date hereof. Parent shall pay all expenses, including reasonable attorneys’ fees and expenses (which shall be advanced as they are incurred), that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.11. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations in this Section 6.11 and an Indemnified Party commences a suit which results in a determination that Parent or the Surviving Corporation failed to comply with such obligation, Parent shall pay such Indemnified Party his or her costs and expenses (including reasonable attorney’s fees and expenses) in connection with such suit.

(c) During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to those subject to those provisions as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

(e) The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving

Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by Applicable Law or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 6.11). All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation, bylaws or comparable governing documents of any of the Company’s Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries will survive the Merger and will not be amended, modified, supplemented, superseded, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

Section 6.12 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to do all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, and expiration or termination of any waiting periods, from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Authorities, including that Parent will promptly, but in no event later than 15 Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by Parent as set forth in Section 7.01(c)(2) and Section 7.01(c)(3)(A) of the Company Disclosure Schedule with respect to the Merger and the other transactions contemplated by this Agreement, and use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods, as may be required under any applicable Laws with respect thereto; (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties (provided that the Company shall not be obligated to make any payment or commercial concession to any Third Party, or incur any liability, as a condition to (or in connection with) obtaining any such consent or waiver), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of the Company and Parent (including, if applicable, its “ultimate parent entity”, as that term is defined in the HSR Act and its implementing regulations) shall: (i) promptly, but in no event later than 20 Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement and shall use reasonable best efforts to promptly secure the expiration or termination of any applicable waiting periods under the HSR Act (including, but not limited to, seeking early termination of the applicable waiting periods pursuant to the HSR Act); (ii) promptly and in compliance with all Applicable Laws make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required); (iii) as promptly as reasonably practicable respond appropriately to any request by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority under applicable Antitrust Laws in connection with the Merger and the other transactions contemplated by this Agreement; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by this Agreement; and (v) defend any claim asserted in court by any Governmental Authority or any other Person under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing occurring prior to the End Date. Parent shall pay all filing fees under the HSR Act and other applicable Antitrust Laws, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws, in connection with the Merger or the other transactions contemplated by this Agreement.

(c) Without limiting the generality of anything contained in this Section 6.12, each party hereto shall use reasonable best efforts to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry or Proceeding by any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement, (ii) keep the other parties reasonably informed as to the status of any such request, inquiry or Proceeding, and (iii) promptly inform the other parties of any substantive communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger and the other transactions contemplated by this Agreement, or regarding any such request, inquiry or Proceeding, and provide a copy of all written communications. In addition, Parent shall lead discussions with all Governmental Authorities and determine strategy related to obtaining clearances and approvals contemplated by this Section 6.12, subject to Parent’s good faith consultation with, and reasonable consideration of the views of, the Company. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other in good faith on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement and shall consider in good faith any comments by Parent or the Company, as the case may be. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any such request, inquiry or Proceeding in respect of the Merger and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each meeting or conference relating to such substantive request, inquiry or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry or Proceeding; provided, however, that materials required to be provided pursuant to Section 6.12(c) may be redacted (A) to remove references concerning the valuation of the Company or any of its Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns.

(d) Without limiting the generality of the undertakings of Parent and the Company pursuant to Section 6.12(b) and Section 6.12(c), each of Parent and the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Laws or other Applicable Laws that may be asserted by any Governmental Authority or any other Person so as to enable the parties hereto to obtain all necessary actions, waivers, registrations, permits, authorizations, Orders, consents, approvals, and the expiry or termination of any applicable waiting periods from Governmental Authorities to consummate the transactions contemplated by this Agreement as soon as reasonably practicable (and in any event no later than the End Date), including proposing, negotiating, committing to and effecting by consent decree, hold separate order or otherwise, the sale, divestiture, or disposition of businesses, product lines or assets of Parent or its Affiliates (including, following the Closing, the Company), in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that, notwithstanding anything to the contrary contained herein, Parent will only be obligated to effect any such action to the extent that such action is conditional or contingent on the Closing occurring in accordance with the terms of this Agreement.

(e) From the date of this Agreement until the earlier of (i) the valid termination of this Agreement in accordance with its terms and (ii) the expiration of termination of the waiting period under the HSR Act applicable to the transactions contemplated by this Agreement, neither Parent nor Merger Sub (nor any other controlled Affiliate of Parent) shall enter into any agreement, transaction or any agreement to effect any transaction (including any merger or acquisition) that would reasonably be expected to materially and adversely affect or materially delay Parent’s or Merger Sub’s ability to: (i) obtain the timely expiration or termination of the waiting period under the HSR Act, or the authorizations, consents, Orders and approvals required under any other applicable Antitrust Laws, applicable to the transactions contemplated by this Agreement; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order that would materially delay or prevent the consummation of the transactions contemplated by this Agreement; or (iii) obtain all other authorizations, consents, Orders and approvals of Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

Section 6.13 Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall as promptly as reasonably practicable notify the other party in writing of, and shall give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 6.13, “participate” means that the Company or Parent, as the case may be, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which the Company or Parent, as the case may be, shall consider in good faith, but the other party shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to retain Jones Day or such other counsel selected by such Indemnified Parties prior to the Effective Time to defend any Transaction Litigation.

Section 6.14 Public Announcements. The Company and Parent (or its direct or indirect parent entity) shall issue an initial joint press release relating to the execution of this Agreement, and the Company shall file one or more Current Reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits. Thereafter Parent and the Company shall consult with each other before issuing any press release or making any other public announcements, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public announcement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by Applicable Law or any listing agreement under which or rule of any national securities exchange or association upon which the securities of the Company are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, (a) the Company shall not be required to consult with Parent before (i) issuing any press release or making any other public statement (x) with respect to an Acquisition Proposal, Superior Proposal or Adverse Recommendation Change effected in accordance with Section 6.03 or (y) as otherwise permitted under Section 6.03, including with respect to its receipt and consideration of any Acquisition Proposal, Superior Proposal or “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (ii) disseminating any communications principally directed to employees, customers, technology or other partners or vendors so long as such communications are consistent with this Agreement or previous releases, public disclosures, public statements or other communications made by the parties not in violation of this Section 6.14 and (b) Parent, Merger Sub and their Affiliates shall not be required to consult with the Company before making any statements or disclosures with respect to this Agreement or the transactions contemplated by this Agreement (i) to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, (ii) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements, only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)) or (iii) with respect to responding to any Adverse Recommendation Change.

Section 6.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.16 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions (or acquisition, if applicable) of shares of Company Common Stock and Company Equity Awards resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.

Section 6.17 Debt Financing.

(a) Each of Parent and Merger Sub shall use, and will cause their respective Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Debt Financing on the terms and subject only to the conditions (including “market flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter, on or prior to the Funding Date, including using reasonable best efforts to (i) maintain in effect and comply in all material respects (to the extent such compliance is within the control of Parent and Merger Sub) with the Debt Commitment Papers, (ii) negotiate and enter into binding definitive agreements with respect to the Debt Financing on the terms and subject only to the conditions (including the market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter (or on other terms that in the aggregate are not materially less favorable, taken as a whole, to Parent or Merger Sub than the terms and conditions (including market “flex” provisions) set forth in the Debt Commitment Letter and the Debt Financing Fee Letter) (provided no such other terms would reasonably be expected to adversely impair or delay the ability of Parent and Merger Sub to consummate the Merger or obtain the Debt Financing in an aggregate amount no less than the Required Amount) (such definitive agreements in respect of the Debt Financing, collectively with the Debt Commitment Papers, collectively the “Debt Documents”), (iii) satisfy at or prior to the Closing all conditions applicable to Parent and Merger Sub in the Debt Commitment Papers that are within the control of the Parent and Merger Sub and that are necessary to cause funding of the Debt Financing to occur on the Funding Date using its reasonable best efforts to cause the lenders and the other Persons committing to fund the Debt Financing at the Closing, (iv) upon the satisfaction or waiver of the conditions herein to Parent’s and Merger Sub’s obligations to consummate the Merger (other than those conditions that by their nature are to be satisfied at the Closing), consummate the Debt Financing, and (v) enforce its rights under the Debt Documents and comply with its covenants thereunder (provided that, notwithstanding this clause (v), each of Parent and Merger Sub shall not be required to initiate, prosecute or maintain any claim, action, suit, demand, grievance, arbitration or similar proceeding against any Debt Financing Source). Parent and Merger Sub shall not, without the prior written consent of the Company, agree to or permit any termination, rescission or withdrawal of or amendment, supplement or modification to be made to, or grant any waiver of any provision under, or assignment of, the Debt Commitment Letter or any other Debt Document, except that any such termination, recission, withdrawal, amendment, supplement, modification, waiver or assignment shall be permitted without such consent except to the extent it would reasonably be expected to (A) reduce the aggregate principal amount of any portion of the Debt Financing (including by changing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter or the Debt Financing Fee Letter (including any “flex” provisions set forth therein)) such that the aggregate amount of the Debt Financing would be below the Required Amount, (B) impose any new or additional condition or contingency to the receipt of the Required Amount or otherwise expand, amend or modify any of the conditions precedent to the Debt Financing in a manner that would reasonably be expected to prevent or delay the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing), (C) make the funding of any portion of the Required Amount of the Debt Financing (or satisfaction of any condition to obtaining any portion of the Required Amount of the Debt Financing) materially less likely to occur or (D) materially adversely impact the ability of Parent or Merger Sub, as applicable, to consummate the Debt Financing, in at least the Required Amount, on the Funding Date.

(b) Upon request by the Company, Parent shall keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. Parent and Merger Sub shall give the Company prompt written notice of, and keep the Company informed on a reasonably prompt basis and in reasonable detail of (i) any breach, default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a breach or default), termination or cancellation by any party to any Debt Document of which Parent or Merger Sub becomes aware, (ii) the receipt by Parent or Merger Sub of any written notice or other written communication from any Debt Financing Source with respect to any (A) actual or alleged breach, default, termination or cancellation by any party to any Debt Document of the provisions thereof or (B) dispute or disagreement between or among any parties to any Debt Document (other than ordinary course or customary negotiations relating to the Debt Commitment Letter or any definitive document relating to the Debt Financing), in each case regarding the Debt Financing and which would reasonably be expected to make the Debt Financing (in an amount equal to the Required Amount) less likely to occur on the Funding Date, and (iii) the occurrence of an event or development that would reasonably be expected to materially adversely impact the ability of Parent or Merger Sub to timely obtain all or any portion of the Debt Financing necessary to fund the Required Amount on the terms and in the manner contemplated by the Debt Commitment Letter. As soon as reasonably practicable, but in any event within two Business Days after the Company delivers to Parent a written request therefor, Parent and Merger Sub will provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. If (x) commitments with respect to any portion of the Debt Financing necessary to fund the Required Amount expire or terminate or (y) any portion of the Debt Financing necessary to fund the Required Amount becomes unavailable on the terms and conditions (including any applicable market “flex” provisions) contemplated by the Debt Commitment Letter, Parent shall promptly so notify the Company in writing and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain, as promptly as practicable, in replacement thereof alternative financing (the “Alternative Financing”) from alternative sources in an amount sufficient to fund the Required Amount with terms and conditions, taken as a whole, not less favorable to Parent and Merger Sub (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Papers (including market “flex” provisions). Parent shall deliver to the Company true and complete copies of the alternative debt commitment letters (including fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Alternative Financing, which fee letter(s) may be redacted for the fee amounts, “flex” terms and other economic terms customarily redacted for transactions of this type. For the avoidance of doubt, it is understood and agreed that, subject to the limitations set forth in Section 6.17(a) and this Section 6.17(b), Parent and Merger Sub may amend, restate and/or replace (or cause any of the foregoing) the Debt Commitment Letter to (x) add additional Debt Financing Sources or reallocate commitments among creditworthy lenders or reassign titles so long as the aggregate amount of the Debt Financing is not reduced below the Required Amount and (y) implement or exercise any “flex” provisions in the Debt Financing Fee Letter as in effect on the date of this Agreement. For purposes of this Agreement, references to the “Debt Commitment Letter” and the “Debt Financing Fee Letter” shall include such documents as permitted to be amended, restated, modified, supplemented or replaced by this Section 6.17 and (z) references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented or replaced by this Section 6.17.

(c) Each of Parent and Merger Sub expressly acknowledges and agrees that the obtaining of, or the availability of, the Debt Financing or any other financing transaction is not a condition to the Closing and reaffirms its respective obligation to consummate the transactions contemplated herein irrespective and independently of the availability of the Debt Financing, subject to fulfillment or waiver of the applicable conditions set forth in Article 7.

Section 6.18 Debt Financing Cooperation.

(a) Prior to the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of their respective Representatives to, use its respective reasonable best efforts (other than clause (vii) below which shall be subject to commercially reasonable efforts) to provide Parent and Merger Sub with all customary cooperation as is reasonably requested by Parent, at Parent’s sole cost and expense, in connection with the arrangement, syndication and consummation of the Debt Financing, including to the extent so requested using its respective reasonable best efforts to:

(i) furnish (on a confidential basis) Parent with (x) the Required Information (including updating, supplementing or correcting any Required Information to the extent such Person has knowledge that such Required Information contains any material omission of fact or material misstatement of fact regarding the Company and its Subsidiaries) and (y) such other customary financial information as reasonably requested by Parent to enable Parent to prepare customary pro forma financial statements; provided that in no event shall the Required Information or the information in clause (y) above be deemed to include or shall the Company otherwise be required to provide any information regarding any post-Closing or pro forma financial statements, post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing (including any synergies or cost savings), projections, ownership or an as-adjusted capitalization table;

(ii) assist in preparation for and participate (and direct appropriate senior officers with appropriate expertise to participate) in a reasonable number of lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the Debt Financing Sources) (which shall be virtual unless otherwise agreed to by the Company), presentations and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings in connection with the Debt Financing;

(iii) assist Parent with the preparation of customary materials for rating agency presentations, bank information memoranda and similar marketing documents required in connection with the Debt Financing (including customary bank authorization letters without a “knowledge qualifier”; provided the Company has had a reasonable period of time to first review and comment on such materials and the reasonable comments of the Company thereto have been incorporated);

(iv) furnishing Parent, at least one Business Day prior to the Closing, with (x) a customary payoff letter (including providing Parent with drafts thereof at least five Business Days prior to the Closing) reasonably satisfactory to Parent with respect to Indebtedness incurred under the Credit Agreement, which shall provide (A) the total amount required to be paid to fully satisfy the applicable Indebtedness and other obligations owing thereunder (other than those obligations expressly permitted to survive thereunder) (the “Payoff Amounts”), (B) wire instructions for payment of such Payoff Amounts, and (C) that upon receipt of the Payoff Amounts set forth in such payoff letter, all guarantees and Liens in connection with such Indebtedness shall be automatically and immediately released and terminated and that Parent or any of its Affiliates are authorized to file such documents and instruments as are necessary or desirable to evidence such release and (y) other customary documents and deliverables, in form and substance reasonably satisfactory to Parent, to release and terminate all guarantees and Liens in connection with such repaid Indebtedness (collectively, the deliverables in clauses (x) and (y), the “Payoff Deliverables”);

(v) assist in the preparation and facilitate the execution and delivery (in the case of execution and delivery, solely to the extent any such execution would only be effective on or after the Effective Time) of any definitive financing documentation required in connection with the Debt Financing and the schedules and exhibits thereto, in each case, customarily required to be delivered under such definitive financing documentation, including credit agreements (or joinders thereto), pledge and security documents, and other definitive financing documents and deliverables (including any Investment Company Act diligence);

(vi) assist in the creation and perfection of security interests, pledges, mortgages and other Liens, in each case only so long as such security interests, pledges, mortgages and other Liens do not become effective prior to the Effective Time and with taking actions reasonably necessary to permit any Debt Financing Sources to reasonably evaluate the Company’s and its Subsidiaries’ material assets and cash management and accounting system for the purposes of establishing collateral arrangements;

(vii) (A) make, or cause to be made, all filings with the United States Patent and Trademark Office, United States Copyright Office, or equivalent Intellectual Property filing offices in other applicable jurisdictions that are reasonably necessary to evidence and record the release of applicable security interests against any Company Intellectual Property listed on the Registered IP List, and (B) keep Parent reasonably apprised of the progress of such filings upon written request by Parent (email being sufficient); and

(viii) assist in the taking of customary corporate and other similar actions, subject to and contingent upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date (provided that no such action pursuant to this clause (viii) shall be required by the Company Board and such actions will only be required by a director, manager or any equivalent officer or employee of the Company or any of its Subsidiaries who will continue in such position after the Closing).

Notwithstanding anything to the contrary in this Section 6.18 or this Agreement, the Company shall provide all documentation and other information about the Company and the Company’s Subsidiaries as is reasonably required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act at least four Business Days prior to the Closing, in each case to the extent requested of the Company by Parent in writing at least nine Business Days in advance of the Closing.

(b) Nothing in this Section 6.18 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise satisfactorily indemnified by or on behalf of Parent, (ii) enter into any definitive agreement that is effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)), (iii) incur any liability or give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time (other than to the extent reimbursable, indemnified or payable by Merger Sub), (iv) take any action that would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction of any property or assets of the Company and its Subsidiaries, (v) deliver or cause the delivery of any legal opinions or accountant comfort letters, (vi) prepare or deliver financial or (excluding information described in subclause (a)(iv) of this Section 6.18) other information not produced in the ordinary course of business or in a form not customarily prepared by the Company to the extent the preparation of which would be unduly burdensome, (vii) deliver any certificate or authorization letter that it reasonably believes in good faith contains any untrue certifications, (viii) provide in connection with the Debt Financing any information the disclosure of which is prohibited under Applicable Law or is legally privileged (provided that, if the Company withholds any such information on such basis, the Company shall provide notice to Parent reasonably detailing the basis by which the Company is withholding such information), (ix) be required to provide (A) any pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (B) any description of all or any component of the Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (C) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing, (D) separate subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K, or (F) any solvency certificate or similar certification or representation that would be effective prior to Closing, or (x) be required to take any action that would conflict with, violate or result in a breach of or default under its organizational documents or any Material Contract, in each case, as in effect on the date hereof, to which the Company or any of its Subsidiaries is bound. In addition, notwithstanding anything to the contrary in this Section 6.18 (A) no action, liability or obligation of the

Company and its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and none of the Company and its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Effective Time or that must be effective prior to the Effective Time (other than customary bank authorization letters (or the equivalent thereof)), (B) any bank information memoranda and high-yield offering prospectuses or memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor, and (C) no officer, director, employee or Representative of the Company and its Subsidiaries shall be required to deliver any certificate or opinion or take any other action under this Section 6.18 that could result in personal liability to such Person or Representative.

(c) After any valid termination of this Agreement, promptly upon request (but in any event within 30 days thereafter) by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees of one outside counsel (not including the costs of in-house legal or accounting services)) incurred by the Company and its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.18, in an amount not to exceed $500,000; provided that the Company and its Subsidiaries (and not Parent) shall be responsible for (x) any amounts that would otherwise have been incurred in the absence of the Debt Financing and (y) any ordinary course amounts payable to existing employees of or consultants to the Company with respect to services provided prior to the Closing Date.

(d) The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith (other than information provided by the Company, its Subsidiaries and their respective Representatives); provided that, notwithstanding the foregoing, in no event shall Parent be obligated to indemnify any such Persons to the extent such liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts resulted, as determined by a court of competent jurisdiction, from (i) the bad faith, Fraud, willful misconduct or gross negligence of such Person or (ii) a material breach of this Section 6.18 by such Person or its Representatives.

(e) The Company hereby consents to the use of its logos solely in connection with the Debt Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill and will comply with the Company’s usage requirements to the extent Made Available to Parent and Merger Sub prior to the date of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, each of Parent and Merger Sub understands and acknowledges and agrees that obtaining the Debt Financing or any alternative financing is not a condition to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.

(g) Notwithstanding anything in this Agreement to the contrary, the Company will be deemed to be in compliance with Section 6.18 unless the Company commits a Willful and Material Breach of its obligations under this Section 6.18 and such breach is a proximate cause of the Debt Financing not being obtained.

Section 6.19 Confidentiality. Parent and the Company hereby agree to continue to be bound by the Confidentiality Agreement, dated as of January 3, 2025, as amended on December 11, 2025, by and between Kinderhook Industries, LLC and the Company (the “Confidentiality Agreement”) (it being acknowledged and agreed, for the avoidance of doubt, that Parent and Merger Sub are “Affiliates” of Kinderhook Industries, LLC for purposes of the Confidentiality Agreement). All information provided by or on behalf of the Company or its

Subsidiaries pursuant to this Agreement (including in connection with the Debt Financing) will be kept confidential in accordance with the Confidentiality Agreement; provided, however, that Parent and Merger Sub will be permitted to disclose such information on a need-to-know basis to any equity financing sources or Debt Financing Sources that may become parties to the definitive documents evidencing the Debt Financing (and, in each case, to their respective counsel and auditors) so long as each such Person (a) agrees for the benefit of the Company to be bound by substantially similar terms of the Confidentiality Agreement as if a party thereto or (b) is subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a third-party beneficiary.

Section 6.20 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

Section 6.21 Listing Matters. Each of the Company and Parent agrees to cooperate with the other party in taking, or causing to be taken, all action necessary to delist the shares of Company Common Stock from the NYSE and terminate the Company’s registration under the Exchange Act; provided that such delisting and termination shall not be effective until the Effective Time.

Section 6.22 FIRPTA Certificate. Prior to the Closing, the Company shall duly execute and deliver to Parent a certificate in the form and substance required under Treasury Regulations Section 1.1445-2(c) and 1.897-2(h) together with a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, in each case, in form and substance reasonably acceptable to Parent; provided that the failure to deliver such certificate pursuant to this Section 6.22 shall only entitle Parent to withhold (or cause to be withheld) Taxes as required by Applicable Law.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, at or prior to Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.12) applicable to the Merger under the HSR Act shall have expired or been terminated, and all consents required under any other Antitrust Law of the jurisdictions set forth on Section 7.01(c) of the Company Disclosure Schedule shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

(a)

(i) the representations and warranties of the Company set forth in the first sentence of Section 4.01, and the representations and warranties of the Company set forth in Section 4.02, Section 4.05(b), Section 4.05(d), the last sentence of Section 4.09, Section 4.24 and Section 4.26 (x) to the extent qualified or limited by “materiality,” “Company Material Adverse Effect” or words of similar import, shall be true and correct in all respects on the Closing Date as if made on the Closing Date or (y) to the extent not so qualified, shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects or all respects, as applicable, only as of such earlier date;

(ii) the representations and warranties set forth in Section 4.05(a) and Section 4.05(c) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their respective Affiliates, individually or in the aggregate, of more than $5,000,000; and

(iii) the other representations and warranties of the Company set forth in Article 4 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

(b) the Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied; and

(d) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Sub set forth in Article 5 of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement, other than the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.11 and Section 5.12, which shall be true and correct in all material respects on the Closing Date as if made on the Closing Date, in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date;

(b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer, the Chief Financial Officer or an equivalent officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);

(b) by either Parent or the Company, upon written notice to the other party, if the Closing Date has not occurred on or before November 22, 2026 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the failure of the Merger to be consummated by the End Date;

(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable permanent Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such permanent prohibition shall have become final and non-appealable (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such Order lifted if and to the extent required by Section 6.12; provided, further, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of, or has proximately resulted in, the issuance or continuing existence of any such permanent Order or other action;

(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02(a) or Section 7.02(b) not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if either Parent or Merger Sub is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.01(f);

(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03(a) or Section 7.03(b) not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the 30th day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.01(e);

(g) by Parent, upon written notice to the Company, at any time prior to receipt of the Stockholder Approval, if the Company Board or any committee thereof shall have effected an Adverse Recommendation Change (it being understood and agreed that any written notice of the Company’s intention to make an Adverse Recommendation Change in accordance with Section 6.03(b) shall not result in Parent having any termination rights pursuant to this Section 8.01(g));

(h) by the Company, upon written notice to Parent, at any time prior to receipt of the Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall prior to or substantially concurrently with, and as a condition to, such termination, pay the Company Termination Fee to Parent pursuant to Section 9.04(b); provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(h) unless the Company has complied in all material respects with Section 6.02 and Section 6.03 with respect to the applicable Superior Proposal; or

(i) by the Company if (A) all of the conditions set forth in Section 7.01 or Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (B) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 2.01, (C) the Company has irrevocably notified Parent in writing that (x) the Company is ready, willing and able to consummate the Merger and (y) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 7.03, and (D) Parent or Merger Sub fail to consummate the Merger within three Business Days after receipt of the notice contemplated by clause (C).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions pursuant to which such termination is being effected.

Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (a) the last sentence of Section 6.05, (b) the last sentence of Section 6.12(b), (c) Section 6.18(c), (d) Section 6.18(d), (e) Section 6.19, (f) this Section 8.02, and (g) Article 9 (other than the right to seek specific performance to cause the Closing to occur in accordance with Section 9.09) shall survive any termination hereof pursuant to Section 8.01. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company shall not be relieved or released from any liabilities or damages (which the parties hereto acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) arising out of its Willful and Material Breach of any provision of this Agreement or any other agreement delivered in connection herewith, subject to Section 9.04(i), or from Fraud. Notwithstanding anything in this Agreement to the contrary, under no circumstances will (i) the Company be permitted or entitled to receive more than one of (A) a grant of specific performance pursuant to Section 9.09 that results in the Closing occurring, and (B) payment of the Parent Termination Fee or (ii) Parent be permitted or entitled to receive more than one of (A) a grant of specific performance pursuant to Section 9.09 that results in the Closing occurring, (B) payment of the Company Termination Fee, and (C) monetary damages in connection with a Willful and Material Breach or Fraud. For the avoidance of doubt, the Confidentiality Agreement, the Equity Financing Letter and the Guarantee shall each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. Any notices, request, claims, demands or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, or sent if delivered in person or sent by facsimile transmission (provided that confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that no transmission error is received), in each case as follows:

if to Parent or Merger Sub, to:

c/o Kinderhook Industries, LLC

505 Fifth Avenue, 25th Floor

New York, New York 10017

Attention:  Christian P. Michalik

Matthew Bubis

Email:    [***]

[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:  Marshall P. Shaffer, P.C.

Thomas M. Marbury, P.C.

Steven M. Choi

Kartik Khanna

Email:    marshall.shaffer@kirkland.com

thomas.marbury@kirkland.com

steven.choi@kirkland.com

kartik.khanna@kirkland.com

if to the Company, to:

Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

Attention:  Dylan Black,

General Counsel

Email:    [***]

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, New York 10281

Attention:  Andrew M. Levine

Darcy R. White

Ferrell M. Keel

Email:    amlevine@jonesday.com

darcywhite@jonesday.com

fkeel@jonesday.com

Section 9.02 No Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

Section 9.03 Amendments and Waivers.

(a) Subject to compliance with Applicable Law and NYSE’s rules and regulations, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder

Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b) At any time prior to the Effective Time, Parent, Merger Sub or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (ii) waive any inaccuracies in the representations and warranties by the other party or parties contained herein or in any document delivered pursuant hereto, and (iii) subject to the requirements of Applicable Law, waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04 Fees and Expenses.

(a) Except as otherwise expressly provided in this Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs or expenses.

(b) If this Agreement is terminated by the Company pursuant to Section 8.01(h), prior to or concurrently with such termination, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee.

(c) If this Agreement is terminated by Parent pursuant to Section 8.01(g), then the Company shall promptly, but in no event later than two Business Days after termination of this Agreement, pay to (or cause to be paid to) Parent the Company Termination Fee.

(d) If this Agreement is terminated (i) by Parent or the Company pursuant to Section 8.01(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the provisos in Section 8.01(b)), or by Parent pursuant to Section 8.01(e); (ii) at any time on or after the date of this Agreement and prior to such termination a bona fide Acquisition Proposal shall have been publicly made or otherwise become publicly known and not publicly withdrawn prior to such termination; and (iii) within 12 months after the date of such termination, the Company enters into a definitive agreement in respect of an Acquisition Proposal, which Acquisition Proposal is subsequently consummated, then, the Company shall pay (or cause to be paid to) Parent the Company Termination Fee concurrently with the consummation of such Acquisition Proposal; provided, however, that, for purposes of this Section 9.04(d), all references to “20% or more” or “less than 80%” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%” or “less than 50%,” respectively.

(e) If this Agreement is terminated by (i) the Company pursuant to Section 8.01(f) or Section 8.01(i) or (ii) Parent pursuant to Section 8.01(b) and at such time the Company had the right to terminate this Agreement pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall promptly, but in no event later than two Business Days after termination of this Agreement, pay to (or cause to be paid to) the Company the Parent Termination Fee.

(f) For the avoidance of doubt, any payment made by the Company or Parent under this Section 9.04 shall be payable only once with respect to this Section 9.04 and not in duplication even though such payment may be payable under one or more provisions hereof.

(g) (i) The parties hereto acknowledge that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement and that without such provisions the parties hereto would not have entered into this Agreement, and (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee, as applicable, is payable are uncertain and incapable of accurate calculation. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 9.04 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the party hereto receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(h) If the Company fails to pay the Company Termination Fee or any portion thereof or Parent fails to pay the Parent Termination Fee or any portion thereof, in each case, when due and payable pursuant to this Section 9.04 and Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit which results in an Order against the Company for the Company Termination Fee or any portion thereof or in an Order against Parent for the Parent Termination Fee or any portion thereof, the Company shall pay Parent and Merger Sub or Parent shall pay the Company, as the case may be, their reasonable and documented out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee or the Parent Termination fee, as the case may be (or, in each case, any portion thereof that has not been paid timely in accordance with this Agreement), and on the amount of such costs and expenses, in each case, from and including the date payment of such amount was due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made (which enforcement expenses and interest, notwithstanding anything to the contrary in this Agreement shall in no event exceed $3,000,000). Any amounts payable pursuant to this Section 9.04 shall be paid to Parent or the Company, as the case may be, by wire transfer of immediately available funds. Parent shall promptly provide the Company and the Company shall provide Parent, in each case, upon request therefor the wire transfer information required to make any payments pursuant to this Section 9.04(h).

(i) Notwithstanding anything in this Agreement to the contrary, Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to Section 9.04(b), Section 9.04(c) or Section 9.04(d), together with any payments pursuant to Section 9.04(h), shall be the sole and exclusive remedy of any of Parent, Merger Sub or any of their respective Affiliates (including any investment fund, investment vehicle or client sponsored or advised by Kinderhook Industries, LLC or the Equity Investor or any of its or their Affiliates or any of the portfolio companies (as such term is commonly understood in the private equity industry) or other investments of any such investment fund, investment vehicle or client) or Representatives against the Company and any of its former, current or future officers, directors, partners, stockholders, equity award holders, managers, members or Affiliates (collectively, the “Company Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful and Material Breach or otherwise), and upon payment of the Company Termination Fee and any amounts owed pursuant to Section 9.04(h), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby.

(j) Notwithstanding anything in this Agreement to the contrary, (i) the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 9.04(e), together with any payments pursuant to Section 9.04(h), as applicable, and any payments pursuant to Section 6.18(c) and Section 6.18(d), in each case shall be the sole and exclusive remedy of the Company or any of its Affiliates or Representatives against Parent, Merger Sub, the Equity Investors, and any of their respective former, current or future officers, directors, partners, stockholders, equity holders, managers, members, Affiliates and Debt Financing Sources (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach hereunder or otherwise (whether such breach was a Willful and Material Breach or otherwise), and upon payment of the Parent Termination Fee pursuant to Section 9.04(e), together with any amounts owed pursuant to Section 9.04(h), as applicable and any payments pursuant to

Section 6.18(c) and Section 6.18(d), none of the Parent Related Parties shall have any further liability or obligation, including in respect of monetary damages or other monetary remedies or liability, relating to or arising out of this Agreement, the Equity Financing Letter, the Guarantee or the transactions contemplated by this Agreement and (ii) if the Company (or its designee) received any payments from Parent in respect of any breach of this Agreement, and thereafter the Company (or its designee) is entitled to receive the Parent Termination Fee under this Section 9.04, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company (or its designee) in respect of any such breaches of this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, the maximum liability of the Parent Related Parties in connection with or arising out of any termination or breach (including in connection with a Willful and Material Breach) of this Agreement shall not exceed a dollar amount equal to the Parent Termination Fee plus the amount of any payments pursuant to Section 9.04(h), plus any payments pursuant to Section 6.18(c) and Section 6.18(d). Notwithstanding anything herein to the contrary and for the avoidance of doubt, but subject to the immediately preceding sentence, (A) nothing in this Section 9.04(j) shall limit in any way the Company’s right to an injunction, specific performance or other equitable remedy in accordance with Section 9.09 (provided, however, it being understood that in no event shall the Company be entitled to obtain more than one of (x) a grant of specific performance pursuant to Section 9.09 that results in the Closing occurring, and (y) payment of the Parent Termination Fee) and (B) nothing in this Section 9.04(j) shall limit the remedies of the parties under the Confidentiality Agreement, the Equity Financing Letter or the Guarantee.

Section 9.05 Assignment; Benefit. Neither this Agreement nor any interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the provisions of Article 2 (which, from and after the Effective Time, shall be for the express benefit of, and enforceable by, each holder of the Company Common Stock or Company Equity Awards as of the Effective Time) concerning payment of the Aggregate Merger Consideration, (if the Effective Time occurs) the rights of the Indemnified Parties set forth in Section 6.11, and Section 8.02, (b) the Persons entitled to indemnification in Section 6.18(d), (c) the provisions of Section 9.04(i), which shall be enforceable by the Company Related Parties, (d) the provisions of Section 9.04(j) and Section 9.16, which shall be enforceable by the Parent Related Parties and (e) the provisions of Section 9.17 which shall be enforceable by the Debt Financing Sources. Notwithstanding anything contained in this Agreement to the contrary, Parent or Merger Sub may assign this Agreement to any Subsidiary of Parent or Merger Sub or to any Debt Financing Source (including, for the avoidance of doubt, any permitted successor or assign thereof) to Parent or any Subsidiary or Affiliate thereof as security for obligations to such Debt Financing Source in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof; provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder and no such assignment is reasonably expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

Section 9.06 Governing Law. This Agreement and all disputes, claims, causes of action or controversies based on, arising out of or relating to this Agreement (including the negotiations thereof) or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of such State or any other jurisdiction.

Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if (and only if) that court does not have subject matter jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if (and only if) such court lacks subject matter jurisdiction over a particular matter, then in the Superior Court of Delaware, New Castle County, or if (and only if) such court lacks subject matter jurisdiction, a Delaware State Court of competent jurisdiction sitting in New Castle County (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law and that nothing contained herein shall be deemed to affect the right of any party hereto to proceed against any other partes hereto in any other jurisdiction to enforce judgments obtained in any Transaction Litigation brought pursuant to Section 6.13.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES HERETO (OR THE DEBT FINANCING SOURCES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES) ARISING OUT OF OR RELATED TO THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND WITH RESPECT TO THE DEBT FINANCING SOURCES, THEIR AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES).

Section 9.09 Specific Performance.

(a) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.06 (including the right of a party hereto to cause the other party hereto to consummate the Merger), without proof of damages or otherwise, prior to the termination of this Agreement in accordance with Section 8.01, this being in addition to any other remedy at law or in equity, and (ii) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity; provided that under no circumstances will the Company, directly or indirectly, be entitled to receive both a grant of injunction, specific performance or other equitable remedy to consummate the Closing, on the one hand, and payment of the Parent Termination Fee (together with any related costs, expenses and interest payable pursuant to Section 9.04(h)), on the other hand. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.09 shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security. Notwithstanding the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company will be entitled to an injunction, specific enforcement and other equitable relief requiring Parent or Merger Sub to consummate the Merger on the terms and conditions in this Agreement if, and only if, (A) all conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) have been satisfied or waived, (B) the Debt Financing has been funded or will be funded at the Closing, (C) the Company has irrevocably confirmed in a written notice to Parent that (1) all conditions set forth in Section 7.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it has irrevocably waived any unsatisfied conditions set forth in Section 7.03 and (2) it is ready, willing and able to close the Merger if the Debt Financing is funded at the Closing, and (D) Parent and Merger Sub fail to complete the Closing in accordance with the terms of this Agreement by the earlier of three Business Days of receiving the notice contemplated by clause (C) of this sentence and the End Date. For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies against any Debt Financing Source.

(b) Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way the remedies of the parties under the Confidentiality Agreement or the Company’s third-party beneficiary rights under the Equity Financing Letter or the Guarantee.

Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.10 with respect thereto. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent permitted by Applicable Law.

Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and due, prompt and full payment by Merger Sub and discharge by and compliance with each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach, noncompliance or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

Section 9.12 Entire Agreement; No Reliance; Access to Information.

(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule, the Support Agreements, the Equity Financing Letter and the Guarantee constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(b) Parent and Merger Sub agree that, except for the representations and warranties contained in Article 4 of this Agreement or the certificate delivered pursuant to Section 7.02(c), neither the Company nor any other Person on behalf of the Company makes any other representations or warranties and hereby expressly disclaims any such other representations or warranties made by itself or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties to this Agreement or disclosure to Parent or Merger Sub or any of their respective Representatives or Affiliates of any documentation or other information by the Company or any of its Subsidiaries, each of Parent and Merger Sub agrees that neither the Company, its Subsidiaries nor any other Person on behalf of the Company or any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in Article 4 of this Agreement.

(c) Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and received answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in Article 4 of this Agreement. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and, for the avoidance of doubt, that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

(d) The Company agrees that, except for the representations and warranties contained in Article 5 of this Agreement, neither Parent nor Merger Sub makes any other representations or warranties and each of Parent and Merger Sub hereby disclaim any other representations or warranties made by themselves or any of their respective Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing.

Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.14 Company Disclosure Schedule. The Company Disclosure Schedule is hereby incorporated and made a part hereof and is an integral part of this Agreement. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates on its face or to which there is an explicit cross-reference to such information, item or matter, in each case, as though fully set forth in such other Section. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement and, except as otherwise expressly set forth in any Section or subsection of the Company Disclosure Schedule, in no event will the listing or disclosure of any information or document in any such Section or subsection of the Company Disclosure Schedule, or in the documents referred to or incorporated by reference in any Section or subsection of the Company Disclosure Schedule, constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company or its Subsidiaries not expressly set out in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would have a Company Material Adverse Effect and any references to dollar amounts, will not be deemed to be an acknowledgement or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise, (b) shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third party rights (including any Intellectual Property), any Contract or agreement or any Applicable Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement and (c) shall not represent a determination that the transactions contemplated by this Agreement require the consent of any third party. Any description of any agreement, document, instrument, plan, arrangement or other item set forth on any Section or Subsection of the Company Disclosure Schedule is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item.

Section 9.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or the other transactions documents contemplated hereby (the “Transaction Documents”), the parties agree and acknowledge that this Agreement and the Transaction Documents may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith or therewith may only be made against the entities that are expressly named as parties hereto or thereto (or their permitted assigns), as applicable, and (other than to the extent a party hereto) no Parent Related Parties (other than Kinderhook Industries, LLC under the Confidentiality Agreement, the Equity Investor under the Equity Financing Letter or the Guarantee) or Company Related Parties shall have any liability for any obligations or liabilities to the parties to this Agreement or the Transaction Documents or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws), based on, arising out of or relating to this Agreement or the Transaction Documents, or the negotiation, execution or performance of this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or the Transaction Documents or any oral representation made or alleged to be made in connection herewith. To the maximum extent permitted by Applicable Law, each party hereby waives and releases all such claims, obligations, liabilities, causes of action or proceedings against any Parent Related Parties (other than those Parent Related Parties that are parties hereto) and Company Related Parties, as applicable. Without limiting the foregoing, no claim will be brought or maintained by any party hereto or any party to any of the Transaction Documents or any of their respective Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any of the Parent Related Parties or Company Related Parties, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement or the Transaction Documents, except to the extent such Person is a party to such agreement. Notwithstanding anything to the contrary, nothing in this Section 9.16 shall prohibit the Company from pursuing any available remedy (a) against Kinderhook Industries, LLC or any such applicable controlled Affiliate of Kinderhook Industries, LLC in respect of any breach or violation of the Confidentiality Agreement (solely with respect to Kinderhook Industries, LLC), or (b) against the Equity Investor under the Equity Financing Letter or the Guarantee (including, for the avoidance of doubt, exercising its third-party beneficiary rights therein in accordance with the terms and conditions thereof).

Section 9.17 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its equityholder, controlled Affiliates and its Subsidiaries, hereby (a) agree that any suit, action, audits, investigations, examinations, inquiries or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such suit, action, audits, investigations, examinations, inquiries or proceeding to the exclusive jurisdiction of such court, (b) agree that any such suit, action, audits, investigations, examinations, inquiries or proceeding shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agree, subject to clause (h) below, not to bring or support any suits, claims, charges, actions, audits, investigations, examinations or inquiries of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agree that service of process upon the Company, its Subsidiaries and their respective Affiliates in any such suit, action or proceeding shall be effective if notice is given by mail or courier in accordance with Section 9.01, (e) irrevocably waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action, audits, investigations, examinations, inquiries or proceeding in any such court, (f) knowingly, intentionally and voluntarily waive to the fullest extent permitted by Applicable Law trial by jury in any suit, action, audits, investigations, examinations, inquiries or proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agree that none of the Debt Financing Sources will have any liability to the Company, its Subsidiaries or their respective equityholders, controlled Affiliates or Representative relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, in each case, other than with respect to the Debt Documents to the extent the Closing has occurred, (h) (A) waive any and all rights or claims against the Debt Financing Sources in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, and (B) agree not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Source in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (i) agree that the Debt Financing Sources are express third-party beneficiaries of, and may rely upon and enforce, this Section 9.17, Section 9.04, the last sentence of Section 9.05, Section 9.09(a) and any of the provisions in this Agreement reflecting the foregoing agreements in this Section 9.17, and (j) agree that the provisions in this Section 9.17, Section 9.04, the last sentence of Section 9.05, Section 9.09(a) and the definition of “Debt Financing Sources” (and any other provisions of this Agreement to the extent a modification thereof would adversely modify the substance of any of the foregoing as it affects the Debt Financing Sources) shall not be amended, waived or otherwise modified, in each case, in any way that is adverse to the Debt Financing Sources without the prior written consent of Debt Financing Sources. Notwithstanding anything to the contrary herein, nothing in this Agreement shall impact the rights of Parent, Merger Sub and their respective Affiliates, or the obligations of the Debt Financing Sources, under the Debt Commitment Letter or any definitive financing documentation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENHABIT, INC.

By:	/s/ Barbara A. Jacobsmeyer

Name:	Barbara A. Jacobsmeyer
Title:	President & Chief Executive Officer

ANCHOR PARENT, LLC

By:	/s/ Christian P. Michalik

Name:	Christian P. Michalik
Title:	President

ANCHOR MERGER SUB, INC.

By:	/s/ Christian P. Michalik

Name:	Christian P. Michalik
Title:	President

EXHIBIT A

Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENHABIT, INC.

ARTICLE I

NAME

The name of the corporation is Enhabit, Inc. (hereinafter called the “Corporation”).

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”). The Corporation shall have perpetual existence.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the state of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

The total number of shares which the Corporation shall have the authority to issue is One Hundred (100) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.

ARTICLE V

LIMITATION OF DIRECTOR LIABILITY

No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this Article V shall not eliminate the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VI

BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall, by unanimous consent, have the power to adopt, amend, alter or repeal the By-Laws. The By-Laws may also be adopted, amended, altered or repealed by the stockholders of the Corporation.

ARTICLE VII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL.

ARTICLE VIII

STATE TAKEOVER STATUTES

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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EXHIBIT B

Form of Bylaws of Surviving Corporation

AMENDED AND RESTATED

BYLAWS

OF

ENHABIT, INC.

A Delaware Corporation

___, 2026

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the corporation in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington Delaware 19808, in the County of New Castle. The name of the corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

Section 1.2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the board of directors or as set by the chief executive officer of the corporation.

Section 2.2 Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the board of directors or the chief executive officer and shall be called by the chief executive officer upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of any series or class of the corporation’s capital stock.

Section 2.3 Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

Section 2.4 Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.5 Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Quorum. Except as otherwise provided by applicable law or by the Certificate of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article, until a quorum shall be present or represented.

Section 2.7 Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.9 Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 2.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.11 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

Section 3.2 Number, Election and Term of Office. The number of directors which shall constitute the board as of the effective date of these bylaws shall be no less than one. Thereafter, the number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.3 Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s Certificate of Incorporation, the provisions of this section shall apply, in respect to the removal without cause or a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

Section 3.4 Vacancies. Except as otherwise provided by the Certificate of Incorporation of the corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the corporation’s outstanding stock entitled to vote thereon or by a majority of the members of the board of directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 3.5 Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 3.6 Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chief executive officer or president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the chief executive officer must call a special meeting on the written request of at least a majority of the directors.

Section 3.7 Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office (without regard to any then vacancies on the board) shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these bylaws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.9 Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 3.10 Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 3.11 Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 3.12 Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all the then members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 4.1 Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 4.3 Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4 Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 4.5 Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 4.6 The Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board, may be an officer of the corporation, and, if present, shall preside at each meeting of the board of directors or stockholders. He shall advise the chief executive officer, and in the chief executive officer’s absence, other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

Section 4.7 The Chief Executive Officer. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the chief executive officer shall preside at all meetings of the stockholders and board of directors at which he or she is present; subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these bylaws.

Section 4.8 President; Vice Presidents. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all of the restrictions of the chief executive officer. The president shall also perform such other duties and have such other powers as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe. The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these bylaws may, from time to time, prescribe.

Section 4.9 The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, or secretary may, from time to time, prescribe.

Section 4.10 The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these bylaws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or treasurer may, from time to time, prescribe.

Section 4.11 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, which officers may include officers of any division of the corporation, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 4.12 Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 5.1 Indemnification. The corporation shall, to the full extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or of a constituent corporation absorbed by the corporation in a consolidation or merger or is or was serving at the request of the corporation or such constituent corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be a party to:

(a) any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding, or

(b) any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding.

Any indemnification by the corporation pursuant hereto shall be made only in the manner and to the extent authorized by applicable law and the Certificate of Incorporation, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 5.2 Indemnification Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under applicable law..

Section 5.3 Advancement of Expenses. The corporation may, to the extent authorized from time to time by the board of directors or the chief executive officer, grant rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the corporation to the fullest extent permitted by applicable law.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the chief executive officer, the president, a vice-president, the secretary or an assistant secretary of the corporation certifying the number of shares owned by such holder in the corporation, provided that the board of directors may authorize by written consent that certain stock or class of stock be uncertificated. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 6.2 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6.4 Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 6.5 Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6.6 Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.2 Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 7.3 Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.4 Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 7.5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 7.6 Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.7 Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.8 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 7.9 Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.10 Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

Annex B

EXHIBIT C

Form of Support Agreement

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February [●], 2026, is by and among Anchor Parent, LLC, a Delaware limited liability company (“Parent”), Anchor Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder”).

WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock of Enhabit, Inc., a Delaware corporation (the “Company”), in each case, as set forth opposite on the Stockholder ’s signature page hereto;

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended, supplemented or otherwise modified from time to time (the “ Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. The Stockholder (in solely the Stockholder’s capacity as a record and beneficial owner of Equity Interests) hereby represents and warrants to Parent and Merger Sub as follows:

(a)

As of the time of execution of this Agreement, such Stockholder (i) is the record and beneficial owner of the shares of Company Common Stock (together with any shares of Company Common Stock or other Company Equity Awards, which such Stockholder may acquire at any time in the future during the term of this Agreement, the “Stockholder Securities”) set forth opposite the Stockholder’s signature page hereto, and (ii) except as set forth on the Stockholder’s signature page to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock, Company Equity Awards or any option, warrant, call, proxy, commitment, right or other Company Securities convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”).

(b)	The Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c)

This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(d)

Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay the Stockholder’s performance of his, her or its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by the Stockholder of the transactions contemplated hereby will not (i) to the knowledge of the Stockholder, cause a violation (excluding de minimis violations as would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder or any of his, her or its obligations under this Agreement and the Merger Agreement), or a default, by the Stockholder of any applicable legal requirement or decree, order or judgment applicable to the Stockholder, or to which the Stockholder is subject, (ii) conflict with, result in a breach of, or constitute a default on the part of the Stockholder under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or his, her or its assets are bound, other than as required under the Exchange Act, and except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder or any of his, her or its obligations under this Agreement and the Merger Agreement, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each such case as would not prevent or materially delay such Stockholder’s performance of his, her or its obligations under this Agreement.

(e)

The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by the Stockholder are now, and, subject to Section 3(b), at all times prior to the Termination Date will be, held by the Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, encumbrances, subscriptions, options, warrants, calls, proxies, commitments, restrictions and contracts of any kind, except for any such Liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any Liens or encumbrances that would not impair the Stockholder’s ability to perform his, her or its obligations hereunder (collectively, “Permitted Encumbrances”).

(f)

Subject only to community property laws, the Stockholder has full voting power, with respect to his, her or its shares of Company Common Stock and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his, her or its shares of Company Common Stock held in the name of the Stockholder. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(g)

As of the time of execution of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened in writing against the Stockholder at law or equity before or by any Governmental Authority that would reasonably be expected to impair or materially delay the performance by the Stockholder of his, her or its obligations under this Agreement or otherwise adversely impact the Stockholder’s ability to perform his, her or its obligations hereunder.

(h)

The Stockholder has received and reviewed a copy of the Merger Agreement and the Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(i)

No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Stockholder as follows:

(a)

Each of Parent and Merger Sub is a an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub have the limited liability company or corporate power and authority, as the case may be, to execute and deliver and perform their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)

This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties thereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c)

Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, will not: (i) cause a violation, or a default, by Parent or Merger Sub of any applicable legal requirement or decree, order or judgment applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub or any of their obligations under this Agreement and the Merger Agreement. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), any “anti-takeover” laws, the DGCL, in connection with the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.

SECTION 3. Transfer of the Shares; Other Actions.

(a)	Prior to the Termination Date (as defined below), except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, the Stockholder shall not, and, if applicable, shall cause each of its Subsidiaries not to: (i) transfer, assign, sell, gift, offer, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or encumbrance (other than Permitted Encumbrances) on or enter into any agreement with respect to any of the foregoing (“Transfer”), any or all of Stockholder’s Equity Interests in the Company, including any Stockholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of Stockholder under this Agreement with respect to Stockholder’s Equity Interests; (iv) deposit any of Stockholder’s Equity Interests, including the Stockholder Securities, into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Equity Interests, including the Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement with respect to Stockholder’s Equity Interests; or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

(b)

Notwithstanding the foregoing, the Stockholder may make (i) Transfers of Equity Interests by will or by operation of law or other transfers for estate planning purposes, (ii) with respect to such Stockholder’s Company Options which expire on or prior to the termination of the Merger Agreement or a result of the consummation of the Merger, transfers or cancellations of the underlying shares of Company Common Stock to the Company (x) in payment of the exercise price of such Stockholder’s Company Options and (y) in order to satisfy taxes applicable to the exercise of such Stockholder’s Company Options (it being agreed that nothing in this Agreement shall restrict the Stockholder from exercising such Company Options), (iii) with respect to such Stockholder’s Company RSUs, Company RSAs or Company PSUs, transfers or cancellations of the underlying shares of Company Common Stock to the Company for the net settlement of such Company RSUs, Company RSAs or Company PSUs in order to satisfy any tax withholding obligation, (iv) transfers of shares to any controlled Affiliate of the Stockholder, (v) transfers of shares to any charitable entities or institutions, (vi) [transfers of shares pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as amended, established prior to a date hereof][1], and (vii) other transfers of shares as Parent may otherwise agree in writing in its sole discretion, so long as, in the case of the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi), any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer.

(c)	Stockholder agrees that it/he/she will not exercise any dissenter’s rights available to Stockholder with respect to the Merger pursuant to Section 262 of the DGCL.

SECTION 4. Voting of Shares.

(a)

Prior to the Termination Date, and without in any way limiting Stockholder’s right to vote his, her or its shares of Company Common Stock in his, her or its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, at every annual, special or other meeting of the Company’s Stockholders called, and at every adjournment or postponement thereof, Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, (i) appear (in person or by proxy) at each such meeting or

[1]	Note to Draft: Language to be included for Julie Jolley.

otherwise cause all of Stockholder’s shares of Company Common Stock entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, all shares of Company Common Stock beneficially owned by Stockholder and entitled to vote (the “Vote Shares”) (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) any non-binding advisory vote on “golden parachute” executive compensation arrangements, and/or (B) against (x) any action or agreement which would reasonably be expected to impede, materially delay or adversely affect the consummation of the Merger or result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws), and (y) any Acquisition Proposal.

(b)

Notwithstanding the foregoing, the Stockholder shall retain at all times the right to vote the shares of Company Common Stock held by it in his, her or its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to the Company’s Stockholders.

(c)

The obligations set forth in this Section 4 shall apply to the Stockholder unless and until the Termination Date shall have occurred, at which time such obligations shall terminate and be of no further force or effect ab initio.

SECTION 5. Conditional Irrevocable Proxy. Solely with respect to the matters described in Section 4, for so long as this Agreement has not been validly terminated in accordance with its terms, and in order to secure the obligations of the Stockholder to vote their shares of Company Common Stock in accordance with the provisions of Section 4 hereof, the Stockholder hereby irrevocably appoints Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of the Stockholder’s voting rights with respect to all of his, her or its shares of Company Common Stock (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all of his, her or its shares of Company Common Stock solely on the matters described in Section 4 and in accordance therewith if, and only if, the Stockholder fails to comply with the provisions of Section 4. The Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with its terms; provided, that Parent may terminate this proxy at any time in its sole discretion by written notice provided to the Stockholder. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 5.

SECTION 6. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a holder of the Stockholder Securities and/or other Equity Interests in the Company and not in such Stockholder’s or any partner, officer, employee or Affiliate of Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s or any partner, officer, employee or Affiliate of such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder or any partner, officer, employee or Affiliate of Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

SECTION 8. Termination.

(a)

This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any change to the terms of the Merger without the prior written consent of the Stockholder that (A) reduces the Per Share Amount or any consideration otherwise payable with respect to the shares of Company Common Stock beneficially owned by the Stockholder (subject to adjustments in compliance with Section 2.07 of the Merger Agreement) or (B) changes to the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Company Common Stock beneficially owned by the Stockholder; or

(iv) the mutual written consent of Parent and the Stockholder.

(b)

Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party from liability from any willful and material breach of this Agreement prior to such termination; provided, further, that in the event the Effective Time shall have occurred, the Stockholder shall not have any liability or other obligation hereunder whatsoever, including with respect to any willful and material breach of this Agreement occurring prior thereto (other than any breach of Stockholder’s covenant in Section 3(c)).

(c)	Sections 8(b), 9 and 12 hereof shall survive the termination of this Agreement.

SECTION 9. Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses (including any transfer, stamp and documentary Taxes or fees, if any) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs or expenses.

SECTION 10. Public Announcements. Parent, Merger Sub and the Stockholder (in his, her or its capacity as a Stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent. The Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of his, her or its identity and holding of the Stockholder Securities and the nature of his, her or its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority; provided, that, Parent shall provide Stockholder and his, her or its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments, and (ii) agrees promptly to give to Parent, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents. Parent consents to and authorizes the publication and disclosure by the Stockholder of the nature of his, her or its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by any Stockholder in connection with the Merger. Nothing set forth herein shall limit any disclosure by any Stockholder to his, her or its or its Affiliates’ general or limited partners on a confidential basis.

SECTION 11. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Stockholder Securities or (b) that the Stockholder shall become the beneficial owner of any additional shares of Stockholder Securities, then the terms of this Agreement shall apply to the shares of Stockholder Securities held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

SECTION 12. No Solicitation. Except to the extent that the Company is permitted under the terms of the Merger Agreement to take any of the following actions (in which case the Stockholder may take such actions on behalf of the Company), and subject to Section 6 of this Agreement with regard to actions or omissions by a Stockholder who is a director and/or officer of the Company or any of its Subsidiaries in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries, the Stockholder, solely in his, her or its capacity as a stockholder of the Company, shall use his, her or its reasonable best efforts not to, directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal (it being agreed that supplying non-public information in the ordinary course of business shall not be prohibited), (B) engage in, continue or otherwise participate in any discussions, solicitations or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal or (C) enter into or agree to enter into any letter of intent, merger agreement, acquisition agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement pursuant to Section 6.02 of the Merger Agreement) with respect to an Acquisition Proposal or enter into or agree to enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement.

SECTION 13. Miscellaneous.

(a)

Notices. Any notices, request, claims, demands or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, or sent if delivered in person or sent by facsimile transmission (provided that confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided that no transmission error is received), to Parent in accordance with Section 9.01 of the Merger Agreement and to the Stockholder at his, her or its address set forth on the Stockholder’s signature page hereto (or at such other address for a party as shall be specified by like notice).

(b)	Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)

Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

(d)

Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

(e)

Governing Law. This Agreement and all disputes, claims, causes of action or controversies based on, arising out of or relating to this Agreement (including the negotiations thereof) or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of such State or any other jurisdiction.

(f)

Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if (and only if) that court does not have subject matter jurisdiction over a particular matter, then in the United States District Court for the District of Delaware, or if (and only if) such court lacks subject matter jurisdiction over a particular matter, then in the Superior Court of Delaware, New Castle County, or if (and only if) such court lacks subject matter jurisdiction, a Delaware State Court of competent jurisdiction sitting in New Castle County (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 13(a) or in any other manner permitted by law.

(g)

Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES HERETO (OR THE DEBT FINANCING SOURCES, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES) ARISING OUT OF OR RELATED TO THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)

Assignment, Beneficiaries. Neither this Agreement nor any interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder and no such assignment is reasonably expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

(i)

Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 13(i) with respect thereto. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent permitted by Applicable Law.

(j)

Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 13(f), without proof of damages or otherwise, prior to the termination of this Agreement this being in addition to any other remedy at law or in equity, and (ii) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Stockholder, Parent nor Merger Sub would have entered into this Agreement. Each of the parties hereto agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13(j) shall not be required to provide any bond or other security in connection with any such order or injunction and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or other security.

(k)

Amendment. Subject to compliance with Applicable Law and NYSE’s rules and regulations, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Parent agrees not to amend or waive any provision of any Voting and Support Agreement being entered into between Parent and any other stockholder in any manner that is more favorable to such other stockholder than any similar provision in this Agreement is with respect to the Stockholder unless Parent shall provide the Stockholder with a right to have this Agreement amended and/or any provision hereof waived to the same extent and in the same manner as such other stockholder.

(l)	Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(m)

No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the parties agree and acknowledge that this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith may only be made against the entities that are expressly named as parties hereto (or their permitted assigns), as applicable, and (other than to the extent a party hereto) no Parent Related Parties shall have any liability for any obligations or liabilities to the parties to this Agreement or for any claim (whether in tort, contract or otherwise, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws), based on, arising out of or relating to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby and thereby or any breach (whether willful, intentional, unintentional or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith. To the maximum extent permitted by Applicable Law, each party hereby waives and releases all such claims, obligations, liabilities, causes of action or proceedings against any Parent Related Parties (other than those Parent Related Parties that are parties hereto). Without limiting the foregoing, no claim will be brought or maintained by any party hereto or any of their respective Affiliates or any of their respective successors or permitted assigns against, and no Person shall seek to recover monetary damages from, any of the Parent Related Parties, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any party hereto set forth or contained in this Agreement, except to the extent such Person is a party to this Agreement. The forgoing does not constitute a waiver or release of any other rights or claims that the Stockholder may have under any other agreement with any party hereto or any Parent Released Parties or the Company or its Subsidiaries.

(n)

No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(o)

No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(p)

No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

ANCHOR PARENT, LLC

By:
Name: Christian P. Michalik
Title: President

ANCHOR MERGER SUB, INC.

By:
Name: Christian P. Michalik
Title: President

Signature Page to Voting and Support Agreement

[STOCKHOLDER]

By:
Name: [●]
Title: [●]

Notice Details:

Address Line 1:

Address Line 2:

Email:

Stockholder Securities:

Company Common Stock:

Company RSUs:

Company RSAs:

Company PSUs:

Company Options:

Signature Page to Voting and Support Agreement

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

February 22, 2026

Board of Directors

Enhabit, Inc.

6688 N. Central Expressway, Suite 1300

Dallas, Texas 75206

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Anchor Parent, LLC (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Enhabit, Inc. (the “Company”) of the $13.80 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 22, 2026 (the “Agreement”), by and among Parent, Anchor Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Kinderhook Industries, LLC, a significant shareholder of Parent (“Kinderhook Industries”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation. Goldman Sachs & Co. LLC and/or its affiliates may in the future provide financial advisory and/or underwriting services to the Company, Parent, Kinderhook Industries and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also have invested in equity interests of funds managed by affiliates of Kinderhook Industries. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Kinderhook Industries and/or its affiliates or funds managed thereby in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2024; the Company’s Registration Statement on Form 10, including the information statement contained therein,

Board of Directors

Enhabit, Inc.

February 22, 2026

Page Two

initially filed on May 25, 2022 relating to the distribution by Encompass Health Corporation (“Encompass”) of all of the Shares, to Encompass stockholders; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company, prepared by the management of the Company and approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the home health and hospice industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, including a non-binding indication of interest for a transaction proposed by a third party that may have resulted in a higher price per Share in cash than in the Transaction, which indication of interest you have advised us you have determined not to pursue as a result of, among other things, risks, uncertainties and other considerations concerning such proposed transaction; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $13.80 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $13.80 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and

Board of Directors

Enhabit, Inc.

February 22, 2026

Page Three

we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $13.80 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Enhabit, Inc. Special Meeting of Stockholders For Stockholders of record as of April 13, 2026 Tuesday, May 12, 2026 8:00 AM, Central Time Special Meeting to be held live via the Internet, please visit www.proxydocs.com/EHAB for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:59 PM, Central Time, May 11, 2026. Internet: • www.proxypush.com/EHAB • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-569-2003 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/EHAB This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Barbara A. Jacobsmeyer and Dylan C. Black (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Enhabit, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters discretion as on may such be other properly matters brought as may before properly the meeting come before or any the adjournment meeting and thereof, revoking conferring any proxy authority heretofore upon such given. true and lawful attorneys to vote in their THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their postponement discretion, thereof. the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Enhabit, Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: PROPOSALS 1, 2, AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. Adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the FOR “Merger Agreement”), dated as of February 22, 2026, by and among Enhabit, Inc. (“Enhabit”), Anchor Parent, LLC, a Delaware limited liability company (“Parent”), and Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Enhabit, with Enhabit surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). 2. Approval, on a non-binding, advisory basis, certain compensation that may be paid or become FOR payable to Enhabit’s named executive officers that is based on or otherwise relates to the Merger. 3. Approval of the adjournment or postponement of the Special Meeting to a later date or dates, FOR if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/EHAB Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date